As filed with the U.S. Securities and Exchange Commission on July 28, 2004

                                                    REGISTRATION NO.  333-115928

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                      _____________________________________


                                  FORM SB-2/A
                                (AMENDMENT NO. 1)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _____________________________________

                               SEQUIAM CORPORATION
                  (Name of small business issuer in its charter)

          CALIFORNIA                      73723                  33-0875030
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                    300 SUNPORT LANE, ORLANDO, FLORIDA  32809
                                 (407) 541-0773

              (Address and telephone number of principal executive
                                    offices)
                      _____________________________________
                    300 SUNPORT LANE, ORLANDO, FLORIDA  32809
                                 (407) 541-0773

               (Address of principal place of business or intended
                          principal place of business)
                      _____________________________________
                            NICHOLAS H. VANDENBREKEL
                             CHIEF EXECUTIVE OFFICER
                    300 SUNPORT LANE, ORLANDO, FLORIDA, 32809
                                 (407) 541-0773

                (Name, address and telephone number of agent for
                                    service)
                      _____________________________________

                                    Copy to:
                            RANDOLPH H. FIELDS, ESQ.
                             GREENBERG TRAURIG, P.A.
                             450 SOUTH ORANGE AVENUE
                             ORLANDO, FLORIDA 32801
                    TEL: (407) 420-1000; FAX: (407) 420-5909
                      _____________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                        ______________________________________
                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
  TITLE OF EACH CLASS OF     AMOUNT BEING REGISTERED        PROPOSED MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO BE REGISTERED            (1)(2)           OFFERING PRICE PER SHARE   AGGREGATE OFFERING   REGISTRATION
                                                                                          PRICE              FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share       4,000,000 shares(3)  $                  0.66(3)  $         2,640,000  $      334.49
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share         222,222 shares(4)  $                  0.83(4)  $        184,444.26  $       23.37
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share         222,222 shares(4)  $                  0.99(4)  $        219,999.78  $       27.87
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.001 per share         222,222 shares(4)  $                  1.16(4)  $        257,777.52  $       32.66
---------------------------------------------------------------------------------------------------------------------
      Total                         4,666,666 shares                               $      3,302,221.40  $      418.39
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Includes all the shares of our common stock that we estimate are issuable upon conversion of an outstanding secured convertible term note and the exercise of the common stock purchase warrant by the selling stockholder. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the outstanding secured convertible term note and upon exercise of the common stock purchase warrant. As a result, 4,666,666 shares of common stock is the maximum number of shares that the selling stockholder may sell pursuant to this prospectus. The selling stockholder may not rely upon Rule 416 to sell more than 4,666,666 shares pursuant to this prospectus.

(3) Issuable upon conversion of an outstanding secured convertible term note at a conversion price of $0.66 per share. Includes 969,697 shares which may be issuable on account of interest and any possible penalties or anti-dilution adjustment. This prospectus is not available for the resale of shares received in payment of interest pursuant to the selling stockholder's voluntary election to convert any portion of the outstanding secured convertible term note.

(4) Issuable upon exercise of an outstanding common stock purchase warrant which is exercisable into (a) 222,222 shares at $0.83 per share; (b) 222,222 shares at $0.99 per share; and (c) 222,222 shares at $1.16 per share.


                     ______________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED JULY 28, 2004


                               SEQUIAM CORPORATION

                        4,666,666 SHARES OF COMMON STOCK
                     ______________________________________

         TO BE OFFERED BY THE HOLDER OF A SECURED CONVERTIBLE TERM NOTE
                      AND COMMON STOCK PURCHASE WARRANT OF
                               SEQUIAM CORPORATION
                     ______________________________________

     This prospectus relates to the sale of up to 4,666,666 shares of our common stock by the selling stockholder listed in this prospectus. The shares offered by this prospectus include 3,030,303 shares of our common stock issuable upon conversion of an outstanding secured convertible term note, 969,697 shares of our common stock issuable on account of interest and any possible penalties or anti-dilution adjustment relating to the term note and up to 666,666 shares of our common stock issuable upon exercise of an outstanding common stock purchase warrant. This prospectus is not available for the resale of shares received in payment of interest pursuant to the selling stockholder's voluntary election to convert any portion of the outstanding secured convertible term note.These shares may be sold by the selling stockholder from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

     Pursuant to registration rights granted to the selling stockholder, we are obligated to register the shares which may be acquired upon conversion of a secured convertible term note and exercise of a common stock purchase warrant by the selling stockholder. We will receive none of the proceeds from the sale of the shares by the selling stockholder, except upon exercise of the common stock purchase warrant. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholder will be borne by it.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "SQUM.OB." The high and low bid prices for shares of our common stock on July 19, 2004, were $0.30 and $0.30, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

     Any broker-dealer executing sell orders on behalf of the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.
                       ___________________________________

                THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
 PLEASE CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 4.
                       ___________________________________

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                           _______________________________

                   THE DATE OF THIS PROSPECTUS IS JULY 28, 2004

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE OFFERS AND SALES WOULD BE UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS COMPLETE AND ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES OF COMMON STOCK.
                      _____________________________________


                                   TABLE OF CONTENTS
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . .    10
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . .    10
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER . . . . . . . . . . . . . . .    11
MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS. . . . . . . . . . . . . . . . . . . . . . .    12
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
STOCK OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
ORGANIZATION WITHIN LAST FIVE YEARS . . . . . . . . . . . . . . . . . . . . . . .    35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . .    35
PRINCIPAL AND SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . .    36
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING . . . . . . . . . . .    42
AND FINANCIAL DISCLOSURE
INDEX TO CONSOLIDATED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . .   F-1
Consolidated Financial Statements for the Years Ended December 31, 2003 and 2002:
    Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .   F-4
    Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . .   F-5
    Consolidated Statements of Shareholders' Deficit. . . . . . . . . . . . . . .   F-6
    Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . .   F-7
    Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . .   F-8

Consolidated Financial Statements for the Three Months Ended March 31, 2004 and
2003:
    Condensed Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . .  F-24
    Condensed Consolidated Statements of Operations . . . . . . . . . . . . . . .  F-25
    Condensed Consolidated Statements of Stockholders' Deficit. . . . . . . . . .  F-26
    Condensed Consolidated Statements of Cash Flows . . . . . . . . . . . . . . .  F-27
    Condensed Consolidated Statements of Cash Flows (Continued. . . . . . . . . .  F-28
    Notes to Condensed Consolidated Financial Statements. . . . . . . . . . . . .  F-29

                                     SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding our company and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer, collectively, to Sequiam Corporation and its subsidiaries.


FINANCIAL INFORMATION

     We have incurred net losses each year since our inception. As of March 31, 2004, we had revenues of $75,064, an accumulated deficit of $7,700,576 and total stockholders deficit of $1,820,528.

     A more detailed discussion regarding our financial condition can be found under the heading "Management's Discussion and Analysis."


OUR BUSINESS

     We are an information management, software and security technology company. Through our subsidiaries, we develop, market and support a portfolio of Internet, print enterprise-wide software products and biological identification security systems for the business, law enforcement, education and travel industries. Our operations are divided into two distinct operating segments:
(a) Safety and Security; and (b) Information Management.

     Our Safety and Security segment develops biological identification security systems. Our leading products are: (a) the BioVault(TM), an access denial device used to securely store personal firearms, jewelry and important documents by utilizing fingerprint recognition technology to control access to the contents of the access denial device; and (b) BritePrint, a light-emitting, diode-based, headband-mounted light source developed to enhance the detection of dusted latent fingerprints. We also helped develop an alternate version of the BioVault(TM) called the Q300, which we have licensed to Security Marketing Group, LLC. On May 14, 2004, we introduced a new product, the SEQUIAM-BIOLOCK, a biometric door locking technology which we hope to begin marketing in late 2004 or 2005.


     Our Information Management segment develops web-based applications for the business, education and travel industries. Our major products are: (a) Sequiam IRP (sometimes marketed as Print It, 123!), an Internet Remote Print software that enables users to print or copy documents from their computer to printers at local or other sites; (b) Sequiam IRPlicator (sometimes marketed as Scan It, 123!), an Internet Remote Print Duplicator that scans documents and transmits the scanned documents to a central print manager; (c) Book It, Rover!, a web-based application service that allows destination promotion agencies (such as a local chamber of commerce) to offer its web-site visitors to purchase hotel reservations and attraction tickets, and make transportation arrangements; and
(d) the Extended Classroom, a series of 300 internet-based educational supplement videos for grades 1-12 students and their parents.


     Our Information Management segment also provides custom software and database development, develops custom education software and, through our relationship with the World Olympians Association (which is a global organization representing Olympians and is the "Fourth Pillar" of the Olympic Community and supported by the IOC Athletes' Advisory Commission), maintains the email distribution of the "Olympian Insight," a weekly electronic publication
                           ----------------
that is sent to Olympic athletes, and "Olympian Roundup," a monthly electronic
                                       ----------------
publication that is sent to Olympic athletes.

     Our Information Management segment consists of the following subsidiaries:
(a) Sequiam Software, Inc.; (b) Sequiam Sports, Inc.; and (c) Sequiam Education, Inc. Our Safety and Security segment consists of the following subsidiaries:
(a) Sequiam Biometrics, Inc.; and (b) Fingerprint Detection Technologies, Inc.

     A more detailed discussion regarding our business can be found under the heading "Business."

CORPORATE STRUCTURE

     The following chart reflects an overview of our corporate organization (including jurisdictions of incorporation and percentage owned by the parent corporation) as of March 31, 2004.

                                                SEQUIAM CORPORATION
                                                    (CALIFORNIA)
                                                          |
         ------------------------------------------------------------------------------------------------------
         |                        |                       |                         |                         |
Sequiam Software, Inc.   Sequiam Sports, Inc.   Sequiam Biometrics, Inc.   Sequiam Education, Inc.   Fingerprint Detection
  (California 100%)         (Delaware 97%)           (Florida 100%)            (Florida 100%)          Technologies, Inc.
                                                                                                         (Florida 100%)

CORPORATE INFORMATION

     Our principal executive offices are located at 300 Sunport Lane, Orlando, Florida 32809, and our telephone number is (407) 541-0773. Our website is located at www.sequiam.com. Information on our website is not part of this prospectus.

                                  THE OFFERING

Common stock offered by the selling stockholder:

  Number of shares that may be issued upon
    conversion of outstanding secured convertible
    term note. . . . . . . . . . . . . . . . . . . . . . .  4,000,000  shares (1)
  Number of shares that may be issued upon
    exercise of outstanding common stock purchase warrant.    666,666  shares
                                                           ------------------
        Total shares offered . . . . . . . . . . . . . . .  4,666,666  shares

Common stock outstanding . . . . . . . . . . . . . . . . . 46,495,313  shares (2)

Use of proceeds. . . . . . . . . . . . . . . . . . . . . . We will receive none of the proceeds from the sale of the shares by the selling
                                                           stockholder, except upon exercise of the
                                                           common stock purchase warrant.

OTC Bulletin Board symbol. . . . . . . . . . . . . . . . . SQUM.OB

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . This securities offering involves a high degree of risk.  See
                                                           "Risk Factors" on page 4.


(1) Includes 3,030,303 shares of our common stock issuable upon conversion of an outstanding secured convertible term note and 969,697 shares of our common stock issuable on account of interest and any possible penalties or anti-dilution adjustment relating to the term note. This prospectus is not available for the resale of shares received in payment of interest pursuant to the selling stockholder's voluntary election to convert any portion of the outstanding secured convertible term note.

(2) As of July 19, 2004. Does not include shares of our common stock that are reserved for issuance pursuant to an outstanding secured convertible term note and common stock purchase warrant, and shares available for future issuance under our 2003 Employee Stock Incentive Plan and the 2003 Non-Employee Directors and Consultants Stock Plan.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED OPERATING LOSSES IN THE PAST AND MAY INCUR SIGNIFICANT OPERATING LOSSES IN THE FUTURE.

     We have incurred net losses each year since our inception. Our business has no record of profitability and it may never become profitable. As of March 31, 2004, we had an accumulated deficit of $7,700,576 and total stockholders deficit of $1,820,528. Our ability to obtain profitability on a quarterly or annual basis in the future depends in part on the rate of growth of our target markets, the acceptance of our products and services, the competitive position of our products and services, our ability to develop new products and our ability to manage expenses.

WE MAY NEED ADDITIONAL FINANCING, THE AVAILABILITY OF WHICH IS UNCERTAIN, TO IMPLEMENT OUR BUSINESS PLAN.

We may require additional financing in order to carry out our business plan. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. If we are unable to generate a sufficient amount of additional capital, our ability to implement our business plan may be adversely affected.

SINCE WE HAVE A LIMITED OPERATING HISTORY, IT MAY BE DIFFICULT FOR YOU TO ASSESS OUR BUSINESS AND FUTURE PROSPECTS.

     We did not launch our Information Management segment until 2002 or our Safety and Security segment until 2003, and most of our operating subsidiaries were formed as a result of various acquisitions with development stage companies. As a consequence, we have a limited operating history available to evaluate our business and prospects. You should consider our prospects in light of the following risks, expenses and uncertainties, particularly those that rely, in part, on the technology market:

     -    management of an expanding business in a rapidly changing market;

     -    attracting new customers and maintaining customer satisfaction;

     -    introducing new and enhanced services, products and alliances; and

     - maintaining profit margins, notwithstanding price competition or rising wholesale prices.

To address these risks we must successfully:

     - develop and extend relationships with manufacturers, distributors, alliance partners and value added resellers;

     -    implement an evolving and unproven business model; and

     -    manage growth, if any.

     We have incurred net losses and negative cash flows from operations since our inception. We do not have sufficient funds to follow through on these initiatives and may find that these initiatives are more expensive than anticipated. For the quarter ended March 31, 2004, we had an accumulated deficit of $7,700,576 and a net loss of $1,098,735. Increases in expenses would further increase our operating losses. Moreover, the timing of such expenses can contribute to fluctuations in our quarterly operating results. If we cannot generate sufficient funds to successfully manage these risks, our business will suffer. We cannot assure you that we will successfully address these risks or that our business strategy will be successful.

WE ARE DEPENDENT ON OUR INFORMATION MANAGEMENT SEGMENT'S PRODUCTS AND SERVICES, AND THE ABSENCE OF CONTINUED MARKET ACCEPTANCE OF THESE PRODUCTS OR SERVICES COULD HARM OUR BUSINESS.

     We derive a substantial portion of our revenue from a limited number of our Information Management segment's products and services. Although we believe that our Safety and Security segment will eventually provide increased revenues, we expect to derive a substantial portion of our revenue from our Information Management segment and related products and services for the remainder of 2004. We are particularly dependent on our custom software, web development, web hosting services and consulting services. These services constituted a substantial portion of our total revenue in 2003 and the first quarter of 2004. Continued market acceptance of these products and services is critical to our future success.

OUR BRAND MAY NOT ATTAIN SUFFICIENT RECOGNITION.

     We believe that establishing, maintaining and enhancing our brand is a critical aspect of our efforts to develop and expand our operations. The number of Internet service providers and software developers that offer competing services, many of which already have well-established brands, increases the importance of establishing and maintaining brand name recognition. To attract and retain customers, and to promote and maintain our operations in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining a strong brand loyalty among customers. This will require significant expenditures on advertising and marketing. If we incur excessive expenses in an attempt to promote and maintain our products and services, our business prospects, operating results and financial condition would be materially and adversely affected. For example, although we have expended considerable time and energy in developing a relationship with the National Rifle Association to market and advertise the BioVault(TM), to date, we have not derived significant revenue from this relationship nor can we assure that we ever will.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

      Our future results will depend in part on our success in implementing our acquisition strategy. This strategy is limited to effecting acquisitions of companies with complementary technology and supplier relationships. Our ability to implement this strategy will be dependent on our ability to identify, consummate and successfully assimilate acquisitions on economically favorable terms. In addition, acquisitions involve a number of special risks that could adversely effect our operating results, including the diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities, legal, accounting and other expenses associated with any acquisition, some or all of which could increase our operating costs, reduce our revenues and cause a material adverse effect on our business, financial condition and results of operations.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET AND COMPETE WITH COMPANIES THAT HAVE SIGNIFICANTLY LARGER OPERATIONS AND GREATER FINANCIAL RESOURCES; WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST SUCH COMPANIES, WHICH COULD RESULT IN ADDITIONAL LOSSES.

     We are subject to extensive competition from numerous competitors. We cannot assure you that we will be able to compete successfully or that competitive pressures will not damage our business.
Our competition includes:

     -    internet service providers and developers;

     - educational technology companies such as Riverdeep, Brainpop, Testbuddy and Esylvan; and

     -    biometric companies such as 9g Products.

     Many of our competitors are larger and have substantially greater financial, distribution and marketing resources. If we cannot compete successfully against such competitors, it will impair our ability to maintain our market position.

     For example, the biometric technology industry is highly competitive and rapidly changing. Many companies are currently exploiting the benefits of fingerprint recognition technologies. As a result, competing biometric technology companies could develop products substantially similar or superior to the BioVault(TM), BritePrint or SEQUIAM-BIOLOCK. In addition, our Safety and Security segment could be adversely affected if other forms of biometric identification technologies (such as retinal, iris or face recognition) are utilized to develop superior products.

WE RELY ON THE SERVICES OF OUR KEY PERSONNEL, AND IF WE ARE UNABLE TO RETAIN OUR CURRENT PERSONNEL AND HIRE ADDITIONAL PERSONNEL, OUR ABILITY TO DEVELOP AND SUCCESSFULLY MARKET OUR PRODUCTS AND SERVICES COULD BE HARMED.

      We rely upon the continued service and performance of a relatively small number of key technical and senior management personnel. If we lose any of our key technical or senior management personnel, or are unable to fill key positions, our business could be harmed. As a result, our future success depends on our retention of key employees, such as Nicholas H. VandenBrekel, our Chief Executive Officer, Mark L. Mroczkowski, our Chief Financial Officer, and Alan McGinn, our Chief Technology Officer. We rely on these individuals for the management of our company, development of our business strategy and management of our strategic relationships. Any of these employees could leave our company with little or no prior notice. We do not have "key person" life insurance policies covering any of our employees. Additionally, there is a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of biometric devices using fingerprint recognition technology, and we may face challenges hiring and retaining these types of employees.

OUR ABILITY TO COMPETE WILL BE HARMED IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY.

      We rely primarily on a combination of trademark, trade secret and copyright law and contractual restrictions to protect our intellectual property. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain, copy or use information that we regard as proprietary, such as product design and manufacturing process expertise. As of the date of this prospectus, all three of our pending patent applications were denied by the United States Patent and Trademark Office. Although we plan to resubmit all three of these patent applications, they still may not result in issued patents or may not be sufficiently broad to protect our proprietary technologies. Moreover, policing any unauthorized use of our products is difficult and costly, and we cannot be certain that the measures we have implemented will prevent misappropriation or unauthorized use of our technologies, particularly in foreign jurisdictions where the laws may not protect our proprietary rights as fully as the laws of the United States. The enforcement of patents by others may harm our ability to conduct our business. Others may independently develop substantially equivalent intellectual property or otherwise gain access to our trade secrets or intellectual property. Our failure to effectively protect our intellectual property could harm our business.

ASSERTIONS BY THIRD PARTIES OF INFRINGEMENT BY US OF THEIR INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SIGNIFICANT COSTS AND CAUSE OUR OPERATING RESULTS TO SUFFER.

     The software and biometric technology industries are characterized by vigorous protection and pursuit of intellectual property rights and positions, which has resulted in protracted and expensive litigation for many companies. Although we are not currently a party to legal action alleging our infringement of third-party intellectual property rights, in the future we may receive letters from various industry participants alleging infringement of patents, trade secrets or other intellectual property rights. Any lawsuits resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

     - stop selling products or using technology that contain the allegedly infringing intellectual property;

     -    pay damages to the party claiming infringement;

     - attempt to obtain a license to the relevant intellectual property, which may not be available on reasonable terms or at all; and

     - attempt to redesign those products that contain the allegedly infringing intellectual property.

     In the future, the outcome of a dispute may be that we would need to develop non-infringing technology or enter into royalty or licensing agreements. We may also initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.

WE MAY UNDERTAKE ACQUISITIONS TO EXPAND OUR BUSINESS THAT MAY POSE RISKS TO OUR BUSINESS AND DILUTE THE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

     As part of our growth and product diversification strategy, we will continue to evaluate opportunities to acquire other businesses, intellectual property or technologies that would complement our current offerings, expand the breadth of markets we can address or enhance our technical capabilities. Acquisitions that we may potentially make in the future entail a number of risks that could materially and adversely affect our business, operating and financial results, including:

     - problems integrating the acquired operations, technologies or products with our existing business and products;

     -    diversion of management's time and attention from our core business;

     -    need for financial resources above our planned investment levels;

     - difficulties in retaining business relationships with suppliers and customers of the acquired company;

     - risks associated with entering markets in which we lack prior experience;

     -    potential loss of key employees of the acquired company; and

     -    potential requirement to amortize intangible assets.

     Future acquisitions also could cause us to incur debt or contingent liabilities or cause us to issue equity securities that would reduce the ownership percentages of existing stockholders.

WE RELY ON THIRD PARTIES TO MAKE OUR PRODUCTS, LEAVING US POTENTIALLY VULNERABLE TO SUBSTANTIAL COST INCREASES AND DELAYS.

     We do not manufacture or distribute the BioVaultTM , the Q300 or our BritePrint products. If one or more of our current manufacturers were no longer able to manufacture our products, we would be required to negotiate arrangements with alternate manufacturers, which would likely include some cost or delay, which could be substantial. In addition, no assurance can be given that any alternative arrangements would be on terms as favorable as our current arrangements.

IF OUR STRATEGIC PARTNERS DO NOT EFFECTIVELY MARKET OUR PRODUCTS, WE WILL NOT GENERATE SIGNIFICANT SALES OR PROFITS AND WE DO NOT CURRENTLY HAVE THE INTERNAL RESOURCES TO MARKET OUR PRODUCTS DIRECTLY.

     We utilize third parties to assist in marketing, selling and distributing our products. We believe that the establishment of a network of third-party strategic partners, particularly abroad, with extensive and specific knowledge of the various applications in the software and biometric industry, respectively, is important for us to succeed in these sectors. We cannot assure you that our current or future strategic partners, such as the National Rifle Association, will market our products and services at sufficient levels or provide us with adequate support. If one or more of our partners under-performs or if any of our strategic relationships are terminated or otherwise disrupted, our operating performance, results of operations and financial condition will be adversely affected.

RISKS RELATED TO OUR COMMON STOCK

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURED CONVERTIBLE TERM NOTE ISSUED TO LAURUS MASTER FUND, LTD., IT COULD RESULT IN A SERIOUS PROBLEM FOR US AND CAUSE US TO CURTAIL OUR OPERATIONS OR SELL SOME OF OUR ASSETS TO REPAY THE NOTE.

     On April 27, 2004, we issued a $2,000,000 convertible term note to Laurus Master Fund, Ltd. That note provides for the following events of default.

          -    failure to pay interest and principal payments when due;

          - a breach by us of any material covenant, term or condition of the note or in any related agreement;

          - a breach by us in any material respect of material representation or warranty made in the note or in any related agreement;

          - we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

          - any money judgment or similar final process filed against us for more than $50,000, which remains unvacated, unbonded or unstayed for a period of 30 days;

          - any form of bankruptcy or insolvency proceeding is instituted by or against us, which is not vacated within 45 days;

          - our common stock is suspended for five consecutive days or five days during any ten consecutive days from our principal trading market;

          - our failure to timely deliver shares of our common stock when due upon conversion of the note;

          - the occurrence and continuance of an event of default under any related agreement or the default under any other agreement of indebtedness which exceeds $50,000; and

          -    any change in the controlling ownership of us.

     If we default on the note and the holder demands all payments due and payable, we will be required to pay 130% of the outstanding principal amount of the note and any accrued interest. The cash required to pay those amounts will most likely come out of our working capital. Since we rely on our working capital for our day-to-day operations, a default on the note could have a serious and adverse effect on our business, operating results and financial condition to such an extent that we are forced to restructure, sell some of our assets or curtail our operations, any of which would have a detrimental effect on the value of our common stock.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

      Upon completion of this offering, our executive officers, directors and principal stockholders will, in the aggregate, beneficially own approximately 65% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval of our stockholders, including the election and removal of directors and the approval of mergers or other business combinations. This concentration of control could be disadvantageous to other stockholders whose interests are different from those of our officers, directors and principal stockholders.

ADDITIONAL FINANCINGS MAY DILUTE THE HOLDINGS OF CURRENT STOCKHOLDERS.

     In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common stockholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

THERE ARE CURRENTLY OPTIONS AND WARRANTS OUTSTANDING TO PURCHASE UP TO 21,001,367 SHARES OF OUR COMMON STOCK, WHICH IF EXERCISED, WOULD CAUSE A SIGNIFICANT DILUTION TO EXISTING STOCKHOLDERS

     We issued options, warrants or similar rights to purchase up to 21,001,367 shares of our common stock. If all the foregoing warrants and options were exercised as of July 19, 2004, our issued and outstanding shares of common stock would have increased from 46,495,313 to 67,496,680 an increase of approximately 45%. Such exercise would cause a stockholder holding 1,000,000 shares of our common stock prior to such exercise to immediately drop from holding approximately 2.15% of our common stock to holding approximately 1.48% of our common stock. In addition, the value of our common stock as traded on the OTC Bulletin Board may experience a significant drop as a result of the exercise of all or a portion of the outstanding options and warrants.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL WHEN DESIRED.

     The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock has been less than $5.00 per share. This designation requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE AND THEREFORE YOU SHOULD NOT BUY THIS STOCK IF YOU WISH TO RECEIVE CASH DIVIDENDS.

     We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

THE PUBLIC MARKET FOR OUR COMMON STOCK HAS BEEN CHARACTERIZED BY A LOW VOLUME OF TRADING AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY PURCHASED THEIR SHARES, IF AT ALL.

     Historically, the volume of trading in our common stock has been low. A more active public market for our common stock may not develop or be sustained. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control. These factors include:

     -    product liability claims or other litigation;

     - the announcement of new products or product enhancements by us or our competitors;

     - developments concerning intellectual property rights and regulatory approvals;

     -    quarterly variations in our or our competitors' results of operations;

     -    developments in our industry; and

     - general market conditions and other factors, including factors unrelated to our own operating performance.

     The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our common stock is low.

THE EMPLOYMENT AGREEMENTS OF NICHOLAS H. VANDENBREKEL AND MARK L. MROCZKOWSKI CONTAIN SEVERANCE AGREEMENTS PROVIDING FOR UP TO $10,000,000 IN TERMINATION PAYMENTS TO EACH OF THEM, AND SUCH TERMINATION PAYMENTS COULD DETER ANY POTENTIAL ACQUISITION OR CHANGE IN CONTROL OF OUR COMPANY.

     Each of our employment agreements with Nicholas H. VandenBrekel and Mark L. Mroczkowski contains provisions for severance payments in the event a change of control occurs without the prior approval of the then existing Board of Directors, whether by proxy contest, or as the result of a tender offer made without the approval of the then existing Board of Directors, or by any other means. In the event of such a change in control, each officer would receive a lump sum payment of $5,000,000, plus $1,000,000 each year thereafter for five years, for a total of $10,000,000 per person. This has the effect of deterring any potential acquisition or change in control of our company without the prior consent of our Board of Directors.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus, exhibits and associated documents are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports and other information regarding registrants that file electronically with the SEC, including us. Information contained on our website should not be considered part of this prospectus.

     You may also request a copy of our filings at no cost by writing or telephoning us at:

                               Sequiam Corporation
                                300 Sunport Lane
                             Orlando, Florida 32809
                         Attention: Mark L. Mroczkowski
                                 (407) 541-0773

                                 USE OF PROCEEDS

     The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholder, except upon exercise of the outstanding common stock purchase warrant. In that case, we would receive up to $662,221.56. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholder. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholder.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     As of July 19, 2004, there were 259 holders of record of our common stock and 46,495,313 shares outstanding. We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The following table shows the high and low bid prices of our common stock as quoted on the OTC Bulletin Board, by quarter during each of our last two fiscal years ended December 31, 2003 and 2002 and for each quarter after December 31, 2003. These quotes reflect inter-dealer prices, without retail markup, markdown or commissions and may not represent actual transactions. The information below was obtained from the OTC Bulletin Board, for the respective periods.

                                  Market Prices
                     ----------------------------------------
     Quarter             2002          2003          2004
     --------------  ------------  ------------  ------------
                     High    Low   High    Low   High    Low
                     -----  -----  -----  -----  -----  -----
     First quarter   $3.70  $2.00  $1.53  $0.36  $0.85  $0.30
     Second quarter   3.25   0.66   1.24   0.42   0.74   0.27
     Third quarter    2.01   0.85   0.95   0.32   N/A    N/A
     Fourth quarter   1.87   0.90   0.51   0.15   N/A    N/A

     The high and low bid prices for shares of our common stock on July 19, 2004, were $0.30 and $0.30, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. For information concerning principal shareholders, see "Security Ownership of Certain Beneficial Owners and Management."

     On May 24, 2004, we were formally listed on the Frankfurt Stock Exchange under the symbol RSQ. The high and low bid prices for shares of our common stock on July 20, 2004, were 0.33 and 0.33, respectively, based upon bids that represent prices quoted on the Frankfurt Stock Exchange. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

     This prospectus covers 4,666,666 shares of our common stock offered for sale by the selling stockholder. The shares offered by this prospectus include 3,030,303 shares of our common stock issuable upon conversion of an outstanding secured convertible term note, an additional 969,697 shares issuable on account of interest and any possible penalties or anti-dilution adjustments relating to the term note and up to 666,666 shares of our common stock issuable upon exercise of an outstanding common stock purchase warrant. This prospectus is not available for the resale of shares received in payment of interest pursuant to the selling stockholder's voluntary election to convert any portion of the outstanding secured convertible term note. See "Principal and Selling Stockholders."


DIVIDEND POLICY

     While there are no restrictions on the payment of dividends, we have not declared or paid any cash or other dividends on shares of our common stock in the last two years, and we presently have no intention of paying any cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business. The future payment of dividends will depend on the results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding the status of our existing equity compensation plans at March 31, 2004:

                                 EQUITY COMPENSATION PLAN INFORMATION
                                 ------------------------------------
                                                                           Number of securities
                        Number of securities                          remaining available for future
                         to be issued upon      Weighted-average          issuance under equity
                            exercise of         exercise price of           compensation plans
                        outstanding options,  outstanding options,   (excluding securities reflected
Plan category           warrants and rights    warrants and rights        in the second column)
-----------------------------------------------------------------------------------------------------
Equity compensation
plans approved by                          0                      0                                 0
security holders
-----------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by              9,660,500  $               0.186                         5,339,500
security holders (1)
-----------------------------------------------------------------------------------------------------
Total                              9,660,500  $               0.186                         5,339,500
-----------------------------------------------------------------------------------------------------

Footnotes:
---------

     (1) On September 23, 2003, we adopted the Sequiam Corporation 2003 Employee Stock Incentive Plan and the Sequiam Corporation 2003 Non-Employee Directors and Consultants Stock Plan, both subject to stockholder approval at our next annual meeting. The Stock Incentive Plan is intended to allow designated officers, directors (including non-employee directors), employees and certain non-employees, including any independent contractor or consultant providing services to our companies to receive certain options to purchase our common stock and to receive grants of our common stock, subject to certain restrictions. The maximum number of shares of our common stock that may be issued pursuant to these plans shall be 10,000,000 and 5,000,000, respectively.

     We may grant stock options in such amounts, at such times, and to the employees nominated by our management and as they may determine in their discretion. Stock options granted under this plan may qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986.

     The exercise prices of the stock options are the fair market value of the common stock on the date the stock option is granted; provided, however, for
                                                      --------  -------
designated non-statutory stock options, we may determine an exercise price at, above or below fair market value. If an employee holds greater than 10 percent of the total voting power of either our common stock or preferred stock, then we may set the exercise price for any incentive stock options granted to such person to at least 110 percent of the fair market value of the common stock on the date of the grant of the option. Stock options have a term of 10 years or such shorter period as we may determine.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FORWARD LOOKING STATEMENTS

     Management's Discussion and Analysis contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative.
Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

INTRODUCTION

     The following discussion and analysis summarizes the significant factors affecting: (i) our consolidated results of operations for Fiscal 2003 compared to Fiscal 2002; (ii) our consolidated results of operations for the three months ended March 31, 2004 compared to the three months ended March 31, 2003; and
(iii) financial liquidity and
capital resources. This discussion and analysis should be read in conjunction with our consolidated financial statements and notes included in this prospectus.

     We are an information management, software and security technology company specializing in biological identification security systems and web-based application services for the business, education and travel industries. Our business is divided into two operating segments: (a) Safety and Security; and
(b) Information Management.

     We derive or plan to derive our revenues from five sources: (i) the sale and licensing of our software products; (ii) consulting, custom software services and web development services; (iii) maintenance agreements in connection with the sale and licensing of software products; (iv) Internet access and web hosting services; and (v) the sale and licensing of our biometric products. We have not yet generated revenue from the sale and licensing of our software products. Software license revenue will be recognized when all of the following criteria have been met: (a) there is an executed license agreement and software has been delivered to the customer, (b) the license fee is fixed and payable within twelve months, (c) collection is deemed probable, and (d) product returns are deemed reasonably estimable. Maintenance revenues are recognized ratably over the term of the maintenance contract, typically 12 to 36 months. Internet access and web-hosting services are recognized over the period the services are provided, typically month-to-month.

     The following table shows the proportion of total revenues by segment in each of the last two fiscal years and the three-month period ended March 31, 2004.

              PERIOD                  SAFETY AND SECURITY   INFORMATION MANAGEMENT
-----------------------------------  ---------------------  -----------------------
Fiscal year ended December 31, 2002. $              -0-(1)  $               358,470
                                     ---------------------  -----------------------
Fiscal year ended December 31, 2003. $             47,620   $               338,549
                                     ---------------------  -----------------------
Three Months ended March 31, 2004. . $             29,880   $                45,184
                                     ---------------------  -----------------------

Footnotes:
(1)  Our Safety and Security segment did not exist in Fiscal 2002.

RESULTS OF OPERATIONS

FISCAL 2003 COMPARED TO FISCAL 2002. Unless otherwise noted, references to 2003 represent the year ended December 31, 2003 and references to 2002 represent the year ended December 31, 2002.

     Our financial statements do not include revenue from Brekel Group, Inc., prior to our acquisition of Brekel Group, Inc. on July 19, 2002, because we acquired the assets and not the business of Brekel. We determined that we acquired the assets and not the business because all of Brekel Group's operations had ceased prior to the acquisition.

     The following table sets forth information regarding our financial results for 2003 and 2002.

                                                         2003        2002
                                                      ----------  ----------
                                                        Amount      Amount
                                                      ----------  ----------
         Revenue                                      $  386,170  $  358,470
         Costs and Expenses                           $4,521,233  $1,484,484
         Depreciation and Amortization Expense        $  452,868  $  132,718
         Interest Expense                             $  368,663  $   21,741
         Loss on Sale of Equipment, Impairment of
         Equipment Held for Sale and Debt Settlement  $  186,462  $   10,977
         Net Losses                                   $4,690,188  $1,158,732

     REVENUES. Total revenue increased by $27,700 or 8% to $386,170 in 2003, from $358,470 in 2002. Software and license fee revenues were unchanged at $-0-for both 2003 and 2002. Revenues from consulting, custom software services and web development services totaled $138,512 in 2003 and $205,000 in 2002, a decrease of $66,488 or 32%. Revenues from maintenance agreements (which we obtained in connection with our purchase of W.M.W. Communications, Inc.) were $11,500 in 2003 and $5,200 in 2002, an increase of $6,300 or 121%. Revenues from Internet access and web-hosting services were $182,408 in 2003 and $148,270 in 2002, an increase of $34,138 or 23%. Revenues from the BioVault(TM) were $46,228 in 2003 compared to $-0- in 2002.

     During 2003 and 2002, we spent most of our time acquiring and redeveloping our products. Sales and marketing efforts did not commence until the fourth quarter of 2003. Now that our key products such as IRP, IRPlicator and the BioVault(TM) are ready to formally come to market, we expect to begin generating revenues from these products during 2004. We believe that the high retail price of the BioVault(TM) was an impediment to its sales. As a result, we developed a less expensive version of the BioVault(TM), and an alternate version of the BioVault(TM), the Q300. We expect that consulting, custom software services, web development and web-hosting activities will make up a smaller portion of our overall revenues in late 2004 and early 2005.

     COSTS AND EXPENSES. Costs and expenses (including selling, general and administrative, operating and depreciation and amortization expenses) were $4,521,233 in 2003 and $1,484,484 in 2002, an increase of $3,036,749 or 205%.
This increase was primarily attributable to increased selling, general and administrative expenses.

     Selling, general and administrative expenses were $3,448,502 in 2003 and $1,056,943 in 2002, an increase of $2,391,559 or 226%. This increase reflects our overall increase in selling and overhead expenditures (such as salaries, wages and benefits for administrative and marketing personnel), increased computer maintenance and supplies, increased professional services (such as legal and accounting fees), and increased corporate travel expenses resulting from our acquisition of Smart Biometrics, Inc., Telepartners, Inc. and Fingerprint Detection Technologies, Inc. We also increased marketing expenditures, including advertising, production of marketing materials, and participation in trade show activities. Also included in selling general and administrative expenses is $1,759,445 of non-cash expenses related to investment banking, investor relations, consulting, legal and research and development expenses.

     Operating expenses were $619,863 in 2003 and $294,823 in 2002, an increase
of  $325,040 or 110%.   This increase is attributable to the expansion of our
software development staff from twelve employees in 2002 to twenty-two employees in 2003. We expanded our software development staff to expand our products and services, to keep pace with new industry developments, and to continually improve the features and functionality of our products. Additional employees were also added as a result of our acquisitions of W.M.W. Communications, Inc., Smart Biometrics, Inc., and Telepartners, Inc. We believe that payroll expense will diminish dramatically after we establish a regular sales cycle of our software products because our ongoing support costs will be minimal compared to our original development costs. As a result, we do not expect large increases in personnel and related expenses as we go to market with our software.

     DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense was $452,868 in 2003 and $132,718 in 2002, an increase of $320,150 or
241%. This increase is attributable to the depreciation on equipment acquired from Brekel Group, Inc., W.M.W. Communications, Inc. and Smart Biometrics, Inc.; and amortization of intellectual properties from W.M.W. Communications, Inc., Smart Biometrics, Inc., Telepartners, Inc. and Fingerprint Detection Technologies, Inc. Because we have the infrastructure needed to carry on our business, we do not expect depreciation and amortizations expenses to continue to increase.

     INTEREST EXPENSE. Interest expense was $368,663 in 2003 and $21,741 in 2002, an increase of $346,922. This increase is attributable to the increase in loans from shareholders, a note payable related to leasehold improvements acquired from Brekel Group, Inc. in July 2002, the debenture issued to La Jolla Cove Investors, two loan agreements with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, and the debenture agreement with Eagle Financial, LLC. Included in interest expense is a non-cash expense for the accretion of debt discount of $322,322 for original issue discount recognized on the debenture issued to La Jolla Cove Investors, and the foregoing loan agreements.

     LOSS ON SALE OF EQUIPMENT, IMPAIRMENT OF EQUIPMENT HELD FOR SALE AND DEBT SETTLEMENT. We incurred losses a Loss on Sale of Equipment, Impairment of Equipment Held for Sale and Debt Settlement of

$186,462 in 2003 and $10,977 in 2002, an increase of $175,485. This increase is attributable to a $75,000 impairment on equipment in 2003 and a $93,158 loss on settlement of debts in 2003.

     NET LOSSES. We incurred net losses of $4,690,188 in 2003 and $1,158,732 in 2002, an increase of 3,531,456. The significant increase was attributed to non-cash and non-recurring expenses for investment banking, consulting and other services acquired in exchange for stock totaling $1,759,446 together with $855,369 of additional losses on debt settlements, sales of assets and debt discount accretion. We expect to incur additional net losses through the third quarter of 2004 as we introduce our products to the marketplace. We expect cash flow to increase beginning in the third quarter using proceeds from the Q300 license fee and sales of our IRP products. We presently require sales of approximately $150,000 per month to provide a positive cash flow.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003. Unless otherwise noted, references to 2004 represent the three-month period ended March 31, 2004 and references to 2003 represent the three-month period ended March 31, 2003.

     The following table sets forth information regarding our financial results for 2004 and 2003.

                                                   2004       2003
                                                ----------  --------
                                                  Amount     Amount
                                                ----------  --------
         Revenue                                $   75,064  $123,194
         Costs and Expenses                     $  880,267  $856,387
         Depreciation and Amortization Expense  $  152,912  $ 82,840
         Interest Expense                       $  288,040  $ 17,986
         Loss on Impairment of Assets and Debt
         Settlement                             $    5,492  $118,870
         Net Losses                             $1,098,735  $870,050

     REVENUES. Total revenue decreased by $48,130 or 39.1% to $75,064 in 2004, from $123,194 in 2003. Software and license fee revenues were unchanged at $-0-for both 2004 and 2003. Revenues from consulting, custom software services, web development services and internet access and web-hosting services totaled $45,184 in 2004 and $123,194 in 2003, a decrease of $78,010 or 63%. Revenues from sales of the BioVault(TM) were $29,880 in 2004 compared to $-0- in 2003. Revenues from the licensing of the Q300 (discussed below) were $25,000 in 2004 compared to $-0- in 2003. Revenues from the maintenance of our existing IRP customers were $5,200 in 2004 compared to $5,200 in 2003.

     During 2003, we spent most of our time acquiring and redeveloping our products. Sales and marketing efforts did not commence until the fourth quarter of 2003. We believe that the high retail price of the BioVault(TM) was an impediment to its sales. As a result, we developed a less expensive version of the BioVault, and an alternative version of the BioVault(TM), the Q300. Now that our key products such as IRP, IRPlicator and the BioVault(TM) are ready to formally come to market, we expect to begin generating revenues from these products during 2004.

     During 2004, we entered into a pilot program for our IRP products with AlphaGraphics, Inc., an international chain of 320 print shops and entered into a trial program with a state community college and county school system. In addition, in 2004 we entered into a license agreement with Security Marketing Group, LLC for the Q300. Security Marketing Group, LLC is required to pay to us a license fee of $2,000,000 cash, payable $25,000 upon execution and delivery of the license agreement, and the balance on or before December 31, 2004. In addition to the license fee, Security Marketing Group, LLC is required to pay us a royalty of $20.00 for every unit sold by them. We also received a non-dilutive 10% interest in Security Marketing Group, LLC as part of the license agreement. We are currently in discussions with other companies for the license of our other biometric technology products.

     As a result of these recent developments, we expect: (a) that consulting, custom software services, web development and web-hosting activities will make up a smaller portion of our overall revenues; and (b) that revenues from our Safety and Security segment will begin to increase in late 2004 and early 2005.

     COSTS AND EXPENSES. Costs and expenses (including selling, general and administrative, operating and depreciation and amortization expenses) were $880,267 in 2004 and $856,387 in 2003, an increase of $23,880 or 3%. This decrease was primarily attributable to decreased selling, general and administrative expenses and reductions in costs associated with web development services.

     Selling, general and administrative expenses were $599,420 in 2004 and $631,685 in 2003, a decrease of $32,265 or 5%. We decreased our selling and overhead expenditures (such as salaries, wages and benefits for administrative and marketing personnel), computer maintenance and supplies, professional services (such as legal and accounting fees), and corporate travel expenses resulting from our the consolidation of our operations.

     Our total payroll was $208,994 in 2004 and 70,793 in 2003. This increase in payroll is attributable to our growth from 17 employees in 2003, to 20 employees in 2004. The addition of the employees has negatively impacted liquidity and cash flow for 2004. We can further expect that payroll will continue to negatively impact our liquidity and cash flow for the next nine months as we attempt to bring our products to market. Once we establish a regular sales cycle for our software and biometric products we expect that the overall effect of payroll on our liquidity and cash flow will be minor because our ongoing support costs will be minimal compared to our development costs. Because we expect to distribute our products through value-added resellers and other resellers, we do not expect to increase personnel and related expenses as we go to market with our software.

     DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense was $152,912 in 2004 and $82,840 in 2003, an increase of $70,072 or 85%.
This increase is attributable to the amortization of intellectual properties from W.M.W. Communications, Inc., Smart Biometrics, Inc., Telepartners, Inc. and Fingerprint Detection Technologies, Inc.

     INTEREST EXPENSE. Interest expense was $288,040 in 2004 and $17,986 in 2003, an increase of $270,054. This increase is attributable to the increase in loans from shareholders and a note payable to a related party.

     LOSS ON DEBT SETTLEMENT. A loss of $5,492 was recognized on the settlement of debts owed to former creditors of Brekel Group, Inc. for 2004. There were no such losses for 2003.

     NET LOSSES. We incurred net losses of $1,098,735 in 2004 and $870,050 in 2003, an increase of $228,685 or 26%. The significant increase was attributed to non-cash and non-recurring expenses for investment banking, consulting and other services acquired in exchange for stock totaling $238,450 together with $146,128 of debt discount accretion. We expect to incur additional net losses through the third quarter of 2004 as we introduce our products to the marketplace. We expect cash flow to increase beginning in the third quarter using proceeds from the Q300 license fee and sales of our IRP products. We presently require sales of approximately $150,000 per month to provide a positive cash flow.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Net cash used in operating activities was $548,482 for 2004, as a result of the net loss during the period of $1,098,735, offset by non-cash services of $238,450, net decrease in accounts payable and accrued expenses totaling $90,676, and increases in accrued shareholder salaries of $90,000 and other non-cash expenses and losses totaling $304,532. Net cash used in operating activities was $1,675,380 in Fiscal 2003.

     Net cash used for investing activities was $32,534 for 2004, primarily due to purchase of equipment of $1,954 and cash paid related to our previous acquisition of Access Orlando of $30,580. Net cash used for investing activities was $29,566 in Fiscal 2003.

     Net cash provided by financing activities was $985,036 for 2004. Proceeds from the Corbin loan accounted for $400,000 and sales of common stock accounted for $900,100 and were offset by commissions of $139,008 for net proceeds of $761,092. Payments of long-term debt and note payable used cash of $4,710 and $171,346, respectively. Net cash provided by financing activities was $1,770,473 in 2003.

     As of March 31, 2004, current liabilities of $3,653,670 exceed current assets of $611,556 by $3,042,114. Of that amount, $1,990,707 or 65.4% is owed to shareholders as loans and accrued but unpaid salaries under employment agreements. The officers of the company are dedicated to its business plan and will place no undue demands on its working capital. They expect payment from future cash flows, equity capital infusions or possible equity capital conversions. Also included in current liabilities is $39,949 due to W.M.W. Communications for its acquisition. We paid all amounts owing to W.M.W. in May 2004. Also included in current liabilities is $529,361 of accounts payable and accrued expense, most of which accrue to Brekel Group, Inc. and are the subject of continued workout arrangements.

     Prior to our acquisition of the Brekel Group, Inc., effective July 1, 2001, the Brekel Group, Inc. entered into an operating lease agreement to rent approximately 60,000 square feet of combined office and manufacturing space through June 30, 2011. Because we determined to cease Brekel's print and publishing operations before we acquired it, effective July 1, 2002, Brekel entered into a lease forbearance agreement for 10,000 square feet of the same space for the remaining term of the lease. In April 2004, we entered into a new lease agreement and note payable with the landlord that supercedes and replaces the lease forbearance agreement entered into by the Brekel Group, Inc. effective July 1, 2002 prior to its acquisition by us.

     The new lease for 24,085 square feet is effective July 1, 2004 for a period of seventy-two months beginning July 1, 2004 and ending on June 30, 2010. The note payable was fixed at $1,600,000 together with interest thereon at a simple interest rate equal to six percent per annum. Commencing on August 1, 2004 and continuing on the first day of each month thereafter through and including June 1, 2010, we are scheduled to pay to Lender payments consisting of principal and interest in the amount of $26,517 per month.

     The new minimum future rentals required under the operating lease and the maturities of the long-term note payable are as follows beginning July 1, 2004:

            Year      Rentals   Maturities
         ----------  --------  -----------
         2004        $ 57,389  $    93,514
         2005         146,107      234,181
         2006         158,509      248,624
         2007         162,472      263,959
         2008         166,534      280,239
         Thereafter   257,100      479,483
                     ---------------------
                     $948,111  $ 1,600,000
                     =====================

     Since December 31, 2003, we sold securities in six separate private placements. As a result, we have received during the quarter ended March 31, 2004 total net proceeds of $761,092 and most of this amount is reflected as additional paid-in capital in our financial statements for the period ended March 31, 2004. We also received $400,000 of proceeds from a loan.

     On April 27, 2004, pursuant to a Securities Purchase Agreement dated as of the same date, we completed the sale of a $2,000,000 secured convertible term note with Laurus Master Fund, Ltd. The note has a term of three years and accrues interest at an annual rate equal to the "prime rate" published in the Wall Street Journal plus 2%. The note is convertible into shares of our common stock at a conversion price of $0.66 per share.

     In connection with the sale of the note, we issued the purchaser a common stock purchase warrant to purchase up to 666,666 shares of our common stock at prices ranging from $0.83 per share to $1.16 per share. Also in connection with the sale of the note, we agreed to register for resale the shares of common stock into which the note is convertible and the warrant is exercisable. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends and similar events. For more information on the secured convertible term note and common stock purchase warrant, see "Description of Securities."

     We believe that the proceeds from the Laurus transaction will be adequate to support our operations while we build sales revenues from our products. Our management is expanding its efforts to increase our revenues from software licenses and the BioVault(TM).

APPLICATION OF CRITICAL ACCOUNTING POLICIES

     SOFTWARE DEVELOPMENT COSTS

     Costs incurred to establish technological feasibility of computer software products are research and development costs and are charged to expense as incurred. No such costs were expensed during the years ended December 31, 2002 and 2003. Costs of producing product masters subsequent to technological feasibility are capitalized. Capitalization of computer software costs ceases when the product is available for general release to the customers. Capitalized software costs are amortized using the straight-line method over the estimated useful life of the products or the gross revenue ratio method, whichever results in the greater amount of amortization. No amortization was recorded for the year ended December 31, 2002 as no software had yet been released to customers and no revenue had been earned. Amortization expense of $27,229 and $6,807 was recorded for the year ended December 31, 2003 and quarter ended March 31, 2004, respectively.

     ACQUIRED SOFTWARE

     In connection with the acquisition of Access Orlando, we acquired Internet Remote Print software that was assigned a value of $288,000, representing the excess of the purchase price over the fair value of the tangible assets acquired. The acquired software is being amortized over its expected useful life of five years. Amortization expense was $57,600 and $-0- for the years ended December 31, 2003 and 2002, respectively, and $24,000 for the quarter ended March 31, 2004.

     INTELLECTUAL PROPERTIES

     In connection with the acquisitions of Smart Biometrics, Inc, Telepartners, Inc. and Fingerprint Detection Technologies, Inc., we acquired intellectual properties including patents, trademarks, technical drawings, proprietary software and other knowledge based assets that were assigned values of $700,000, $160,000 and $237,650, respectively, for a total of $1,097,650 representing the excess of the purchase price over the fair value of the tangible assets acquired. The acquired intellectual properties are being amortized over their expected useful lives of five years. Amortization expense was $66,768 for the quarter ended March 31, 2004.

RECENT ACCOUNTING PRONOUNCEMENTS

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities ("Interpretation No. 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. We do not expect that Interpretation No. 46 will have a material effect on our results of operations or financial condition as we do not currently utilize or have interests in any variable interest entities.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, except for mandatorily redeemable financial instruments. Mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 beginning as of January 1, 2004. We adopted SFAS No. 150 on June

1, 2003. The adoption of SFAS No. 150 did not have a material effect on our results of operations or financial condition.

     In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 ("SAB No. 104"), Revenue Recognition. SAB No. 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. We periodically evaluate our revenue recognition policies in relation to staff accounting bulletins and other
generally accepted accounting principles and SEC guidance.   We believe our
revenue recognition policies are in compliance with the provisions of SAB No.
104.

OFF-BALANCE SHEET ARRANGEMENTS

     We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

                                    BUSINESS

OVERVIEW

     We were incorporated in California on September 21, 1999 as Wedge Net Experts, Inc. On or about May 1, 2002, we changed our name to Sequiam Corporation and changed our stock symbol from "WNXP" to "SQUM.OB". On May 19, 2004, our common stock was formally listed on the Frankfurt Stock Exchange under the symbol RSQ. We believe that listing our shares of common stock on the Frankfurt Stock Exchange will increase our profile with investors, both institutional and retail, in Germany and across Europe.

     Until the acquisition of Smart Biometrics, Inc. in 2003, we were primarily focused on developing a portfolio of Internet and print enterprise-wide software products and developing custom software, databases and websites for businesses. We also operated as an Internet Service Provider and provided Internet access and web site hosting for our customers who required those services. During this period, our business was operated under one operating segment through our subsidiaries: Sequiam Software, Inc. and Sequiam Communications, Inc.

     In 2003, we decided to expand our portfolio of product offerings by offering biometric technology products. The expansion into the biometric technology industry was based on our belief that the terrorist events of September 11, 2001 and the increased focus on national and personal security created an increased demand for biometric technology solutions. Because of these national and global issues, and because of our existing expertise in software design and development, we believed that we were uniquely positioned to enter the biometric industry. Furthermore, our Chief Technology Officer, Alan McGinn, played an instrumental role in connection with the research and development of the BioVault(TM) while associated with Smart Biometrics, Inc.

     Today, our operations are divided into two distinct operating segments:
Information Management and Safety and Security. Our Information Management segment utilizes our custom software skills, our contacts with the world sports communities and interactive web-based technologies. We formed our Safety and Security segment after our acquisition of Smart Biometrics, Inc. and Fingerprint Detection Technologies, Inc. Through these acquisitions, we acquired: (a) a fingerprint biometric access control system, which will be a key feature in our future product offerings; and (b) a fingerprint detection system which we believe represents a new advancement in that science.

     Our Information Management segment consists of the following subsidiaries:
(a) Sequiam Software, Inc.; (b) Sequiam Sports, Inc.; and (c) Sequiam Education, Inc. Our Safety and Security segment consists of the following subsidiaries: (a) Sequiam Biometrics, Inc.; and (b) Fingerprint Detection Technologies, Inc.

DEVELOPMENT OF THE BUSINESS

INFORMATION MANAGEMENT SEGMENT
------------------------------

     Three principal shareholders, Nicholas VandenBrekel, Mark Mroczkowski and James Rooney, formed Sequiam Software, Inc. (formerly Sequiam, Inc.) on January 23, 2001, to research, develop, produce and market a document management software product. From its inception until April 1, 2002, Sequiam Software, Inc.'s sole business activity was the development of its software product, Sequiam Document Management System, also referred to as Sequiam DMS.

     ACQUISITION OF BREKEL GROUP, INC.   In 2002, we acquired 99.38% of the
issued and outstanding common stock of Brekel Group, Inc. We acquired Brekel Group, Inc. for its expertise in digital on-demand publishing and printing and the innovations that it brings to our document management, Internet remote print and print on-demand software applications. We also acquired Brekel Group, Inc. for its contract with the World Olympians Association and its Internet and ExtraNet expertise and product development gained from that project (as more fully described below under the heading "Sequiam Sports, Inc."). Today, the business of Brekel Group, Inc. is conducted by our subsidiary Sequiam Sports, Inc., which is part of our Information Management segment.

     ACQUISITION OF THE ASSETS OF W.M.W. COMMUNICATIONS, INC. Effective November 1, 2002, we acquired all of the assets of W.M.W. Communication, Inc., doing business as Access Orlando. We accounted for this transaction as an acquisition of the business of W.M.W. Communications, Inc. We acquired W.M.W. Communications, Inc. for its Internet Remote Print, commonly referred to as "IRP" and Internet Remote Print Duplicator, commonly referred to as "IRPlicator," software products. IRP is a software product that allows computer users to print remotely to any printer via the Internet. Because IRP is highly complementary to the Sequiam DMS product, we have integrated the two products. W.M.W. Communications, Inc. also acted as an Internet Service Provider, which we incorporated into our business. Through our Internet hosting and collocation services, we host third-party web content on either our server located at our remote network operations center, or on the third party's server that is located at our remote network operations center. Today, our subsidiary Sequiam Software, Inc. conducts the business of W.M.W. Communication, Inc. which is part of our Information Management segment.

     ACQUISITION OF THE ASSETS OF TELEPARTNERS, INC. On June 1, 2003, we acquired substantially all of the assets of Telepartners, Inc. located in West Palm Beach, Florida. We accounted this transaction as an acquisition of the business of Telepartners, Inc. Telepartners, Inc. developed supplemental educational products for schoolchildren in grades 1 through 12. The major asset acquired from Telepartners, Inc. was the Extended Classroom software, which is a supplemental, educational program consisting of a video lesson library containing the same lesson concepts that are taught in our public school classrooms in the United States. Each lesson summary has been produced in high quality and digitally mastered, allowing for Internet and television broadcast distribution as well as being offered in CD and video formats. Today, our subsidiary Sequiam Education, Inc., conducts the business of Telepartners, Inc. and which is part of our Information Management segment.

SAFETY AND SECURITY SEGMENT
---------------------------

     ACQUISITION OF THE ASSETS OF SMART BIOMETRICS, INC. On May 9, 2003, we acquired substantially all of the assets of Smart Biometrics, Inc. located in Sanford, Florida. We accounted for this transaction as an acquisition of the business of Smart Biometrics, Inc. Smart Biometrics, Inc. is engaged in the development of biometric technologies. The BioVault(TM) technology, which is a secure access denial device that utilizes biometric technology and protocols to recognize a person's fingerprint to unlock, was the major asset of Smart Biometrics, Inc. Today, our subsidiary Sequiam Biometrics, Inc., conducts the business of Smart Biometrics, Inc. which is a part of our Safety and Security segment.

     ACQUISITION OF FINGERPRINT DETECTION TECHNOLOGIES, INC. On September 11, 2003, we acquired 100% of the issued and outstanding shares of common stock of Fingerprint Detection Technologies, Inc., a Florida corporation. Fingerprint Detection Technologies, Inc. has the rights to develop and market a patented and proprietary technology for fingerprint analysis using a light-emitting diode, or LED, intense headband light source. Because Fingerprint Detection Technologies, Inc. had no operating history and had not generated any revenues, we accounted for the acquisition as a purchase of its assets. Today, Fingerprint Detection Technologies, Inc. is one of our subsidiaries and is part of our Safety and Security segment.

     The following chart reflects an overview of our corporate organization (including jurisdictions of incorporation and percentages owned by the parent corporation) as of March 31, 2004.

                                                SEQUIAM CORPORATION
                                                    (CALIFORNIA)
                                                          |
         ------------------------------------------------------------------------------------------------------
         |                        |                       |                         |                         |
Sequiam Software, Inc.   Sequiam Sports, Inc.   Sequiam Biometrics, Inc.   Sequiam Education, Inc.   Fingerprint Detection
  (California 100%)         (Delaware 97%)           (Florida 100%)            (Florida 100%)          Technologies, Inc.
                                                                                                         (Florida 100%)

PRODUCTS
--------

INFORMATION MANAGEMENT SEGMENT

A.   SEQUIAM SOFTWARE, INC.
     ----------------------

     Sequiam Software, Inc. is focused on the following products:

     SEQUIAM IRP

     The IRP software (sometimes marketed as Print It, 123!) enables users to print or copy documents from their computer or scanner to printers at remote sites using the Internet with a simple "point and click" procedure. Although the software is highly complex in its construction, it is very simple to use. Computer users are generally able to point and click to print a document to their desktop or network printer. IRP allows computer users to point and click to print a document to a printer at a remote location such as a corporate high-speed print facility, a commercial printer at another office, a hotel, a convention center, or to any other location that has a printer.

     IRP allows users to manage incoming print jobs and provide for easy account reporting. IRP also works with any MS Office or other Windows program just like any other printer on a Windows 95/98/NT/2000/XP computer. Because IRP documents use standard PostScript language, documents submitted to the server may be sent to any compatible print or output device. Documents may be sorted and grouped by features in the Java based Print Manager to allow maximum efficiency when printing. Also, IRP can extract raw print data from a printed document for import into other existing applications. As of March 31, 2004, we have not received any revenue from the sale of IRP.

     SEQUIAM IRPLICATOR

     IRPlicator (sometimes marketed as Scan It, 123!) is a software system used to scan documents from a variety of scanning devices and send the scanned documents to the IRP Document Manager. The IRPlicator software runs on any Windows 95, 98, NT, 2000 or XP based computer. The IRPlicator software interfaces to the scanning device through the commonly used Twain or ISIS software interface. The IRPlicator software may use the scanning device's user interface or in most cases will allow operation of the scanning device without the use of the scanning device's user interface. The IRPlicator's output postscript contains no other formatting commands other than the data itself to allow for commands to be sent to the output device independent of, and not in conflict with, the postscript data.

     There are currently two versions of the IRPlicator: (a) IRPlicator Print Shop; and (b) IRP Remote Copy. IRPlicator Print Shop uses a custom print spooler to send document data to the IRP Document Manager simultaneously while other documents are continuously being scanned. This high-volume approach is designed for the busy print shop. The IRP Remote Copy software is usually located at a remote location along with the remote scanning device(s). Documents scanned using this version of IRPlicator are sent immediately after scanning from the remote location to the IRP Document Manager.

     Four customers (two county school districts and two state universities) currently use the IRP and IRPlicator software products. We have not recognized any revenue from these sales because they were all made prior to our acquisition of the IRP and IRPlicator software from W.M.W. Communications, Inc. In each of these cases, the software was deployed together with a dedicated server and backup systems for the installation. Since acquisition, we have focused on making improvements to the product and creating another version of the software that is deployed entirely through the Internet. This version of the software is designed for smaller users who do not have sufficient volume to require on site servers.

     To date, users of the system have realized dramatic print cost savings. In the example of the school districts, print volumes of as much as 10,000,000 images per month in over 100 schools and administrative offices have been redirected from desktop printers to the District's central print facility at an average savings of $0.045 per image or $450,000 per month. In one such school district, demand exceeded the print facility's capacity such that they were again required to use the IRP software to outsource the overflow to a commercial print company.

     We began receiving annual support revenue from these installations in the first quarter of 2003. Pricing for the Internet product will be based upon usage charges. Our targeted customers are large organizations with in-house print facilities and commercial digital printers who wish to use the technology to drive more customer business to their facility.

     We have focused on refining the IRP and IRPlicator software products, including the development of an internet-only enabled version that does not require an on-site server installation. We have also focused on integrating Sequiam DMS into the IRP products by incorporating both software programs into one product working together. We have done this by integrating the document management aspects of Sequiam DMS into the unique print capabilities of our IRP products. Additionally, we have allowed Danka Corporation to extensively test the product and we have expended additional effort to incorporate certain changes suggested by them. We are now actively marketing the product to potential value-added resellers using our existing resources. We intend to expand our sales and marketing efforts using the proceeds from our transaction with Laurus Master Fund, Ltd. As of March 31, 2004, we have not received any revenue from the sale of IRPlicator but have received $5,200 for the continued maintenance of our existing IRPlicator customers.

     BOOK IT, ROVER!

     Book It, ROVER! is a web-based application service that provides destination promotion agencies (e.g. chambers of commerce and convention and visitor bureaus) with a tool that is capable of providing full booking service to visitors exploring their websites. Convention and visitor bureaus, tourist development boards and other destination promotion entities are discovering the opportunity and advantages of providing a booking service creating revenue from their existing web site.

     Many agencies currently offer hotel bookings on their website through consolidators or resellers. Book it, ROVER! is a departure from this model which puts control of inventory and pricing structures back into the hands of the hotelier. Book it, ROVER! allows travelers to purchase attraction tickets, make reservations for activities and restaurants, make transportation arrangements and fully plan an itinerary for the visitors' stay. Book it, ROVER! provides the flexibility to target specific information and resources to leisure travelers and business/convention travelers and planners. Book it, ROVER! will also allow the destination promotion agency to market its' members goods and services directly to the desired audience, based on current objectives and initiatives.

     Book It, ROVER! brings hotels, motels, restaurants, attractions, activities, air lines and rental car companies within the same geographic area together with the marketing programs of the area promotional agency and allows visitors to book their reservations and plan their total visitation experience without ever leaving the organization's website.

     Book It, ROVER! allows organizations to turn their "billboard" website into an open ticket window, offering a revenue source not available in the past, while providing members a tool to increase sales without giving up control of their inventory or diluting their price structure. Book it, ROVER! allows one-stop shopping and immediate buying opportunities for interested visitors right from the existing website. As of March 31, 2004, we have not generated any revenue from the use of Book it, ROVER!

     ACCESS ORLANDO

     We provide web-hosting services to more than 90 customers in the Central Florida area using the Access Orlando trade name at www.ao.net. As of March 31,
                                                    -----------
2004, we have generated revenues of $28,401 from our web-hosting services.

     SEQUIAM SOFTWARE

     We also provide high-end web development and custom software and database development to medium-sized businesses, local governments and non-profit organizations under the Sequiam Software brand name. Currently, our custom software is focused on information management. As of March 31, 2004, we have generated revenues of $11,770 from our custom software and web development services.

B.   SEQUIAM SPORTS, INC.
     --------------------

     Sequiam Sports, Inc. is focused on the following web development products and services:

     WORLD OLYMPIANS ASSOCIATION

     We developed the Internet site and Extranet for the World Olympians Association in connection with a contract entered into on December 5, 2001. IOC President, Juan Antonio Samaranch, created the World Olympians Association following the Centennial Olympic Congress, Congress of Unity, held in Paris in 1994. It is a global organization representing Olympians. The World Olympians Association was founded to involve the nearly 100,000 Olympians around the world in the activities of the Olympic Movement. The World Olympians Association is the "Fourth Pillar" of the Olympic Community and is supported by the IOC Athletes' Advisory Commission.

     The scope of the World Olympians Association Extranet is intended to encompass the full digital media program of the World Olympians Association, including the delivery of editorial content, on-line membership services, support of World Olympians Association sponsor/partner programs and electronic commerce. In connection with our contract, we implemented the worldwide database for the official website of the Community of Olympic Athletes. Under the terms of our contract with the World Olympians Association, we developed the Extranet at our own cost and expense, and will receive 35% of all sponsorship revenues in addition to 35% of any merchandizing sales prices less fixed costs. The World Olympians Association has committed to provide support in integrating our relationship within the Olympic family, including the International Olympic Committee, various national Olympic committees, official sponsors of the Olympic Games, and the World Olympians Association's membership. As these relationships develop, we expect to invest more resources into the development of Internet solutions for these entities. We expect to earn a 35% share of the merchandising and sponsorship income derived from the website. Because the World Olympians Association provides the products to be sold on the website and follow-up regarding sponsorship opportunities, the World Olympians Association is responsible for generating revenue.

     The World Olympians Association has not been effective at generating any revenue. As a result, we have not derived any revenue from our relationship with the World Olympians Association. Regardless, we continue to provide email services for the electronic newsletters "Olympian Insight," a weekly electronic
                                         ----------------
publication sent to Olympic athletes and "Olympian Roundup," a monthly
                                          ----------------
electronic publication sent to Olympic athletes, because we believe that our association with the Olympics will be beneficial to future business and we believe in the Olympic ideals. In addition, Internet services to publishers and printers are an integral part of our information management business, and we believe our relationship with the World Olympians Association will generate new business for us.

     As an extension of the World Olympians Association Extranet project, we formed a limited liability company with Pachyderm Press, the publisher of "World
                                                                           -----
Olympian" magazine, in January 2003.  The name of the company was Olympian
--------
Publications, LLC. In February 2003, Olympian Publications, LLC became the publisher of "World Olympian" magazine. Because Pachyderm Press failed to
              --------------
perform under our agreement, effective April 8, 2003, we terminated our agreement with Pachyderm Press, dissolved Olympian Publications, LLC, and ceased publication of "World Olympian" magazine. Olympian Publications, LLC never
                --------------
consummated any transactions.

C.   SEQUIAM EDUCATION, INC.
     -----------------------

     EXTENDED CLASSROOM

     Sequiam Education, Inc. is focused on the Extended Classroom educational product. The Extended Classroom is a series of 300 internet-based educational supplement videos for grades 1-12 students and their parents. Written and delivered by full-time teachers, these Lesson Concept Summaries cover language arts, math, science and social studies. Furthermore, the Extended Classroom is designed to meet curriculum standards and correspond to homework assignments. The videos average two minutes in length, and include test preparation tools and quizzes that help parents and teachers assess students' progress and achievement levels. These results are accessed via a unique data retrieval system. The Lesson Concept Summaries are delivered via the Internet, and are available on a compact disc form for homes without broadband access. The videos are digitally mastered and also available for television broadcast. As of March 31, 2004, we have not generated any revenue from the sale of the Extended Classroom.

SAFETY AND SECURITY SEGMENT

A.   SEQUIAM BIOMETRICS, INC.
     ------------------------

     Sequiam Biometrics, Inc. is focused on the BioVault(TM), the Q300 products and most recently, the SEQUIAM-BIOLOCK.

     BIOVAULT(TM)

     We market a personal access denial decive called BioVault(TM) that uses fingerprint recognition technology as the sole means to control access, and requires no key, card or combination. The BioVault(TM) is constructed of heavy-duty 12-gauge steel. The BioVault(TM) can be plugged into a house AC current or run independently on three D-cell batteries for up to one year, and is the only access denial device currently on the market with no manual override system. The BioVault(TM) uses the same non-volatile memory as cell phones to retain fingerprint information in the absence of any power source. When power is low, the BioVault(TM) signals the user like a smoke detector.

     The BioVault(TM) measures 12.5 inches wide, by 17 inches long, by 3.5 inches deep, and provides room for two handguns plus ammunition, or valuables such as jewelry, stock certificates and other documents. The BioVault(TM) is easy to program and stores up to 15 authorized fingerprints. We believe that handgun owners are the largest market for this product, and our marketing campaign employs a video with a TV personality and a police academy instructor. Through our agreement with T&N Enterprises, we have developed a relationship with the National Rifle Association for the sale of the BioVault(TM) through the National Rifle Association web site. As of March 31, 2004, we have generated $4,693 in revenues from sales of the BioVault(TM).

     Q300

     In the first quarter of 2004, we licensed our biometric technology to Security Marketing Group, LLC. Security Marketing Group, LLC has used that technology to, with our assistance, design a product similar to the BioVault(TM) but different in design and target market. This redesigned product is the Q300. As of March 31, 2004, we have generated $25,000 in revenues from the licensing of the Q300 to Security Marketing Group, LLC.

     SEQUIAM-BIOLOCK

     On May 14, 2004, we introduced the SEQUIAM-BIOLOCK, a biometric door locking technology. The SEQUIAM-BIOLOCK has been designed to interface with any remote keyless entry system. When a valid fingerprint is detected on the biometric sensor, it opens up the lock. We plan to generate revenues from licensing the SEQUIAM-BIOLOCK. At this time, we have not licensed this technology.

B.   FINGERPRINT DETECTION TECHNOLOGIES, INC.
     ----------------------------------------

     Fingerprint Detection Technologies, Inc. is focused on our BritePrint technology.

     BRITEPRINT

     The BritePrint technology is a light-emitting, diode-based, headband-mounted light source developed to enhance the detection of dusted latent fingerprints. The BritePrint system offers a low-cost, hands-free device to be used during the investigative process by law enforcement. This technology, when used in conjunction with traditional dust detection methods, reveals otherwise invisible fingerprints, footprints, and other latent markings at crime scenes and may save valuable time in the investigative process.

     Using an array of light emitting diodes, or LED, the BritePrint device emits wavelength-specific light of sufficient intensity to cause areas brushed with a dye to visibly fluoresce. Wearing light-filtering goggles to make the markings easily detectable to the human eye (orange goggles in the case where rhodamine 6G dye is used), an analyst can quickly proceed with the on-site identification and analysis of the markings. Video cameras can be fitted with specially colored lenses or other optical scanning devices to provide additional possibilities for recording critical crime scene evidence.

     We acquired the BritePrint technology from the Westinghouse Savannah River Company under the terms of a license agreement. Westinghouse Savannah River Company is recognized as a world-class center of excellence for the development and application of unique and innovative science and technology solutions. Westinghouse Savannah River Company is the applied research and development laboratory for the U.S. Department of Energy. The inventor of the BritePrint technology is Eliel Villa-Aleman. As of March 31, 2004, we have not generated any revenue from sales of the BritePrint and are currently looking to license this product.

MARKET FOR OUR PRODUCTS AND SERVICES

     We have had no significant sales from our primary products during 2003 as much of the year was spent acquiring, redeveloping and preparing our products for sale. Sales and marketing efforts began in the fourth quarter of 2003. Sales for most of 2003 were derived from secondary services such as our Internet Service Provider, web development and custom software development. We did sell one-time web development and custom software development services to various customers during 2003, for total sales of $338,549. During the fourth quarter of 2003 the BioVault(TM) generated sales of $47,621 and $29,880 for the quarter ended March 31, 2004. This is attributable to our marketing efforts with the National Rifle Association. These sales totals were far less than expected in spite of very favorable feedback from the National Rifle Association email campaigns conducted during the fourth quarter of 2003. We believe that the high retail price of the BioVault(TM) was an impediment to its sales. As a result we have changed our marketing strategy regarding the BioVault(TM). We developed a less expensive version of the BioVault(TM) and helped develop an alternate version of the BioVault(TM); the Q300. In the first quarter of 2004, we licensed the Q300 to Security Marketing Group, LLC, an experienced consumer products company. The license to Security Marketing Group, LLC includes a $2 million license fee payable in installments through December 31, 2004, a ten percent equity stake in Security Marketing Group, LLC, and a $20 per unit royalty. We also redesigned and reduced the cost of the original BioVault(TM). We are currently in discussions to license that product to another consumer products marketing company.

     We had no sales from our redesigned IRP products available over the Internet on a transaction fee basis. In the first quarter 2004, however, we entered into a pilot program to deploy our IRP products with AlphaGraphics, Inc., an international chain of 320 franchised print shops. This pilot program will involve the identification, pursuit, sales and service of a number of target accounts. We anticipate that the pilot program will last 90 days; thereafter we may choose to expand the pilot program to other target accounts on a national basis. The term of this arrangement is one year. We also entered into pilot programs with another county school system and community college.

     We have no historical financial or market information regarding potential sales for the assets acquired from Smart Biometrics, Inc. and Telepartners, Inc. because both companies were development stage companies and neither company had any operating revenue. Furthermore, we only began to receive operating revenue from our IRP software products in the second quarter of 2004. Our market estimates for our products and services are based primarily on our own market research, market estimates provided to us by Danka Corporation, and market estimates for the sale of the BioVault(TM) provided to us by the National Rifle Association.

     Our management believes that the market for our IRP products and services includes small, medium and large corporations across all industry segments and non-profit and governmental entities.

     We are targeting our sales of IRP products primarily to leading suppliers in aerospace, banking, financial services, healthcare, hospitality, insurance, manufacturing, mining, education, the public sector, telecommunications, and transportation.

DISTRIBUTION OF OUR PRODUCTS AND SERVICES

     Our products and services are just now coming to market after a lengthy development period and, to date, have been sold directly by us and, prior to its acquisition, W.M.W. Communications, Inc. We intend to sell our IRP and IRPlicator products through "Value Added Resellers," distributors and marketing alliances and through our own direct sales efforts.

     VALUE ADDED RESELLERS.   We plan to form additional relationships with
     ---------------------
Value Added Resellers that are software companies and print equipment manufacturers and distributors. Under a typical agreement, the Value Added Reseller will sell our software products in conjunction with their own products. In some instances, a Value Added Reseller might convert our products to their own private-label. VII, Inc., a government contractor, is a current Value Added Reseller, offering our products to a variety of federal government agencies and
other government contractors.   Under the typical Value Added Reseller
agreement, we expect to grant the Value Added Reseller a non-exclusive license to resell certain of our software products. In addition, we will permit the Value Added Reseller to sublicense our software products to its own customers. The Value Added Reseller will earn revenue from the sublicenses it grants to its existing customers. As of March 31, 2004, no significant revenues have been received from VII, Inc.

     DISTRIBUTORS.  We plan to form relationships with distributors that have
     ------------
experience selling technology products in geographic areas where we do not have a physical presence. We currently have one distributor, BioMet Access Company, LLC in Missouri, that markets and sells biometric products, including the BioVault(TM), through a network of approximately 200 dealers, partners and consultants. We intend to grant our distributors a non-exclusive license to sell certain of our software products in these geographic areas. We will also permit the distributor to grant sublicenses to use our software products. The distributor will earn revenue from the sublicenses it grants. As of March 31, 2004, no revenues have been received from BioMet Access Company, LLC.

     We have an agreement with the National Rifle Association to help distribute the BioVault(TM). The National Rifle Association acts only as a sales agent and will not purchase any of our products directly. The National Rifle Association offers our BioVault(TM) in its online store and catalog and has estimated that we will be able to sell approximately 50,000 units over the twelve months following the second quarter 2004. As of March 31, 2004, we have generated little revenue from this relationship because the National Rifle Association had not completed or commenced its overall marketing plan. The National Rifle Association expects to accelerate its marketing efforts in the second quarter of 2004.

     ALLIANCE PARTNERS.  Our "Alliance Partners" will be companies that provide
     -----------------
both technology and management consulting and implementation services, but typically will not actually sell software. Alliance Partners who recommend our products as a service to their clients, should often provide great influence on sales. We will not maintain a formal financial relationship with our Alliance Partners nor will our Alliance Partners receive fees in exchange for recommending our products. In return for these referrals, we will, if the occasion arises, refer management consulting services to our Alliance Partners. For example, Danka Corporation has recommended our IRP and IRPlicator software products to companies in a variety of industries, primarily healthcare and education. As a result, two educational institutions have agreed to use IRP beginning in the second quarter of 2004. As of March 31, 2004, we have not received significant revenues from our Alliance Partners, but we have contracts and commitments from state universities and school systems as a result of their referrals.

     SEQUIAM ASSOCIATE PARTNERS.  We will enter into independent contractor
     --------------------------
relationships with individuals and organizations working in a self-determined territory. These independent contractors will earn a commission based upon the sales value of the products they sell. We seek candidates with a strong background in our key markets. Based on their background, these candidates can leverage prior market experience and business relationships, which should allow them to identify, qualify and penetrate key accounts for the sale of our products. The Roosevelt Group, Inc., William J. Metzger, Realvest, Inc., T&N Enterprises, Inc., and the Quasar Group, Inc. are some of our associate partners at this time. As of March 31, 2004, we have not received significant revenues from these partners; however, we have begun a pilot project with AlphaGraphics, Inc. as a result of the efforts of the Roosevelt Group, Inc.

     We have taken the following steps to establish relationships with other value-added resellers, distributors and alliance and associate partners:

     - We have one full-time employee for each of our segments whose job it is to seek out new value-added resellers, distributors and alliance and associate partners.

     - We are also active in recruiting new selling and referral sources through our networks and by advertising.

     We also plan to license our print software, educational and biometrics technologies to companies with greater selling resources and experience then us. We are in discussions with various companies to license our Internet Remote Print software products, Extended Classroom educational product, the original BioVault(TM), BritePrint and other adaptations of our biometrics technologies. In the first quarter of 2004 we licensed an adaptation of the BioVault(TM) known as the Q300 to Security Marketing Group, LLC for a $2 million license fee and a $20 per unit royalty.

     We launched our web site (www.sequiam.com) in 2001 to provide customer leads and to promote our products and services over the Internet. Our web site is also used to provide current customers with information on new products and services, product training dates and company-sponsored seminars. Historically, approximately 100% of our annual revenues have been received through direct sales efforts. We plan to expand those efforts through other distribution channels in 2004. Information contained on our website should not be considered part of this prospectus.

COMPETITION

     SEQUIAM IRP AND IRPLICATOR. We are unaware of competitors whose products perform all of the functions performed by our software products. We compete in the market for integrated document management and Internet remote print software with other software companies whose products are used to image, print and manage documents. Our management believes that our products are competitive due to features such as ease of deployment, low overhead and administration, ease of use, integrated application suite, and appeal to broad user requirements.

     BOOK IT, ROVER! We are aware of only one company, TravelHero, which directly competes with us in offering reservation systems directly to Convention and Visitors Bureaus. The competing product only provides for hotel reservations and does not include restaurants, attractions, events, sports facilities and entertainment, as does Book It, ROVER! Additionally, Book It, ROVER! has a built-in web wizard developer. We also provide hosting for those business members of the Convention and Visitors Bureau wishing to participate in the system but who are not yet online. Established in 1995, TravelHero is a content and technology provider for the travel industry, offering turnkey reservation solutions for destination marketing organizations. TravelHero claims to be the online reservation partner for www.NASCAR.com, as well as over 85 official visitor bureaus and lodging associations. We are presently responding to requests for proposals from two Convention and Visitors Bureaus for the implementation of Book It, ROVER!

     ACCESS ORLANDO. Our competition with web site development and web site hosting business is from a variety of small to medium-sized industry specialists and generalists. Our managed hosting services involve hosting website either on our server or on a customer's server stored at our office. Competitors in Orlando are largely small to mid-sized (6 to 20 staff) companies including; Sales & Marketing Technologies, Xenedev Development Services, Web-Solvers, Digital Planet, Bridgemore Technologies and Atlantic.net. Additionally, dozens of cottage-industry development companies consume a small amount of the market's development and hosting demand. We do not plan to grow this product offering as we do not consider it part of our core business. We use these revenues to offset our own web hosting and Internet access costs for internal use, and in support of IRP, IRPlicator and Book It, ROVER!

     SEQUIAM SOFTWARE. Our competition with custom software development business is from a variety of small, medium-sized and large competitors. We do not actively compete in this market but rather provide custom software applications to our existing customers as an accommodation when it benefits our relationship with them or otherwise presents an opportunity to develop new applications with greater market potential.

     EXTENDED CLASSROOM. Numerous companies compete in this market. The top four successful companies with similar goals and markets are Riverdeep, Brainpop, Testbuddy, and Esylvan. Their programs are content rich, very well researched and designed with maximum student interaction in mind. The Brainpop model seems to be the most effective and possibly the most successful with a low-priced model of only $34.95 per year for a family and less than $200 per year for a school. Brainpop appears to be used in 15% of America's schools and used by approximately two million children. We do not plan to compete in the open market with these firms but are searching instead for a strategic partner who can deploy our product as part of a broader program. As of March 31, 2004, we have not found such a strategic partner for our Extended Classroom product.

     WORLD OLYMPIANS ASSOCIATION. A competing web-development company based in Europe has posted an alternative web site for the World Olympians Association. This competitor claims that it was granted permission to post this web site by the World Olympians Association.

     BIOVAULT(TM). The single competitor for the BioVault(TM) is 9g Products' flagship product, the INPRINT(TM). Using fingerprint technology, the INPRINT(TM) securely stores jewelry, handguns, valuables, important documents, medications, and personal information and is similar in purpose and operation to the BioVault(TM). INPRINT(TM) is less expensive than the BioVault(TM) and, in our opinion is also less well constructed and a less substantial product in general. The INPRINT(TM) is constructed of aluminum and uses weaker hinges and locking mechanisms than the BioVault(TM), which uses all steel construction. 9g Products Inc. was founded in 2002 and its only product is the INPRINT(TM).

     BRITEPRINT. SceneScope, first marketed by SPEX in 1997, has been sold to dozens of U.S. law enforcement agencies at all levels. It has been sold worldwide to most national police agencies. The SceneScope Imager uses intensified ultra violet reflectance instead of fluorescence as in Forensic Light Sources. The System can detect fingerprints on most non-porous surfaces prior to any treatment or after a cyanoacrylate (Superglue) fuming. Fuming is required when preliminary examination yields no results.

     Our BritePrint technology is a light-emitting, diode-based, headband-mounted, light source developed to enhance the detection of dusted latent fingerprints. The BritePrint system offers the potential of a low-cost, hands-free device to be used during the investigative process. This technology, when used in conjunction with traditional dust detection methods, reveals otherwise invisible fingerprints, footprints, and other latent markings at crime scenes and may save valuable time in the investigative process and is less expensive than competing methods.

     Advantages of the BritePrint technology over competing methods are as follows:

     -    Enables advanced real-time field detection and analysis
     -    Light-emitting diode technology for brighter illumination
     -    Cost effective

     -    Self-powered and easily portable
     -    Hands-free operation

OUR CUSTOMERS

     We provide internet access and web-hosting services for over 700 customers. In the past, several of our customers have ordered additional software and services, occurring within a non-predictable time frame, that is, from a few months of the original order up to a year or more after that order. The additional orders typically have been either custom programming projects or the purchase of new products as these become available. No single customer accounted for more than 10% of our revenues during 2003.

INTELLECTUAL PROPERTY

     Our patent applications for "BioVault(TM) ", "BioVault Lock" and "BritePrint" were recently denied. We intend to resubmit our patent applications with the United States Patent and Trademark Office as soon as possible. We have not sought patent protection for any of our software products due to the length of the patent application procedure and the necessity to continually develop and improve our software products. We feel the risk of loss due to piracy is somewhat mitigated because our software is only offered as an application service provider via the Internet. We plan to make patent applications in 2004 for some of the software. We will register as prior art in the Software Patent Institute database any of our methods whose patentability time bar has expired, to prevent anyone else from patenting those methods.

     We have registered "Sequiam", "IRP", "Book it, ROVER!", "Smart Biometrics", "BioVault" and "QuestPrint" (as trademarks) with the U.S. Patent and Trademark Office.

     Contracts under which we license the use and/or sale of our products include confidentiality clauses to protect our products and any information in connection with them.

     Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to obtain and use information that we regard as proprietary. There can be no assurance that our efforts will provide meaningful protection for our proprietary technology against others who independently develop or otherwise acquire substantially equivalent techniques or gain access to, misappropriate, or disclose our proprietary technology.

RESEARCH AND DEVELOPMENT ACTIVITIES

     SEQUIAM SOFTWARE.  In 2001, we incurred a total amount of $80,234 on
     ----------------
software development activities, and in 2002 and 2003, a total of $339,705 and $4,206, respectively. None of these costs were borne directly by any customer. With respect to IRP, we do not expect to continue to maintain our prior level of investment in developmental activities consistent with our 2002 or 2003 research and development expenses, as the product is complete and marketable.

     SEQUIAM BIOMETRIC, INC.  We acquired both the "BioVault(TM)" and
     ----------------------
"BritePrint" technology. Accordingly, we had no significant research and development costs associated with these products other than normal adaptations for alternate uses of the biometrics. We do not expect research and development costs to be significant during 2004 and the foreseeable future. We are more focused on licensing our products to companies who manufacture and sell products that will employ our technologies.

OUR EMPLOYEES

     As of March 31, 2004, we employed 20 people. Four of these employees worked in sales and marketing; five provided professional services such as training and general product assistance; six worked in product development and support; and five provided general administrative services. All employees are working full-time. No employees are represented by a labor union, and we consider our relations with employees to be good.

DEPENDENCE ON KEY MANAGEMENT PERSONNEL

     We believe that our continued success depends to a significant extent upon the efforts and abilities of its senior management. In particular, the loss of Nicholas H. VandenBrekel, our President and Chief Executive Officer, Mark L. Mroczkowski, our Senior Vice President and Chief Financial Officer, or Alan McGinn, the Chief Technology Officer of Sequiam Software, Inc., could have a material adverse effect on our business. We have employment contracts with each of these officers, which are more fully described under the heading "Management."

PROPERTIES

     Our corporate headquarters are located at 300 Sunport Lane, Orlando,
Florida 32809.   On July 1, 2001, the Brekel Group, Inc., prior to our
acquisition, entered into a lease agreement to rent approximately 60,000 square feet of combined office and manufacturing space through June 30, 2011.
Effective July 1, 2002, we entered into a lease forbearance agreement for 10,000 square feet of the same space for the remaining term of the lease. Because we determined to cease Brekel's print and publishing operations before we acquired it, effective July 1, 2002, Brekel entered into a lease forbearance agreement for 10,000 square feet of the same space for the remaining term of the lease.
In April 2004, we signed a new lease agreement and note payable with the landlord that supercedes and replaces the lease forbearance agreement described above.

     The lease is for 24,085 square feet and is effective July 1, 2004 for a period of seventy-two (72) months beginning July 1, 2004 and ending on June 30, 2010. The note payable was fixed at $1,600,000 together with interest thereon at a simple interest rate equal to six percent (6%) per annum. Commencing on August 1, 2004 and continuing on the first (1st) day of each month thereafter through and including June 1, 2010, we are scheduled to pay to Lender payments consisting of principal and interest in the amount of $26,517 per month. Payments on the note commence July 1, 2004, through June 1, 2010.

LEGAL PROCEEDINGS

     Sequiam Sports, Inc. (formerly known as Brekel Group, Inc.) entered into a note payable with Xerox Corporation in November 2000 to finance equipment. Sequiam Sports, Inc. also entered into a Document Services Agreement with Xerox Corporation on November 1, 1999, commencing April 1, 2000. During the 63-month term of the Agreement ending June 30, 2005, Xerox agreed to provide equipment and services in accordance with specified performance standards. Those standards include, among other things, a performance satisfaction guaranty by Xerox. Under the terms of that guaranty, Sequiam Sports, Inc. may terminate the agreement without incurring any early termination charges. Sequiam Sports, Inc. gave proper notice of such termination in March 2001. On September 3, 2002, Xerox did, contrary to the contract, assert its claim for early termination charges and for monthly minimum service charges on billings made after the termination date. On June 29, 2004, Xerox Corporation filed a lawsuit in the Circuit Court in and for Pinellas County, State of Florida. The amount in controversy is $1,573,668.85. We dispute these claims and believe them to be without merit.

     No other legal proceedings are currently pending or threatened against us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows the positions held by our board of directors and executive officers as of June 30, 2004. Our directors serve for a three-year term that expires at every third regular annual meeting of our shareholders, and until such directors' successors are elected and qualified.

NAME                      AGE  POSITION
------------------------  ---  --------
Nicholas H. VandenBrekel   39  Chairman, President and CEO; Director
Mark L. Mroczkowski        50  Senior Vice President and CFO; Director
James C. Stanley           65  President of Sequiam Biometrics, Inc.; Director
Alan McGinn                43  Vice President and CTO
Mike Seaman                40  Vice President of Sequiam Software, Inc.
David Dobkin               51  President of Sequiam Software, Inc.
John P. Bevilaqua          59  President and COO of Sequiam Sports, Inc.

     NICHOLAS H. VANDENBREKEL. Mr. VandenBrekel is our founder and has served as our President, Chief Executive Officer and Chairman of the Board since our inception in 1999. Mr. VandenBrekel served as a consultant from 1997 to 1999. Mr. VandenBrekel has an extensive background in both military service as well as entrepreneurial venues. He is a native of the Netherlands and a permanent resident of the United States. Mr. VandenBrekel has been the President and Chief Executive Officer of Brekel Group, Inc. for the last two years and was the President of Sequiam, Inc. In the course of his assignments, Mr. VandenBrekel has been responsible for all aspects of, business development, teaching and operations, including strategic planning, product and service development, marketing, and sales and staff development. Mr. VandenBrekel speaks several languages and has been a public speaker for many years. Mr. VandenBrekel continuously displays a strong ability to merge both North American business culture with that of Europe and the Far East. Mr. VandenBrekel has a degree in communications from the OPS Academy Royal Netherlands Navy and is a licensed Helicopter Aviator. Mr. VandenBrekel also holds degrees and diplomas in electronics and the martial arts. Mr. VandenBrekel received the 2001 businessman of the year award from the National Republican Congressional Committee's Business Advisory Council.

     MARK L. MROCZKOWSKI. Mr. Mroczkowski has served as our Senior Vice President, Chief Financial Officer and as one of our directors since our inception in 2001 and as Chief Financial Officer for Brekel Group, Inc. since June 2000. Mr. Mroczkowski has an extensive business background. Mr. Mroczkowski was the Chief Financial Officer of GeoStar Corporation from 1994 until 2000. From 1975 until 1994, Mr. Mroczkowski practiced public accounting with several large accounting firms and ultimately formed his own successful firm. Mr. Mroczkowski holds a B.S. degree in Accounting from Florida State University, he is a Certified Public Accountant licensed in Florida and a licensed commercial pilot. Mr. Mroczkowski has a strong background in finance and financial management from his twenty-five years of practice. Mr. Mroczkowski managed private placements, debt financing and Initial Public Offering preparations for a number of firms. Mr. Mroczkowski has also managed audit, tax and consulting engagements for a variety of organizations.

     JAMES C. STANLEY. Mr. Stanley has served as President of Sequiam Biometrics, Inc. since April 21, 2003 and has served as a one of our directors since May 21, 2003. Since 2001, Mr. Stanley also serves as the Vice President of Finance for Quasar Group, Inc. Prior to joining the Quasar Group, Inc., Mr. Stanley worked with J.C. Stanley and Associates from 1997 to 2001. Mr. Stanley has held many important management positions as well as owned and operated his
own businesses.   Among his accomplishments is the formation of an investment advisory firm that was sold to Bache & Company. He also owned an advertising agency in New York, whose clients included Citicorp, Penske Racing, Hilton
International, Holland American Lines and Banco Popular.   Mr. Stanley built,
owned and operated Hilton Ski Resort in Breckenridge, Colorado. Currently, Mr. Stanley is the founder of Concord Communications, Inc. which is a joint venture with AT & T. Mr. Stanley serves on numerous boards, including Vice Chairman of the International Center for Religion and Diplomacy, Washington, DC. Mr. Stanley is a well-versed and sought after consultant on business development, mergers and acquisitions. During the last five years, Mr. Stanley has served as a Director and a principal in the Quasar Group, Inc., and prior to our acquisition of Smart Biometrics, Inc, Mr. Stanley served as Chairman of that
company.   Mr. Stanley has a BA and an MBA from the University of Virginia.

     ALAN MCGINN.   Mr. McGinn has served as our Chief Technology Officer since
March 1, 2003. Previously, Mr. McGinn had been President of W.M.W. Communications, Inc., d/b/a Access Orlando since 1995. During that time, he also served as a consultant to SMART Biometrics. From 1984 to 1995, Mr. McGinn was a Senior Design Engineer at Lockheed Martin. While at Lockheed Martin, Mr. McGinn designed the night vision system for the Apache Helicopter. Mr. McGinn's other significant designs included: Microcontroller-based servo control system; Laser tracker controller with a 1553 bus interface; Microcontroller based control panel for helicopter navigation; CCD camera with real time image processing; and Fiber Optic communications link and tracker interface. Mr. McGinn has a B.S. Degree in Electrical Engineering from the University of Tennessee and an M.S. Degree in Electrical Engineering from the University of Central Florida.

     MIKE SEAMAN. Mr. Seaman has served as the Vice President of Sequiam Software, Inc since January 1, 2003. Mr. Seamen served as the Vice President of SunStar Healthcare, Inc. from 1997 until 2003. Mr. Seaman also acted as an independent consultant from 2000 to 2003. Mr. Seaman was instrumental in the founding, operation and growth of a NASDAQ-listed medical company, which grew from $0 to over $100 million in revenue during his association with the company. Mr. Seaman was also a partner in a data security and disaster recovery software development company during the late 1980's, in the infancy of that industry. Mr. Seaman has consulted with private and public companies in diverse areas such as: mergers and acquisitions, investor/institutional/public relations, business development, capital sourcing and marketing. Mr. Seaman has also been involved in the development, rehabilitation and leasing of office properties.

     DAVID DOBKIN. Mr. Dobkin has served as the President of Sequiam Software, Inc. since April of 2004. Mr. Dobkin served as the Vice President, Internet and E-Business Services, for AlphaGraphics, Inc. from 2001 to March 2004. Mr. Dobkin also served as the Senior Vice President of Corporate Services and Senior Vice President of Business Development of Caliber Learning Network from 1997 to 2001. Mr. Dobkin received a B.A. Degree from Knox College in 1975, an M.S. Degree in Systems Engineering from the University of Illinois in 1979 and his MBA from the University of Chicago in 1983.


     JOHN P. BEVILAQUA. Mr. Bevilaqua has served as the President and Chief Operating Officer of Sequiam Sports, Inc. since June of 2004. Mr. Bevilaqua served as the President and Chief Executive Officer of Creative Marketing Strategies, Inc. from 1994 to 2004. Mr. Bevilaqua served as the Chief Marketing Officer for Jacoby Development, Inc. from 1997 to 2001 and served as a partner of Unique Signature Applications, Inc. Mr. Bevilaqua also served as the National Sports Manager and Olympic Project Manager for The Coca-Cola Company from 1978 to 1983. Mr. Bevilaqua received a B.S. Degree in Business Administration from the University of Chattanooga.


     None of our directors qualify as independent directors because all our directors beneficially own stock in our company and are either employed by us or one of our subsidiaries. As a result, our board of directors is unable to rely
upon an independent director to resolve director conflicts of interests.   For
example, when taking actions that may directly affect our stockholders, such as decisions to make distributions, to approve mergers or to approve other reorganizations, our directors will not receive input from an independent director. Furthermore, our directors must comply with Section 310(a) of the California Corporation Code when authorizing any such action. Because Section 310(a)(2) of the California Corporation Code is not available, any such action must meet the requirements of Section 310(a)(1) or Section 310(a)(3) of the California Corporation Code. Section 310 provides as follows:

               (a) No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if (1) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders (Section 153) in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon, or (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified, or (3) As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified. A mere common directorship does not constitute a material financial interest within the meaning of this subdivision. A director is not interested within the meaning of this subdivision in a resolution fixing the compensation of another director as a director, officer or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

     We are currently seeking to elect or appoint an independent director, but we cannot guarantee that we will be able to do so. We believe it is unlikely we will find a willing person to serve as an independent director until we obtain liability insurance for our officers and directors.

COMMITTEES OF THE BOARD

     We do not currently have any formal board committees.

DIRECTOR COMPENSATION

     None of our current directors receive compensation for their service as directors.

FAMILY RELATIONSHIPS

     There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

     During the past five years, none of our executive officers, directors, promoters or control persons have been involved in a legal proceeding material to an evaluation of the ability or integrity of such person.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

---------------------------------------------------------------------------------------------------------------
                                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                    ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
---------------------------------------------------------------------------------------------------------------
                                                                       AWARDS
---------------------------------------------------------------------------------------------------------------
                                                   OTHER                    SECURITIES
NAME &                                             ANNUAL      RESTRICTED   UNDERLYING                 ALL
PRINCIPAL                                       COMPENSATION     STOCK     OPTIONS/SARS    LTIP       OTHER
POSITION               YEAR   SALARY   BONUS        (2)          AWARDS         (3)       PAYOUTS  COMPENSATION
===============================================================================================================
Nicholas
VandenBrekel,          2003  $185,000          $      14,400                  5,000,000
                       ----------------------------------------------------------------------------------------
President, CEO,        2002  $158,750          $      14,400
                       ----------------------------------------------------------------------------------------
Chairman (1)           2001  $137,500          $       8,400
===============================================================================================================
Mark Mroczkowski,      2003  $175,000          $      12,000                  4,000,000
                       ----------------------------------------------------------------------------------------
Corporate Secretary,   2002  $156,250          $       8,000
                       ----------------------------------------------------------------------------------------
   Senior Vice
President, Treasurer
   and CFO (1)         2001  $137,500          $       7,200
---------------------------------------------------------------------------------------------------------------

Footnotes:

(1) None of the annual salary amounts shown were paid in 2003, 2002 or 2001 and remain accrued at December 31, 2003.

(2) Compensation shown in this column was earned by accruing the automobile allowances provided in the employment agreements.

(3) Shares shown in this column represent options granted under the Sequiam Corporation 2003 Employee Stock Incentive Plan.

OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2003

     We did not grant any stock options or stock appreciation rights to our named executive officers during the year ended December 31, 2002. On September 23, 2003, we adopted the Sequiam Corporation 2003 Employee Stock Incentive Plan and the Sequiam Corporation 2003 Non-Employee Directors and Consultants Stock Plan, subject to stockholder approval.

     The following table sets forth the stock options granted to our named executive officers and directors during the year ended December 31, 2003. No stock appreciation rights were awarded.

-------------------------------------------------------------------------------------------------
Name                    Number of           Percent of total      Exercise or    Expiration date
                  securities underlying   options/SARs granted    base price
                       options/SARs           to employees          ($/Sh)
                       granted (#)           in fiscal year
-------------------------------------------------------------------------------------------------
Nicholas
VandenBrekel                   5,000,000                 51.76%  $       0.187  November 27, 2013
-------------------------------------------------------------------------------------------------
Mark Mroczkowski               4,000,000                 41.41%  $       0.187  November 27, 2013
-------------------------------------------------------------------------------------------------

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2003 AND FISCAL YEAR END OPTION/SAR VALUES

     There were no exercises of stock options during the year ended December 31, 2003.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     On October 1, 2002, Mr. VandenBrekel and Mr. Mroczkowski entered into amended and restated employment agreements with us and our subsidiaries. The amended agreements replace separate agreements with Sequiam, Inc. and Brekel Group, Inc. The agreements have an initial term of two years with automatic one-year renewals. If they are not terminated by August 1, 2004, they will be extended automatically until October 1, 2005. The agreements provide for compensation in the form of minimum annual salary of $185,000 and $175,000 respectively, and allow for salary increases, bonuses in cash, stock or stock options and participation in our benefit plans. No bonuses have been paid and no criteria for determining bonuses has been established by our directors. We did not pay bonuses for the calendar year 2003. Full time employment is a requirement of the contract. In the event that a change in control of any related company occurs without the prior approval of our then existing Board of Directors, then these contracts will be deemed terminated and we will owe termination compensation to each employee consisting of a $5 million lump sum cash payment plus five annual payments of $1 million, each. Each of Mr. VandenBrekel and Mr. Mroczkowski may terminate their respective employment agreement without cause upon 30-day advance written notice.

     Mr. Alan McGinn was hired as the Chief Technology Officer of Sequiam Software, Inc., pursuant to an employment agreement dated as of December 1, 2002. Mr. McGinn did not begin to earn compensation until March 1, 2003. Pursuant to our agreement with Mr. McGinn, we will pay him an annual base salary of $75,000, and we may be obligated to grant options exercisable into 500,000 shares of our common stock, to be vested one-third at the end of twelve months, and one-third at the end of each subsequent twelve-month period. The option price per share will equal the average closing trading price per share for the ten day trading period immediately preceding the granting of the options.

     Mr. James Stanley was hired as the President of Sequiam Biometrics, Inc., pursuant to an employment agreement dated as of April 21, 2003 and extends for a term of two years. Mr. Stanley does not earn or accrue compensation until a future date to be determined by the Board of Directors at which time he will earn a base salary of $150,000.

     Mr. David Dobkin was hired as the President of Sequiam Software, Inc. pursuant to an employment agreement dated as of April 1, 2004 and extends for a term of two years. Mr. Dobkin earns annual compensation of $150,000 until we acquire at least $3 million in new equity capital. Once we acquire $3 million in new equity capital, Mr. Dobkin's annual compensation will increase to $175,000. Upon the commencement of employment, Mr. Dobkin earned 50,000 shares of restricted common stock which we have not issued as of the date of this prospectus. In addition, we will pay Mr. Dobkin a sign-on bonus of $50,000, net of taxes, once we acquire $3 million in new equity capital. We may be obligated to grant to Mr. Dobkin stock options exercisable into two million shares of common stock at an exercise price equal to the market price as of the date of employment.

COMPENSATION COMMITTEE

     We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation. Currently, we do not have any independent directors who can evaluate the reasonableness of executive compensation without regard to his or her own compensation paid by our company.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth, as of July 19, 2004, certain information with respect to the beneficial ownership of our common stock by each person whom we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers listed in the "Summary Compensation Table", and all directors and executive officers as a group. Except as otherwise set forth below, the address of each of the persons listed below is 300 Sunport Lane, Orlando, Florida 32809.

                                              Shares Beneficially   Percentage of Shares
                    Name                             Owned            Beneficially Owed
--------------------------------------------  --------------------  ---------------------
Nicholas H.VandenBrekel                              23,325,000(1)                 45.29%
Mark L. Mroczkowski                                   9,251,118(2)                 18.32%
-----------------------------------------------------------------------------------------
Officers and Directors as a group                    33,221,118                    59.18%
Optimix Private Equity Fund CV
    Johannes Vermeer Straat 14 224 Box 15543
    Amsterdam, NA Netherlands 1001                    2,666,666                     5.74%
Laurus Master Fund, Ltd.
    c/o Ironshore Corporate Services Ltd.
    P.O. Box 1234 G.T.
    Queensgate House, South Church Street
    Grand Cayman, Cayman Islands                      3,696,969(3)                     0%
Walter H. Sullivan, III
    4 Embarcabero Center Suite 1570
    San Francisco, California 94111                  10,866,481(4)                 19.75%

(1) Includes 5,000,000 shares that may be acquired upon exercise of stock options.
(2) Includes: (a) 4,000,000 shares that may be acquired upon exercise of stock options; and (b) 294,118 shares owned by Mr. Mroczkowski's wife, of which he disclaims beneficial ownership.
(3) Represents 3,030,303 shares which may be acquired immediately upon conversion of an outstanding secured convertible term note at a conversion price of $0.66 per share and 666,666 shares which may be purchased immediately upon exercise of an outstanding common stock purchase warrant at an average exercise price of $0.99 per share. Does not include an additional 969,697 shares which may be issuable on account of interest and any possible penalties or anti-dilution adjustments. As further discussed below, the convertible note and warrant contain provisions which restrict Laurus from beneficially owning in excess of 4.99% of our outstanding shares of common stock provided that Laurus can waive this restriction on 75 days notice to the Company or upon an event of default under the outstanding secured convertible term note. See "Principal and Selling Shareholders" and "Description of Securities."
(4) Includes 8,512,414 shares of common stock which may be issued upon exercise of outstanding warrants and 2,354,067 that are held of record. This does not include any stock that may be beneficially owned by Mr. Sullivan and held by brokers in "street name."

                       ORGANIZATION WITHIN LAST FIVE YEARS

     Nicholas H. VandenBrekel and Mark L. Mroczkowski may be considered our founders or promoters. The consideration paid to Messrs. VandenBrekel and Mroczkowski is discussed elsewhere in this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS

     On February 1, 2002, Mark L. Mroczkowski, our Chief Financial Officer and a shareholder, loaned Sequiam Sports, Inc. (formerly Brekel Group, Inc.) $50,000. Interest is payable at 6%. As of December 31, 2003, the balance due under this loan was $50,000 payable on demand together with accrued interest of $5,250.

     Nicholas H. VandenBrekel, our President, Chief Executive Officer and majority shareholder, has advanced money to us and Sequiam Software, Inc. under demand notes. At December 31, 2003, we owed $570,450 on these notes, including accrued interest of $15,316. The notes bear interest at 2% per annum and are due on demand.

CERTAIN EQUITY HOLDINGS

     On April 1, 2002, we acquired Sequiam Software, Inc. (formerly known as Sequiam, Inc.). This transaction was accounted for as a recapitalization of Sequiam Corporation and the results of operations and cash flows presented in our financial statements prior to the acquisition are those of Sequiam, Inc. The following table shows the number of shares received by our directors and executive officers as a result of this transaction.

                           COMMON STOCK   PERCENT OF    COMMON STOCK   PERCENT OF
          NAME            BEFORE CLOSING     CLASS     AFTER CLOSING      CLASS
----------------------------------------------------------------------------------
Nicholas H. VandenBrekel               0           0%   15,000,000(1)       61.90%
----------------------------------------------------------------------------------
Mark Mroczkowski                       0           0%    5,500,000(2)       22.70%
----------------------------------------------------------------------------------
James Rooney                           0           0%      500,000           2.06%
----------------------------------------------------------------------------------
Brekel Group, Inc.                     0           0%    1,000,000           4.13%
----------------------------------------------------------------------------------

(1) At the time of the transaction, Mr. VandenBrekel served as an officer and director of Brekel Group, Inc., and therefore 15,000,000 shares includes 1,000,000 shares issued to Brekel Group, Inc. The 1,000,000 shares held by Brekel Group, Inc. were returned to treasury and cancelled upon our acquisition of Brekel Group, Inc. in July 2002.

(2) At the time of the transaction, Mr. Mroczkowski served as an officer and director of Brekel Group, Inc., and therefore 5,500,000 shares includes 1,000,000 shares issued to Brekel Group, Inc. The 1,000,000 shares held by Brekel Group, Inc. were returned to treasury and cancelled upon our acquisition of Brekel Group, Inc. in July 2002.

     In July 2002, we acquired Sequiam Sports, Inc. (formerly known as Brekel Group, Inc.) in a tax-free exchange of stock. The following table shows the number of shares received by our directors and executive officers as a result of this transaction.

                           COMMON STOCK    PERCENT OF   COMMON STOCK   PERCENT OF
         NAME             BEFORE CLOSING    CLASS(1)    AFTER CLOSING   CLASS(2)
----------------------------------------------------------------------------------
Nicholas H. VandenBrekel    15,000,000(3)       61.90%     18,500,000       76.37%
----------------------------------------------------------------------------------
Mark Mroczkowski             5,500,000(4)       22.70%      4,957,000       20.46%
----------------------------------------------------------------------------------
James W. Rooney                500,000           2.06%        526,666        2.17%
----------------------------------------------------------------------------------
Brekel Group, Inc.           1,000,000           4.13%              0           0%
----------------------------------------------------------------------------------

(1)  Based upon 24,223,000 shares issued and outstanding prior to closing.

(2)  Based upon 24,224,172 shares issued and outstanding after closing.

(3) At the time of the transaction, Nicholas H. VandenBrekel served as an officer and director of Brekel Group, Inc., and therefore 15,000,000 shares includes 1,000,000 shares issued to Brekel Group, Inc. The 1,000,000 shares held by Brekel Group, Inc. were returned to treasury and cancelled upon our acquisition of Brekel Group, Inc. in July 2002.


(4) At the time of the transaction, Mark L. Mroczkowski served as an officer and director of Brekel Group, Inc., and therefore 5,500,000 shares includes 1,000,000 shares issued to Brekel Group, Inc. The 1,000,000 shares held by Brekel Group, Inc. were returned to treasury and cancelled upon our acquisition of Brekel Group, Inc. in July 2002.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth:

     -    the  name  of  the  selling  stockholder;

     - the number of shares of common stock beneficially owned by the selling stockholder as of July 19, 2004;

     - the maximum number of shares of common stock that may be offered for the account of the selling stockholder under this prospectus; and

     - the amount and percentage of common stock that would be owned by the selling stockholder after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

     Except as otherwise noted below and elsewhere in this prospectus, the selling stockholder has not, within the past three years, had any position, office or other material relationship with us. The selling stockholder is not a member of the National Association of Securities Dealers, Inc.

     Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after July 19, 2004. The shares issuable under these securities are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as if outstanding for the purposes of computing the percentage ownership of any other person.

                                                                              BENEFICIAL OWNERSHIP
                                                                             AFTER THIS OFFERING(4)
                                           BENEFICIAL           SHARES      -----------------------
                                       OWNERSHIP PRIOR TO   REGISTERED IN   NUMBER OF
               NAME                     THIS OFFERING(1)    THIS OFFERING     SHARES      PERCENT
---------------------------------------------------------------------------------------------------
Laurus Master Fund, Ltd.(5)                   3,696,969(2)   4,666,666 (3)           0            0
c/o Ironshore Corporate Services Ltd.
P.O. Box 1234 G.T.
Queensgate House, South Church Street
Grand Cayman, Cayman Islands

_________________

(1) Beneficial ownership as of July 19, 2004, for the selling stockholder based upon information provided by the selling stockholder or known to us.

(2) Represents 3,030,303 shares which may be acquired immediately upon conversion of an outstanding secured convertible term note at a conversion price of $0.66 per share and 666,666 shares which may be purchased immediately upon exercise of an outstanding common stock purchase warrant at an average exercise price of $0.99 per share. See "Description of Securities."

(3) This number includes 3,030,303 shares of our common stock issuable upon conversion of an outstanding secured convertible term note, an additional 969,697 shares issuable on account of interest and any possible penalties or anti-dilution adjustments relating to the term note and up to 666,666 shares of our common stock issuable upon exercise of an outstanding common stock purchase warrant. This prospectus is not available for the resale of shares received in payment of interest pursuant to the selling stockholder's voluntary election to convert any portion of the outstanding secured convertible term note.

(4) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(5) Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC. The address for Messrs. Grin is 825 Third Avenue, 14th Floor, New York, New York 10022.


     The terms of the convertible term note and warrant, under which the shares of common stock are included for resale under this prospectus, prohibit conversion of the note or exercise of the warrant to the extent that conversion of the note and exercise of the warrant would result in Laurus, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. Laurus may waive the 4.99% limitation upon 75 days' prior written notice to us or upon the occurrence and continuance of an event of default under the convertible term note. This limitation does not preclude Laurus from converting or exercising the note or warrant in stages over time, where each stage does not leave it and its affiliates to beneficially own shares in excess of this limitation percentage.

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

     We are registering the shares of our common stock covered by this prospectus for the selling stockholder. As used in this prospectus, "selling stockholder" includes the donees, transferees or others who may later hold the selling stockholder's interests. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

     - purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market makers,

     - transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

     -    privately-negotiated transactions.

     Laurus has agreed, pursuant to the securities purchase agreement between Laurus and us, that neither Laurus nor any of its affiliates and investment partners will or will cause any person or entity, directly or indirectly, to engage in "short sales" of our common stock for as long as the convertible term note is outstanding. "Short sales" are contracts for the sale of shares of stock that the seller does not own, or certificates which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made.

     In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

     For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares, or both. We have advised the selling stockholder that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between the selling stockholder and any broker-dealers with respect to the sale of the shares of common stock.

     Any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation.

     At a time a particular offer of shares is made by the selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholder and any other required information.

     In connection with distributions of the selling stockholder's shares, or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholder may also:

     - enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

     - pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

     We have advised the selling stockholder that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. The selling stockholder advised us that it did not have an open position in the common stock covered by this prospectus at the time of its response to our inquiry.

     In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

     The selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholder. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholder or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholder or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

     Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

     We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholder, except upon exercise of the outstanding common stock purchase warrant.

     We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholder, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. The selling stockholder will pay all of its own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock.

     We cannot assure you, however, that the selling stockholder will sell any of the shares of common stock it may offer.

                            DESCRIPTION OF SECURITIES

     Our authorized capitalization consists of 100,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.001 per share. As of July 19, 2004, there were issued and outstanding 46,495,313 shares of common stock and no shares of preferred stock.

     The following summary of the important provisions of our common stock, secured convertible term note, common stock purchase warrant, articles of incorporation and by-laws is qualified by reference to the provisions of our articles of incorporation and by-laws and the forms of note and warrant incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the company, the holders of our common stock are entitled ratably to our net assets available after the payment of all liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are validly issued, duly authorized, fully paid and non-assessable.

SECURED CONVERTIBLE TERM NOTE

     The secured convertible term note issued as of April 27, 2004 has a term of three years and accrues interest at an annual rate equal to the "prime rate" published in the Wall Street Journal plus 2%. Interest is payable monthly in arrears commencing on June 1, 2004, and on the first day of each consecutive calendar month thereafter. Monthly amortization payments commence on August 2, 2004, at the rate of $60,606.

     The interest rate is subject to adjustment on a month-by-month basis if specified conditions are met (including that the shares of common stock underlying the conversion of the note and the common stock purchase warrant are registered with the SEC and whether and to what extent the average price of the stock exceeds or is less than the fixed conversion price).

     The holder of the note has the option to convert all or a portion of the note (including principal, interest, fees and charges) into shares of common stock at any time, subject to specified limitations, at a fixed conversion price of $0.66 per share. The conversion price is subject to adjustment for stock splits, stock dividends and other similar events. Our obligations under the note are secured by a first lien on all our assets and those of our subsidiaries.

     We have the option of prepaying the note by paying to the holder a sum of money equal to 130% of the principal amount of the note, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the holder arising under the note and certain related agreements outstanding on the day written notice of redemption is given to the holder. A notice of redemption shall not be effective with respect to any portion of the note for which the holder has a pending election to convert shares.

     In addition, the holder may not convert the note if, as a result of the conversion, the holder would beneficially own more than 4.99% of the outstanding shares of common stock. The holder is entitled to revoke these restrictions if it provides us with 75 days prior written notice or upon the occurrence and continuance of an event of default under the convertible term note.

COMMON STOCK PURCHASE WARRANT

     The common stock purchase warrant entitles the holder of the warrant to purchase up to 666,666 shares of our common stock from April 27, 2004 to April 27, 2010. The exercise price per share for the warrant is as follows: (i) $0.83 for the first 222,222 shares; (ii) $0.99 for the next 222,222 shares; and (iii) $1.16 for the next 222,222 shares of common stock. The warrant may not be redeemed by us.

     The warrant may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices with the "Form of Subscription" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment of the full exercise price for the number of shares being exercised under the warrant. In addition to the use of cash, certified or official bank check as payment for the exercise of the warrant, the warrant holder may also exercise the warrant by surrendering that number of shares of common stock issuable under the warrant with a fair market value equal to the exercise price of the portion of the warrant to be exercised.

     The warrant contains provisions that protect the holder against dilution by adjustment of the purchase price in specified events, such as stock dividends, stock splits and other similar events. The holder of the warrant will not possess any rights as a stockholder unless and until the holder exercises the warrant.

     In addition, the holder may not exercise the warrant if, as a result of the exercise, the holder would beneficially own more than 4.99% of the outstanding shares of common stock. The holder is entitled to revoke these restrictions if it provides us with 75 days prior written notice or upon the occurrence and continuance of an event of default under the convertible term note.

     We may at any time during the term of the warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The warrant does not confer upon the holder any voting or any other rights as a stockholder.

REGISTRATION RIGHTS

     We have a registration rights agreements with the selling stockholder. All of the stock subject to the registration rights agreement is being registered in this prospectus in accordance with the terms of that agreement.

     In connection with the issuance of the secured convertible term note and the common stock purchase warrant described above, we agreed to file a "resale" registration statement with the SEC covering the shares of our common stock issuable upon the conversion of the note and exercise of the warrant. We are obligated to maintain the effectiveness of the "resale" registration statement from its effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold under Rule 144(k), in which case we will no longer be required to keep the registration statement effective. We agreed to use our best efforts to have the "resale" registration statement declared effective by the SEC as soon as possible and, in any event, by August 25, 2004.

INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS

     LIMITED LIABILITY

     Our articles of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Under California law, a director may be subject to liability for:

     - Any breach of such director's duty of loyalty to us or our stockholders;
     - Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     - Making unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     - transactions from which such director derived any improper personal benefit.

     Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

     INDEMNIFICATION

     We have authority under Section 317 of the California General Corporation Law to indemnify our directors and officers to the extent provided in such statute. Our bylaws provide that we shall indemnify our executive officers and directors. Under Section 317 of the California General Corporation Law, a corporation may indemnify a director or officer if: (a) such person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation; or (b) with respect to criminal proceedings, such person had no reasonable cause to believe that his or her conduct was unlawful.

     Our employment agreements with Mr. VandenBrekel, Mr. Mroczkowski and Mr. McGinn, each contain indemnification obligations pursuant to which we have agreed to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Rd., Suite 240, Las Vegas, NV 89119.

MARKET INFORMATION

     Our common stock is quoted on the OTC Bulletin Board under the symbol "SQUM.OB."

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, P.A.

                                     EXPERTS

     The financial statements as of and for the year ended December 31, 2003 included in this prospectus have been so included in reliance on the report of Teddar, James, Worden & Associates, P.A., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements as of and for the year ended December 31, 2002 included in this prospectus have been audited by Gallogly, Fernandez & Riley, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     On January 19, 2004, we terminated Gallogly, Fernandez & Riley, LLP as our independent auditor. Our Board of Directors approved the termination of Gallogly, Fernandez & Riley, LLP. Gallogly, Fernandez & Riley, LLP audited our financial statements for the fiscal years ended December 31, 2002 and 2001.

     Gallogly, Fernandez & Riley, LLP 's report on our financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During the recent fiscal year ended December 31, 2003, (i) there were no disagreements between us and Gallogly, Fernandez & Riley, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gallogly, Fernandez & Riley, LLP, would have caused Gallogly, Fernandez & Riley, LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC. The decision to replace Gallogly, Fernandez & Riley, LLP was not the result of any disagreement between Gallogly, Fernandez & Riley, LLP and us on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

     Concurrently, on January 19, 2004, our Board of Directors approved the appointment of Tedder, James, Worden & Associates, P.A. as our new independent accountant and auditor. We did not consult with Tedder, James, Worden & Associates, P.A. on any matters related to accounting principles or practice, financial statement disclosures or audit procedures prior to selecting and appointing Tedder, James, Worden & Associates, P.A. as our auditor.

                          INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Reports of Independent Auditor's. . . . . . . . . . . . . . . . . . . . . . . . . . F-2 and F-3

Consolidated Financial Statements for the Years Ended December 31, 2003 and 2002:
    Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-4
    Statements of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-5
    Statements of Shareholders' Deficit . . . . . . . . . . . . . . . . . . . . . .         F-6
    Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-7
    Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . .         F-8

Condensed Financial Statements for the Three Months Ended March 31, 2004 and 2003:
    Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-24
    Statements of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-25
    Statements of Stockholders' Deficit . . . . . . . . . . . . . . . . . . . . . .        F-26
    Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-27
    Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . .        F-29

                         REPORT OF INDEPENDENT AUDITORS

                      For the Year Ended December 31, 2002

The Board of Directors and Shareholders
Sequiam Corporation

     We have audited the accompanying consolidated balance sheet of Sequiam Corporation (formerly known as Wedge Net Experts, Inc.) and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sequiam Corporation and subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the 2002 consolidated financial statements, the Company has a working capital deficit and has accumulated significant operating losses and produced minimal revenues since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1 to the 2002 consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gallogly, Fernandez & Riley, LLP
Orlando, Florida
February 21, 2003, except for Note 8 in the December 31, 2002 consolidated financial statements included in the Company's SB-2/A filed on June 23, 2003, as to which the date is June 1, 2003

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Sequiam Corporation:

We have audited the accompanying consolidated balance sheet of Sequiam Corporation and subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, shareholders'' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sequiam Corporation and subsidiaries as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.




Orlando, Florida
March 19, 2004

                              SEQUIAM CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS


                                                                             December 31,
                                                                      --------------------------
                                                                          2003          2002
                                                                      ------------  ------------
Assets:
Current assets
    Cash                                                              $   151,450   $    85,922
    Receivables, net of allowance for bad debts of $3,000 and $5,000        7,047        41,141
    Prepaid expenses                                                       21,067             -
    Equipment held for sale                                                40,706       177,080
                                                                      --------------------------
Total current assets                                                      220,270       304,143
                                                                      --------------------------

Property and equipment, net                                             1,174,866     1,375,398
Software development costs, net                                           108,916       131,939
Acquired software, net                                                    230,400       288,000
Intellectual properties, net                                              985,645             -
Deposits and other assets                                                  22,788         7,800
                                                                      --------------------------
Total assets                                                          $ 2,742,885   $ 2,107,280
                                                                      ==========================

Liabilities and shareholders' deficit
Current liabilities:
    Amount due for acquisition                                        $    70,529   $   288,457
    Notes and debentures payable                                          592,322             -
    Accounts payable                                                      573,860       646,331
    Accrued expenses                                                      181,301        64,783
    Current portion of long-term debt                                      95,131             -
    Loans from shareholders                                               695,300       795,450
    Accrued shareholders' salaries                                      1,214,792       854,792
                                                                      --------------------------
Total current liabilities                                               3,423,235     2,649,813
                                                                      --------------------------

Long-term debt                                                          1,175,933     1,291,092
                                                                      --------------------------
Total liabilities                                                       4,599,168     3,940,905
                                                                      ==========================

Commitments and contingencies

Shareholders' deficit:
Preferred shares, par value $.001;
    50,000,000 shares authorized; none issued                                   -             -
Common shares, par value $.001;
    100,000,000 shares authorized; 43,863,218
    and 35,462,609 shares issued and outstanding                           43,863        35,463
Additional paid-in capital                                              4,701,695        42,565
Accumulated deficit                                                    (6,601,841)   (1,911,653)
                                                                      --------------------------
Total shareholders' deficit                                            (1,856,283)   (1,833,625)
                                                                      --------------------------
Total liabilities and shareholders' deficit                           $ 2,742,885   $ 2,107,280
                                                                      ==========================

See accompanying notes to consolidated financial statements

                          SEQUIAM CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Years ended December 31,
                                                           -----------------------------
                                                               2003            2002
                                                           -------------  --------------
Net sales                                                  $    386,170   $     358,470

Costs and expenses:
Selling, general and administrative                           3,448,502       1,056,943
Operating expenses                                              619,863         294,823
Depreciation and amortization                                   452,868         132,718
Loss on sale of equipment                                        18,304          10,977
Loss on impairment of equipment held for sale                    75,000               -
Loss on debt settlement                                          93,158               -
                                                           -----------------------------
                                                              4,707,695       1,495,461
                                                           -----------------------------
Loss from operations                                         (4,321,525)     (1,136,991)
Interest expense                                               (368,663)        (21,741)
                                                           -----------------------------
Net loss                                                   $ (4,690,188)  $  (1,158,732)
                                                           =============================

Net loss per common share:
  Basic and diluted                                        $      (0.12)  $       (0.04)

Shares used in computation of net loss per common share -
  Basic and diluted weighted average shares outstanding      38,285,976      29,350,902

See accompanying notes to consolidated financial statements

                                            SEQUIAM CORPORATION AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                           Years Ended December 31, 2003 and 2002

                                              Common Shares
                                         ----------------------
                                            Shares       Par      Additional        Stock        Accumulated       Total
                                         Outstanding    Value       Paid-in      Subscription      Deficit
                                                                    Capital       Receivable
                                         -----------------------------------------------------------------------------------
Balance at December 31, 2001              24,233,000    24,233              -          (2,000)      (752,921)      (730,688)
Transfer agent error                          17,000        17            (17)              -              -              -
Payment of share subscription
  receivable                                       -         -              -           2,000              -          2,000

Common shares issued for acquisition
  of Brekel on July 19, 2002              12,153,261    12,153     13,563,040               -              -     13,575,193
Constructive dividend to Brekel
  shareholders                                     -         -    (13,579,747)              -              -    (13,579,747)
Repurchase and retirement of shares       (1,000,000)   (1,000)             -               -              -         (1,000)
Common shares issued for services             59,348        60         59,289               -              -         59,349
Net loss                                           -         -              -               -     (1,158,732)    (1,158,732)
                                         -----------------------------------------------------------------------------------
Balance at December 31, 2002              35,462,609   $35,463   $     42,565   $           -   $ (1,911,653)  $ (1,833,625)
Correction of transfer agent error           (17,000)      (17)            17               -              -              -
Sale of common shares                      3,555,638     3,555      1,036,946               -              -      1,040,501
Common shares issued for services          2,318,500     2,319      1,757,127               -              -      1,759,446
Warrants issued in connection with loan
  agreement                                        -         -        550,000               -              -        550,000
Common shares issued in connection
  with loan agreement                         75,000        75         29,925               -              -         30,000
Common shares issued for acquisition
  of WMW Communications, Inc.                318,471       318        149,682               -              -        150,000
Common shares issued for acquisition
  of Smart Biometrics, Inc.                1,500,000     1,500        748,500               -              -        750,000
Common shares issued for acquisition
  of Telepartners, Inc.                      165,000       165        149,768               -              -        149,933
Common shares issued for acquisition
  of Fingerprint Detection
  Technologies, Inc                          485,000       485        237,165               -              -        237,650
Net loss                                           -         -              -               -     (4,690,188)    (4,690,188)
                                         -----------------------------------------------------------------------------------
Balance at December 31, 2003              43,863,218   $43,863   $  4,701,695               -   $ (6,601,841)  $ (1,856,283)
                                         ===================================================================================

See accompanying notes to consolidated financial statements

                                SEQUIAM CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Year ended December 31,
                                                                            2003           2002
                                                                        ------------  --------------
Cash flows from operating activities:                                   $(4,690,188)  $  (1,158,732)
Net loss
Adjustments to reconcile net loss to net cash
    used for operating activities:
    Depreciation and amortization                                           452,868         132,718
    Accretion of debt discount                                              322,322               -
    Loss on sale of equipment                                                18,304          10,977
    Loss on impairment of equipment held for sale                            75,000               -
    Loss on debt settlement                                                  93,158               -
    Issuance of common stock in exchange for services                     1,759,446          59,349
    Operating disbursements paid by related party                                 -          89,440
    Decrease in receivables                                                  36,094          67,308
(Decrease) increase in allowance for bad debts                               (2,000)          5,000
    (Increase) decrease in prepaid expenses, deposits and other assets      (36,055)          2,625
    (Decrease) increase in accounts payable                                 (15,628)        100,990
    Increase in accrued shareholders salaries                               360,000         601,792
    Decrease in other accrued expenses                                      (48,700)       (189,678)
                                                                        ----------------------------
Net cash used for operating activities                                   (1,675,379)       (278,211)
                                                                        ----------------------------
Cash flows from investing activities:
    Equipment purchases                                                           -         (11,005)
    Proceeds from sale of equipment                                          42,568         103,351
    Payment for acquisition of WMW Communications                           (67,928)        (11,543)
    Software development costs capitalized                                   (4,206)        (51,705)
                                                                        ----------------------------
Net cash (used in) provided by investing activities                         (29,566)         29,098
                                                                        ----------------------------
Cash flows from financing activities:
    Proceeds from sales of common stock                                   1,040,501               -
    Increase in notes and debentures payable                                750,000               -
    Proceeds from shareholder loans                                               -         669,500
    Payments on shareholder loans                                                 -        (321,000)
    Payment of stock subscription receivable                                      -           2,000
    Repayment of long-term debt                                             (20,028)        (14,465)
    Repurchase common shares                                                      -          (1,000)
                                                                        ----------------------------
Net cash provided by financing activities                                 1,770,473         335,035
                                                                        ----------------------------
Increase in cash                                                             65,528          85,922
Cash, beginning of period                                                    85,922               -
                                                                        ----------------------------
Cash, end of period                                                     $   151,450   $      85,922
                                                                        ============================

See accompanying notes to consolidated financial statements

                      SEQUIAM CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the years ended December 31, 2003 and 2002

NOTE 1 - SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Acquisitions

     Sequiam Corporation ("Sequiam" or the "Company") through its wholly owned subsidiaries, develops, markets, and supports a portfolio of Internet and print enterprise-wide software products that enable users to acquire, manage, personalize, and present information. In addition, the Company provides application service provider ("ASP") hosting of Internet-enabled solutions, Internet service provider ("ISP") including Internet access and hosting, consulting, application integration, and custom web development and software development services. ASP and ISP hosting is performed using the Company's software and facilities to provide processing, print, mail, archival, and Internet delivery of documents for customers who outsource this activity.

     The Company's operations are divided into two distinct operating segments:
Information Management and Safety and Security. The Information Management segment includes the Company's Internet Remote Print ("IRP") suite of software products and interactive web-based technologies obtained by the acquisition of WMW Communications, Inc. and more recently, Telepartners, Inc (see below), as well as its ASP, ISP and other custom web development and software development services as described above. The Company's Safety and Security segment was formed upon the acquisition of the assets of Smart Biometrics, Inc. and Fingerprint Detection Technologies, Inc. (see below). The Company acquired from Smart Biometrics, Inc. fingerprint biometric access control systems technology and a secure safe called BioVault(TM). This biometric technology will be a key feature in the Company's future product offerings. The "BritePrint" fingerprint detection technology that the Company acquired from UTEK Corporation ("UTEK") provides improved fingerprint detection.

     Effective April 1, 2002, Sequiam Corporation (f/k/a Wedge Net Experts, Inc.), through its wholly owned subsidiary, Sequiam Acquisitions, Inc., merged with Sequiam, Inc. and Sequiam Acquisitions, Inc. survived the merger. Sequiam Acquisitions, Inc. changed its name to Sequiam Software, Inc. on May 1, 2002. Pursuant to the merger agreement, Sequiam Corporation issued 20,000,000 shares of common stock in exchange for all of the outstanding shares of common stock of the Company, consisting of 20,000,000 shares. Additionally, pursuant to the merger agreement, 500,000 shares of Sequiam Corporation's common stock were returned to treasury and cancelled. As a result, the former shareholders of the Company obtained 82.53% of the voting rights of Sequiam Corporation. The transaction was accounted for as a recapitalization of Sequiam Corporation and the results of operations and cash flows presented herein prior to the merger are those of Sequiam, Inc. Sequiam, Inc. was incorporated in Delaware on January 23, 2001 (date of inception) to research, develop, produce and market a document management software product.

     During 2002, the Company acquired Brekel Group, Inc. and WMW Communication, Inc. and began offering web development, Internet and web hosting and custom software development, while continuing its software development activities. During 2003, the Company acquired the assets of Smart Biometrics Inc., Telepartners, Inc. and Fingerprint Detection Technologies, Inc. as more fully described below.

     Effective July 19, 2002 ("date of acquisition"), Sequiam Corporation acquired 94.54% of the issued and outstanding shares of Brekel Group, Inc., a Delaware corporation ("Brekel"), in exchange for 11,522,263 shares of Sequiam Corporation common stock, pursuant to a Stock Exchange Agreement and Plan of Organization, dated June 17, 2002 (the "Agreement"). The shares exchanged were at an exchange rate of 1:1. In connection with the merger, the majority shareholder of Brekel returned 9,500,000 shares leaving 12,229,594 common shares of Brekel outstanding before the exchange with Sequiam Corporation. Sequiam Corporation acquired 630,998 or 4.84% of the remaining issued and outstanding common shares of Brekel on December 16, 2002 for a total of 12,153,261 shares or 99.38% of Brekel's issued and outstanding common shares. The acquisition of Brekel was accounted for as a purchase of the assets and the results of operations of Brekel are included in the accompanying financial statements since the date of acquisition. The excess of the purchase price ($13,575,193) over the carrying value of the net liabilities acquired ($4,554) of $13,579,747 was accounted for as a constructive dividend to the Brekel shareholders. Goodwill was not recognized on the transaction because Sequiam and Brekel were under common control. The purchase was determined based on the 12,153,261 shares issued times $1.12, the average closing stock price of Sequiam Corporation common stock on and around June 17, 2002, the date the agreement was signed and agreed to by the majority shareholders.

Under the terms of the agreement, Sequiam repurchased and retired one million of its common shares from Brekel at par value.

     The following table summarizes the estimated carrying values of the assets acquired and liabilities assumed at the date of acquisition.

          Current and other assets                          $  520,032
          Equipment held for disposal                          268,456
          Equipment under capital leases held for disposal   1,656,009
          Property and equipment                             1,643,962
                                                            -----------
          Total assets acquired                              4,088,459
                                                            -----------
          Current liabilities                                2,869,583
          Long-term debt                                     1,223,430
                                                            -----------
          Total liabilities assumed                          4,093,013
                                                            -----------
          Net liabilities acquired                          $   (4,554)
                                                            ===========

     Sequiam acquired Brekel for its expertise in digital on-demand publishing and printing and the innovations that it brings to our document management Internet remote print and print on-demand software applications. Sequiam also acquired Brekel for its contract with the World Olympians Association ("WOA") and its Internet and ExtraNet expertise and product development gained from that project. On November 14, 2002 Sequiam changed Brekel's name to Sequiam Communications, Inc. to better represent its role within the Sequiam group.

     Brekel had ceased its print on-demand manufacturing operation that it conducted under the trade name QuestPrint and publishing operations under the trade name FirstPublish prior to its acquisition by Sequiam Corporation. As a result $1,885,936 of equipment was returned to the manufacturer on August 1, 2002 and the related capital leases of $1,656,009 were written off. The loss on the return of this equipment to the lessor of $229,927 reduced equipment under capital leases held for disposal in the Brekel acquisition since the assets were impaired prior to the acquisition. In addition, Brekel entered into a lease forbearance agreement and a liability of $893,112 was recognized in accordance with EITF 95-3 upon the acquisition of Brekel's assets for lost rents to be paid to the landlord in the form of a note payable as a result of ceasing Brekel's operations (see Note 7).

     Effective November 1, 2002 Sequiam Software, Inc., acquired all of the assets of W.M.W. Communication, Inc. ("WMW"), doing business as Access Orlando. The purchase price of $300,000 was to be paid $150,000 in cash and $150,000 in Sequiam common shares valued at the date of closing, on February 13, 2003. The cash was paid $55,000 on or before closing ($11,542 prior to December 31, 2002) and installments of $45,000 and $50,000 were due fifteen and ninety days after the February 13, 2003 closing date. At December 31, 2003 and 2002, $70,529 and $288,457 was due to WMW in connection with this acquisition and was recorded as a current liability in the accompanying balance sheet. The acquisition was accounted for as a purchase of the business of WMW and the excess of the purchase price over the fair value of the assets acquired of $288,000 was allocated to the software products Internet Remote Print (IRP) and Internet Remote Print Duplicator ("IRPlicator"). IRP is a software product that allows computer users to print remotely to any printer via the Internet.

     Sequiam acquired Access Orlando because IRP is highly complementary to DMS and Sequiam has integrated the two products. Like Sequiam, Access Orlando was engaged in software development, website development, Internet hosting and collocation services, and is also an Internet service provider (ISP).

     On May 9, 2003, Sequiam Biometrics, Inc., a wholly owned subsidiary of Sequiam Corporation formed on April 21, 2003, acquired substantially all of the assets of Smart Biometrics, Inc. of Sanford, Florida. In consideration for the assets, Sequiam Corporation issued a total of 1,500,000 shares or $750,000 of its common stock to Smart Biometrics, Inc., valued at $.50 per share. Smart Biometrics, Inc. was engaged in the development of biometric technologies. The assets acquired by Sequiam Biometrics, Inc. include office equipment and the BioVault(TM) technology. The BioVault(TM) is a secure safe that utilizes patent pending technology and protocols to recognize a person's fingerprint to unlock. The excess of the purchase price over the fair value of the office equipment acquired of $50,000 was $700,000 and was allocated to the BioVault(TM) technology and is being amortized over its estimated useful life of five years. Smart Biometrics, Inc. had no operating history and had not generated any revenues. Accordingly, the acquisition was accounted for as a purchase of assets.

     On June 1, 2003, Sequiam Education, Inc., a wholly owned subsidiary of Sequiam Corporation formed on May 30, 2003, acquired substantially all of the assets of Telepartners, Inc. of West Palm Beach, Florida. In consideration for the assets, Sequiam Corporation issued a total of 165,000 shares of its common stock to Telepartners, Inc. valued at the closing market price of its common stock on the date of acquisition of $.97 per share or $160,000. Telepartners, Inc. was engaged in the development of supplemental educational products for schoolchildren in grades 1 through 12. The assets acquired by Sequiam Education, Inc. include the Extended Classroom(TM) software, which is a supplemental, educational program consisting of a video lesson library of the very lesson concepts that are taught in our public school classrooms in the United States. Each lesson summary is produced in high quality and digitally mastered, allowing for Internet and television broadcast distribution as well as CD and video formats. The excess of the purchase price over the fair value of the net liabilities acquired of $10,067 was $149,933 and was allocated to the Extended Classroom software and is being amortized over its estimated useful life of five years. Telepartners, Inc. had no operating history and had not generated any revenues. Accordingly, the acquisition was accounted for as a purchase of its assets.

     On September 11, 2003, Sequiam Corporation acquired 100% of the issued and outstanding shares of common stock of Fingerprint Detection Technologies, Inc., a Florida corporation ("FDTI"). In consideration for the shares, Sequiam Corporation issued a total of 485,000 shares of its common stock to UTEK Corporation ("UTEK"), the parent of FDTI, valued at the closing market price of its common stock on the date of acquisition of $.49 per share or $237,650. FDTI has acquired the rights to develop and market a patented and proprietary technology for fingerprint analysis using an LED intense headband light source. The purchase price of $237,650 was allocated to acquired intellectual property and is being amortized over its estimated useful life of five years. FDTI had no operating history and had not generated any revenues. Accordingly, the acquisition was accounted for as a purchase of its assets.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Sequiam Corporation and its subsidiaries. All intercompany transactions and accounts have been eliminated.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. The Company also records additional allowance based on certain percentages of its aged receivables, which are determined based on historical experience and our assessment of the general financial conditions affecting our customer base. If the Company's actual collections experience changes, revisions to its allowance may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer's credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company's results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred. Leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method over the ten-year life of the lease.

INTANGIBLE ASSETS

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Intangible Assets". SFAS No. 142 requires recognized intangible assets determined to have a finite useful life be amortized over their respectful estimated useful lives and reviewed for impairment in accordance with SFAS 144, "Accounting for the Impairment and Disposal of Long-Lived Assets". Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with the Standard until its life is determined to no longer be indefinite.

     Intangible assets are stated at cost and consist of Software Development Costs, Acquired Software, and Intellectual Properties and are being amortized over their estimated useful lives of five years.

SOFTWARE DEVELOPMENT COSTS

     Costs incurred to establish technological feasibility of computer software products are research and development costs and are charged to expense as incurred. No such costs were expensed during the years ended December 31, 2003 and 2002. Costs of producing product masters subsequent to technological feasibility are capitalized. Capitalization of computer software costs ceases when the product is available for general release to the customers. Capitalized software costs are amortized using the straight-line method over the estimated useful life of the products or the gross revenue ratio method, whichever results in the greater amount of amortization. No amortization was recorded for the year ended December 31, 2002 as no software had yet been released to customers and no revenue had been earned. Amortization expense of $27,229 was recorded for the year ended December 31, 2003.

ACQUIRED SOFTWARE

     In connection with the acquisition of Access Orlando, the Company acquired Internet Remote Print software that was assigned a value of $288,000, representing the excess of the purchase price over the fair value of the tangible assets acquired. The acquired software is being amortized over its expected useful life of five years. Amortization expense was $57,600 and $-0-for the years ended December 31, 2003 and 2002, respectively.

INTELLECTUAL PROPERTIES

     In connection with the acquisitions of Smart Biometrics, Inc, Telepartners, Inc. and Fingerprint Detection Technologies, Inc., the Company acquired intellectual properties including patents, trademarks, technical drawings, proprietary software and other knowledge based assets that were assigned values of $700,000, $160,000 and $237,650, respectively, for a total of $1,097,650 representing the excess of the purchase price over the fair value of the tangible assets acquired. The acquired intellectual properties are being amortized over their expected useful lives of five years.

REVENUE RECOGNITION

     The Company derives or plans to derive revenues from four sources: (i) the sale and licensing of our software products; (ii) consulting, custom software services and web development services; (iii) maintenance agreements in connection with the sale and licensing of software products; and (iv) Internet access and web hosting services. As of December 31, 2003, the Company has not yet generated revenues from the sale or licensing of software products.
Software license revenue will be recognized when all of the following criteria have been met: there is an executed license agreement, software has been delivered to the customer, the license fee is fixed and payable within twelve months, collection is deemed probable and product returns are deemed reasonably estimable. Maintenance revenues are recognized ratably over the term of the maintenance contract, typically 12 to 36 months. Custom software services are long-term in nature and revenues are recognized based on the percentage of completion method with progress to completion measured based upon labor hours incurred. Web development services are typically performed over a period ranging from a few days to a few weeks and revenues are recognized upon completion of the project. Consulting service revenues are recognized when services are performed. Internet access and web hosting services are recognized over the period the services are provided, typically month-to-month. Cash received from the customers in advance of amounts earned will be deferred and recorded as a liability.

ACCOUNTING FOR STOCK-BASED COMPENSATION.

     The Company measures compensation expense for employee and director stock options as the aggregate difference between the market and exercise prices of the particular options on the date that both the number of shares the optionee is entitled to receive and the exercise price thereunder are known. Compensation expense associated with option grants is equal to the market value of the underlying shares on the date of grant and is recorded pro rata over the required holding period.

     The Company has adopted the disclosure-only provisions of FAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's Plan been determined based on the fair value at the grant date, as prescribed by FAS 123, the Company's net income and earnings per share would have been as follows:

                                                   2003
                                               ------------
          Net loss - as reported               $(4,690,188)
          Net loss - pro forma                 $(6,332,464)
          Basic and diluted EPS - as reported  $      (.12)
          Basic and diluted EPS - pro forma    $      (.17)

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NET LOSS PER COMMON SHARE

     Basic income (loss) per common share is computed by dividing net income
(loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted income (loss) per common share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. As of December 31, 2003, the Company had 20,334,701 potentially dilutive common shares as a result of warrants and options granted.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, trade receivables, accounts payable, accrued expenses and loans from shareholders. The fair value of our long-term debt is estimated based on the current rates offered to us for debt of similar terms and maturities. Under this method the fair value of long-term debt was not significantly different from the stated value at December 31, 2003 and 2002.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MANAGEMENT'S PLANS

     As of December 31, 2003, the Company has a working capital deficit and has incurred significant losses from operations since its inception. Senior management of the Company, owning approximately 64% of the outstanding shares of common stock of the Company as of December 31, 2003, has represented its positive intent and ability to fund the operations, including debt service payments, of Sequiam Corporation and Subsidiaries on an as needed basis through January 1, 2005.

RECLASSIFICATION

     Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities ("Interpretation No. 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The Company does not expect that Interpretation No. 46 will have a material effect on the Company's results of operations or financial condition as the Company does not currently utilize or have interests in any variable interest entities.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, except for mandatorily redeemable financial instruments. Mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 beginning as of January 1, 2004. The Company adopted SFAS No. 150 on June 1, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company's results of operations or financial condition.

     In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB No. 104"), Revenue Recognition. SAB No. 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The Company periodically evaluates its revenue recognition policies in relation to staff accounting bulletins and other generally accepted accounting principles and SEC guidance. The Company believes its revenue recognition policies are in compliance with the provisions of SAB No. 104.

NOTE 2 -. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                            2003        2002
                                         ----------  ----------
          Leasehold improvements         $1,126,769  $1,126,769
          Office furniture and fixtures     450,398     395,398
          Computer equipment                192,212     127,294
          Purchased software                127,293     192,213
                                         ----------------------
                                          1,896,672   1,841,674
          Less accumulated depreciation     721,806     466,276
                                         ----------------------
                                         $1,174,866  $1,375,398
                                         ======================

     Depreciation expense totaled $256,034 and $132,718 during 2003 and 2002, respectively. Included in current assets are $40,706 and $177,080 of equipment held for resale, net of a $75,000 impairment loss recognized in 2003 on that equipment. The equipment was written down to its estimated liquidation value based upon information obtained from dealers. This equipment remains from operations discontinued by Brekel prior to its acquisition by Sequiam.

NOTE 3 - INTANGIBLE ASSETS

     Intangible assets consist of the following as of December 31, 2003:

                             Weighted-average    Gross                       Net
                               Amortization     Carrying    Accumulated    Carrying
Amortized Intangible Assets       period         Amount    Amortization     Amount
---------------------------  ----------------  ----------  -------------  ----------
Software Development costs           5         $  136,145  $      27,229  $  108,916
Acquired software                    5            288,000         57,600     230,400
Intellectual properties              5          1,097,650        112,005     985,645
                                               -------------------------------------
                                               $1,521,795  $     196,834  $1,324,961
                                               =====================================

Amortization expense totaled $196,834 and $-0- during 2003 and 2002, respectively.

     The estimated future amortization expense for each of the five succeeding years is as follows:

          Year ending
          December 31,
          ------------
             2004       $304,359
             2005        304,359
             2006        304,359
             2007        304,359
             2008        107,525

NOTE 4 - NOTES AND DEBENTURES PAYABLE

     On March 5, 2003 Sequiam issued to La Jolla Cove Investors, Inc. ("LJCI"), an 8% Convertible Debenture in the principal amount of $300,000 and a warrant to purchase 2,000,000 shares of our common stock at $1.50 per share (the "Initial Financing"). Sequiam received a total of $150,000 of the principal amount of the debenture, representing the balance due at December 31, 2003.

     In connection with the debenture and the warrant, Sequiam was required to register the resale of common stock to be issued to LJCI upon conversion of the debenture and exercise of the warrant. To meet this obligation, Sequiam filed a registration statement on April 27, 2003, an amended registration statement on May 7, 2003, and a second amended registration statement on June 23, 2003, all of which were withdrawn on September 5, 2003, prior to being declared effective.

     Effective as of January 29, 2004, the Company entered into an Agreement of Accord and Satisfaction with LJCI pursuant to which LJCI agreed to accept $200,000 plus 100,000 shares of restricted common stock in accord and satisfaction of the debenture and warrant and other documents related to the Initial Financing. As a result, all of our obligations under the Initial Financing, including the obligation to file a new registration statement, have been terminated.

     Pursuant to the accord and satisfaction, Sequiam issued 100,000 shares of restricted common stock to LJCI, which, had a fair market value of $51,000, based on a closing trading price of $0.51 per share on January 29, 2003. In addition, the Company delivered to LJCI a promissory note in the principal amount of $200,000 with interest in the amount of 8% per year, plus principal, due in six installments of $34,017 per month beginning February 1, 2004. The Company has paid the first installment. Under the terms of the new note, Sequiam will pay a total of at least $204,103 by July 1, 2004.

     Under the new agreement, LJCI has "piggy-back" registration rights, meaning Sequiam is obligated to include the resale of the 100,000 shares of restricted common stock by LJCI in any registered offering of securities the Company may make during any time that LJCI still holds such 100,000 shares. Unless the Company makes a registered offering, it has no obligation to register the resale of the 100,000 shares of restricted common stock.

     Nicholas VandenBrekel and Mark Mroczkowski have personally guaranteed the obligations under the new promissory note (See Note 5).

     On May 13, 2003, Sequiam entered into a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $400,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, Sequiam Corporation issued two warrants to the holder to purchase 625,000 shares of its common stock at an exercise price of $0.01 per share and 350,000 shares of its common stock at $1.00 per share. The Warrants for 625,000 (See Note 8) shares were exercised on June 25, 2003 and the warrants for 350,000 remain outstanding and expire in May 2008. The fair value of the attached warrants exceeded the value of the proceeds received from the Note and has been recorded as a debt discount of $400,000. The payment schedule was originally tied to that of the LJCI Convertible Debenture described above. However, on January 30, 2004 the Company amended the loan agreement such that all principal and interest become due on January 30, 2005. The debt discount has been amortized over the original estimated life of the Note of 36 months. Beginning in January 2004, the remaining unamortized debt discount will be amortized over twelve months.

As of December 31, 2003, the balance of the Note, net of the unamortized debt discount of $133,928 was $266,072 and is included in Notes Payable.

     On December 18, 2003, Sequiam entered into a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $100,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, Sequiam Corporation issued one warrants to the holder to purchase 200,000 shares of its common stock at an exercise price of $0.25 per share. The principal and accrued interest is due six months from the date of the loan.

     On December 18, 2003, Sequiam entered into a loan agreement with Lee Harrison Corbin, for a principal loan amount of $50,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, Sequiam Corporation issued one warrant to the holder to purchase 100,000 shares of its common stock at an exercise price of $0.25 per share. The principal and accrued interest is due six months from the date of the loan.

     On December 26, 2003, Sequiam entered into a debenture agreement ("Debenture") with Eagle Financial, LLC, for a principal loan amount of $150,000 under a debenture bearing interest at ten percent (10%). The principal and accrued interest is due on March 26, 2004 or on the Closing Date of a planned financing transaction, whichever is sooner. The Debenture also provides for an unconditional equity provision whereby the Corporation issued seventy five thousand (75,000) restricted shares to the Holder as an incentive to lend. The fair value of the shares has been recorded as a debt discount of $30,000.

The preceding information is summarized as follows at December 31, 2003:

                                                           FACE      DEBT     CARRYING
                                                          AMOUNT   DISCOUNT    AMOUNT
                                                         ------------------------------
Promissory note - Lee Harrison Corbin                    $ 50,000         -   $  50,000
Promissory note - Lee Harrison Corbin-Trustee for John
Svenningsen                                               100,000         -     100,000
10% Convertible Debenture-Eagle Funding, LLC, 10%         150,000   (30,000)    120,000
Promissory note - Lee Harrison Corbin-Trustee for John
Svenningsen                                               400,000  (133,928)    266,072
8% Convertible Debenture-La Jolla Cove Investors          150,000   (93,750)     56,250
                                                         ------------------------------
                                                         $850,000  (257,678)  $ 592,322
                                                         ==============================

NOTE 5 - LOANS FROM SHAREHOLDERS

     On February 1, 2002, Mark Mroczkowski, the Chief Financial Officer and a shareholder of the Company, loaned Sequiam Communications, Inc. (formerly Brekel Group, Inc.) $50,000. Interest is payable at 6%. As of December 31, 2003, the balance due under this loan was $50,000 payable on demand together with accrued interest of $5,250.

     Nicholas VandenBrekel, the President and Chief Executive Officer and majority shareholder of the Company, has advanced money to Sequiam Corporation and Sequiam Software, Inc. under demand notes. At December 31, 2003, Sequiam owed $570,450 on these notes, including accrued interest of $15,316. The notes bear interest at 2% per annum and are due on demand.

     Alan McGinn, the Chief Technology Officer and a shareholder of the Company, has advanced money to Sequiam Corporation. At December 31, 2003, Sequiam owed approximately $12,000 without interest or specific repayment terms.

     A shareholder not employed by the Company advanced $75,000 to the Brekel Group, Inc. on March 1, 2002. The terms of the demand note include interest payable at 6% and a right to convert the note to common stock at $1.00 per share. At December 31, 2003 the remaining principal balance was $62,850 and accrued interest was $735.

     Included in accounts payable and accrued expenses at December 31, 2003 are un-reimbursed business expenses of $2,244 and $10,000 owed to Nicholas VandenBrekel and Mark Mroczkowski, respectively.

NOTE 6 - INCOME TAXES

     The Company has estimated net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $12,785,000 at December 31, 2003. These net operating losses can be carried forward and applied against future taxable income, if any, and expire in the years 2020 through 2023. However, as a result of certain acquisitions, the use of these NOLs may be limited under the provisions of section 382 of the Internal Revenue Code. Treasury Regulation 1.1502-21 regarding separate return limitation years may further limit these NOLs.

     The following is a reconciliation of income taxes at the federal statutory rate of 34% to the provision for income taxes as reported in the accompanying consolidated statements of operations. The temporary differences between net income and taxable income result from the accrual of officers' salaries of $1,214,792 that are expensed in the financial statements, but are not deductible for tax purposes until paid:

                                                               Years ended December 31,
                                                                 2003            2002
                                                            ---------------  -------------
Income tax benefit computed at the federal statutory rate   $   (1,594,800)  $   (394,100)
Deferred tax asset acquired                                        204,700     (2,935,200)
State income tax benefit, net of federal benefit                  (148,300)      (355,300)
Increase in valuation allowance                                  1,538,400      3,684,600
                                                            ---------------  -------------
Income tax expense (benefit)                                $            -   $          -
                                                            ===============  =============

     The components of the deferred income tax asset are as follows at December 31,

Deferred tax assets:                                              2003          2002
                                                            ---------------  ------------
Accrued shareholder salaries                                $      457,100   $    321,700
Deferred lease obligation                                          336,100        336,100
Net operating loss carryforward                                  4,704,800      3,301,800
Valuation allowance                                             (5,498,000)    (3,959,600)
                                                            ---------------  -------------
Net deferred tax assets                                     $            -   $          -
                                                            ===============  =============

     Valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the realizability of the deferred tax assets on its balance sheets and has established a valuation allowance in the amount of $5,498,000 and $3,959,600 against its net deferred tax assets at December 31, 2003 and 2002, respectively. The valuation allowance increased $1,538,400 and $3,684,600 during the years ended December 31, 2003 and 2002 respectively.

NOTE 7 - LONG-TERM DEBT AND LEASE COMMITMENT

     Effective July 1, 2001, the Brekel Group, Inc., prior to its acquisition by Sequiam, entered into an operating lease agreement to rent approximately 60,000 square feet of combined office and manufacturing space through June 30, 2011.
As a result of the determination to cease Brekel's print and publishing operations prior to the Company's acquisition of Brekel, effective July 1, 2002, Brekel entered into a Lease Forbearance Agreement for 10,000 square feet of the same space for the remaining term of the lease. Pursuant to the forbearance agreement, the Company makes monthly base rent payments, including common area maintenance charges, of $9,633, with annual increases of approximately 3% per year beginning in July 2004. As part of the forbearance agreement, the Company executed a note payable to the landlord to reimburse them for lost rents on the 50,000 square feet relinquished to them through June 30, 2004; less rents and principal payments received from Sequiam; less 75% of any rents received from replacement tenants; plus any leasing commissions or tenant build out costs required for replacement tenants.

The note also includes amounts previously owed by Brekel to the landlord for tenant improvements. The outstanding balance on the note of $1,271,064 as of December 31, 2003, represents $893,112 of deferred rent and $377,952 of tenant improvements. Payments on the note commence July 1, 2004, and are amortized through June 1, 2010, with interest at 6%. Variables that could impact the amount due under the note related to deferred rent include changes in estimated rents to be received from replacement tenants, estimated leasing commissions and estimated tenant build out costs required for replacement tenants.

     Rental expense for the year ended December 31, 2003 and 2002, was $125,508 and $376,118 respectively. The minimum future rentals required under the operating lease and the maturities of the long-term note payable are as follows:

              Year     Rentals   Maturities
          2004        $115,600  $    95,131
          2005         117,334      186,055
          2006         120,854      197,531
          2007         124,480      209,714
          2008         128,214      222,649
          Thereafter   199,066      359,984
                      ---------------------
                      $805,548  $ 1,271,064
                      =====================

NOTE  8  -  CAPITAL  STOCK

     During the first quarter 2003, the Company issued 210,000 common shares for business advisory services and technology transfer services valued at $171,000 based on the Company's quoted market price on the date of the related agreements. In addition, the Company issued 90,000 shares for investor and public relations services valued at $90,000 in April 2003.

     On January 2, 2003, Sequiam Corporation sold an aggregate of 10,000 shares of its common stock to two accredited investors at a price of $1.00 per share for proceeds of $10,000.

     On February 6, 2003, Sequiam Corporation sold an aggregate of 285,714 shares of its common stock to one accredited investor at a price of $0.70 per share for proceeds of $200,002, less a commission of $20,000 for net proceeds of $180,002. On April 22, June 19, and September 15, 2003, Sequiam Corporation sold an aggregate of 1,000,000 shares of its common stock to this same accredited investor at a price of $0.50 per share for proceeds of $400,000, less a commission of $40,000 for net proceeds of $360,000. Sequiam Corporation also granted warrants to this accredited investor to purchase: 857,142 shares of its common stock at $1.00 exercisable through February 6, 2007; one million shares of its common stock at $0.75 exercisable through April 25, 2007; 20,000 shares of its common stock at $1.25 exercisable through June 1, 2007; one million shares of its common stock at $0.75 exercisable through June 23 2007; two million shares of its common stock at $0.75 exercisable through September 30, 2007; and one million shares of its common stock at $0.50 exercisable through December 15, 2008. On December 15, 2003 Sequiam sold 882,353 shares to this investor at a price of $0.17 per share for proceeds of $150,000, less a commission of $15,000 for net proceeds of $135,000. In connection with that sale Sequiam granted warrants to this accredited investor to purchase 2,647,059 shares of its common stock at $0.17 exercisable through December 14, 2007. In connection with such sales, Sequiam Corporation relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. This investor represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend.

     During the second quarter of 2003, the Company agreed to issue 1,553,500 shares for investment banking, investor and public relations, and employee services valued at $1,366,895. The 1,553,500 shares were issued in July 2003.

     The Company also agreed in the second quarter of 2003 to issue 1,500,000 shares valued at $750,000 for the acquisition of the assets of Smart Biometrics, Inc. on May 9, 2003, and 165,000 shares valued at $149,993 for the acquisition of the assets of Telepartners, Inc. on June 1, 2003. Those shares were all issued in July 2003.

     On September 11, 2003, Sequiam agreed to issue 485,000 shares valued at $237,650 for the acquisition of 100% of the issued and outstanding shares of Fingerprint Detection Technologies, Inc. The value of the shares was included in current liabilities as stock subscriptions payable at September 30, 2003 and the shares were issued in November 2003.

     During the third quarter of 2003 Sequiam sold an aggregate of 327,500 common shares to four individual accredited investors at a prices ranging from $0.40 to $0.50 per share for net proceeds of $157,500. In connection with such sales, Sequiam Corporation relied on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. These investors represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend.
Also, in connection with these common stock sales, Sequiam Corporation granted two warrants to purchase 500,000 shares of its common stock at $0.75 exercisable through July 24, 2008.

     During the fourth quarter of 2003 the Company sold an aggregate of 494,118 common shares to four individual accredited investors at a prices ranging from $0.17 to $0.67 per share for net proceeds of $150,000. The Company also issued a Warrant to one of these accredited investors to purchase 1,000,000 shares of common stock at $0.50 per share. In connection with such sales, Sequiam Corporation relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These investors represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend.

     During the fourth quarter of 2003 the Company agreed to issue 465,000 shares for investment banking, investor and public relations, valued at $131,500. The Company also issued 75,000 shares valued at $30,000 in connection with a loan agreement.

     A summary of the foregoing is as follows:

                               Shares    Fair Value  Average price
                              ---------  ----------  --------------
     Stock for services       2,318,500   1,759,446  $         0.76
     Stock sales              3,555,638   1,040,502  $         0.29
     Stock for acquisitions   2,468,471   1,287,583  $         0.52
     Stock for debt discount     75,000      30,000  $         0.40

     In connection with the foregoing stock issuances, the Company granted warrants for 10,674,201 shares of stock at an average exercise price of $0.60, which would yield net proceeds to the Company of $6,357,142 if all of the warrants were exercised. The warrants expire at various dates ranging from June 1, 2004 through November 25, 2008.

NOTE 9 - EMPLOYEE STOCK INCENTIVE PLAN

     On September 23, 2003 Sequiam executed the Sequiam Corporation 2003 Employee Stock Incentive Plan and the Sequiam Corporation 2003 Non-Employee Directors And Consultants Stock Plan. This Stock Incentive Plan is intended to allow designated officers, directors (including non-employee directors), employees and certain non-employees, including any independent contractor or consultant providing services to the Company and its Subsidiaries to receive certain options (the "Stock Options") to purchase Sequiam common stock, par value $0.001 per share, and to receive grants of the Common Stock subject to certain restrictions (the "Awards"). The maximum number of shares of the Common Stock that may be issued pursuant to these plans shall be 10,000,000 and 5,000,000, respectively.

     The Company may grant Stock Options in such amounts, at such times, and to the Employees nominated by the management of the Company in its discretion. Stock Options granted under this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended.

     The purchase price (the "Exercise Price") of shares of the Common Stock subject to each Stock Option shall be the Fair Market Value of the Common Stock on the date the Stock Option is granted; provided, however, for designated non-statutory stock options, the Board of Directors may determine an Exercise Price at, above or below Fair Market Value. For an Employee holding greater than 10 percent of the total voting power of all stock of the Company, either common or preferred, the Exercise Price of an incentive stock option shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option.

     The Stock Option term will begin on the date of grant of the Stock Option and shall be 10 years or such shorter period as is determined by the Company.

     On November 28, 2003 the Company granted options for 9,660,500 shares to its employees at an exercise price of $0.17 the fair market value of the stock on that date. Officers and Employee Directors were granted options for nine million of the total granted.

                                                        Weighted
                                           Number        Average
                                          of Shares  Exercise Price
                                          ---------  ---------------
Granted during 2003                       9,660,500  $         0.186
Exercised during 2003                           -0-              -0-
Canceled during 2003                            -0-              -0-
                                          ---------
Outstanding at December 31, 2003          9,660,500  $         0.186
                                          =========

Exercisable at December 31, 2003          9,660,500  $         0.186
                                          =========

Available for grant at December 31, 2003    339,500
                                          =========

The following table summarizes the stock options outstanding and exercisable at December 31, 2003:

                              Outstanding                           Exercisable
                 ------------------------------------------------------------------------
                               Weighted-
                                Average          Weighted-                   Weighted-
                 Number of     Remaining          Average      Number of      Average
Exercise Price    Options   Contractual Life  Exercise Price    Options   Exercise Price
-----------------------------------------------------------------------------------------
     0.17        9,660,500          10 Years  $         0.186  9,660,500  $         0.186

     Had compensation costs for the stock option plans been determined based on the fair value at the date of grant for awards, the Company's net loss and earnings per share would approximate the following pro forma amounts:

                                         2003
                                     ------------
Net loss - as reported               $(4,690,188)
Net loss  - pro forma                $(6,332,464)

Basic and Diluted EPS - as reported  $     (0.12)
Basic and Diluted EPS - pro forma    $     (0.17)

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of options granted during 2003 were calculated utilizing the following weighted-average assumptions: no dividend yield; expected volatility of 284.89%; risk free interest rate of 4.32%; and expected lives of 10 years. As of December 31, 2003, no stock options had been granted under the Sequiam Corporation 2003 Non-Employee Directors and Consultants Stock Plan.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

     On October 1, 2002, the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") entered into amended and restated employment agreements with Sequiam Corporation and its Subsidiaries.

The amended agreements replace separate agreements with Sequiam, Inc. and Brekel Group, Inc. The agreements have an initial term of two years with automatic one-year renewals. The agreements provide for compensation in the form of minimum annual salary of $185,000 and $175,000 respectively, and allow for bonuses in cash, stock or stock options and participation in Company benefit plans. Full-time employment is a requirement of the contract. In the event that a change in control of the Company occurs without the prior approval of the then existing Board of Directors, these contracts will be deemed terminated and compensation of $5 million each is payable at termination, and $1 million annually for five years subsequent to termination will be due and payable to the CEO and CFO. For the years ended December 31, 2003 and 2002, Sequiam accrued and did not pay the minimum annual salaries payable to the CEO and CFO.

     The Company is involved in various claims and legal actions incidental to the normal conduct of its business. On or about October 3, 2002, General Electric Capital Corporation ("GE") filed a lawsuit against Brekel Group, Inc. ("Brekel"), in the Circuit Court of the 9th Judicial Circuit in and for Orange County, located in Orlando, Florida. GE claims that Brekel owes a deficiency balance in the amount of $93,833 for three digital copiers rented under a lease agreement. Brekel has returned possession of the copiers to GE, but Brekel disputes the claim for damages. On January 30, 2004 Brekel entered into a settlement agreement with GE by agreeing to pay $70,000 in 36 monthly installments of $1,945 without interest.

     On February 1, 2004 Brekel entered into a settlement agreement with Precision Partners, LTD for disputed rents on a facility formerly occupied by Brekel by agreeing to pay $80,000 in 24 monthly installments of $3,510 including interest at 5%. The $150,000 total for both settlements is included in accrued expenses at December 31, 2003.

     Brekel entered into a note payable with Xerox Corporation in November 2000 to finance equipment. Brekel also entered into a Document Services Agreement ("Agreement") with Xerox Corporation ("Xerox") on November 1, 1999 commencing April 1, 2000. During the 63-month term of the Agreement ending June 30, 2005, Xerox agreed to provide equipment and services in accordance with specified performance standards. Those standards include, among other things, a performance satisfaction guaranty by Xerox. Under the terms of that guaranty, Brekel may terminate the agreement without incurring any early termination charges. Brekel gave proper notice of such termination in March 2001. On September 3, 2002 Xerox did, contrary to the contract, assert its claim for early termination charges and for monthly minimum service charges on billings made after the termination date. On June 29, 2004, Xerox Corporation filed a lawsuit in the Circuit Court in and for Pinellas County, State of Florida. The amount in controversy is approximately $1,574,000. The Company disputes these claims and believes them to be without merit. Because this matter is in very preliminary stages, management is unable to determine the likelihood of an unfavorable outcome and, accordingly, has not accrued any amount for potential losses in connection with this lawsuit.

     A competing web-development company has posted an alternative web site for the WOA, claiming such right was granted to it by the WOA. Sequiam is seeking to resolve this conflict with the WOA without resort to litigation. This dispute has the potential to result in the loss of potential future revenue from the WOA web site. The Company does not believe the loss of such revenue will have a material adverse effect on our overall business and the WOA is actively working to resolve the conflict.

     The Company currently operates without directors' and officers' insurance and property, casualty and general liability insurance and is at risk for those types of losses.

NOTE  11  -  SUPPLEMENTAL  CASH  FLOW  INFORMATION

                                                                                     Year ended December 31,
                                                                                       2003           2002
                                                                                   -------------  ------------
Supplemental cash flow information:
-----------------------------------
Cash paid for interest                                                             $      33,446  $     11,563

Non-cash investing and financing activities:
--------------------------------------------
Disbursements paid by related party for operating and investing activities                     -  $     89,440
Common shares issued for acquisition of Brekel Group, Inc.                                     -  $ 13,575,193
Net liabilities acquired from Brekel Group, Inc.                                               -  $      4,554
Return of leased equipment and capital lease obligation                                        -  $  1,656,009
Amount due for assets acquired from WMW Communications, Inc.                                   -  $    288,457
Common shares issued for acquisition of WMW Communications, Inc. assets            $     150,000             -
Common shares issued for acquisition of Smart Biometrics, Inc. assets              $     750,000             -
Common shares issued for acquisition of Telepartners, Inc. assets and liabilities  $     149,933             -
assumed
Common shares issued for acquisition of Fingerprint Detection Technologies, Inc.   $     237,650             -
Original issue discount on debt                                                    $     580,000             -

NOTE 12 - SUBSEQUENT EVENTS

     Effective as of January 29, 2004, the Company entered into an Agreement of Accord and Satisfaction with La Jolla Cove Investors, Inc. ("LJCI") pursuant to which LJCI agreed to accept $200,000 plus 100,000 shares of restricted common stock in accord and satisfaction of the debenture and warrant and other documents related to the Initial Financing. As a result, all of our obligations under the Initial Financing, including the obligation to file a new registration statement, have been terminated. The details of this event are more fully described in Note 4.

     On January 30, 2004, the Company amended a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $400,000 under a promissory note bearing interest at five percent (5%) interest such that all principal and interest become due on January 30, 2005. The details of this event are more fully described in Note 4.

     On January 30, 2004, the Company entered into a settlement agreement with General Electric Capital Corporation by agreeing to pay $70,000 in 36 monthly installments of $1,945 without interest. On February 1, 2004, the Company entered into a settlement agreement with Precision Partners, LTD for disputed rents on a facility formerly occupied by Brekel by agreeing to pay $80,000 in 24 monthly installments of $3,510 including interest at 5%. The $150,000 total for both settlements is included in accrued expenses at December 31, 2003. The details of this event are more fully described in Note 10.

     On February 6, 2004, the Company entered into a license agreement with Security Marketing Group, LLC whereby Security Marketing Group, LLC was granted a license to manufacture and sell a high-tech, biometric, fingerprint-recognition storage device, known as the Sequiam Q300 (the "Q300") developed by the Company. Security Marketing Group, LLC is required to pay to Sequiam a license fee of $2,000,000 cash, payable $25,000 upon execution and delivery of the Agreement, and the balance on or before December 31, 2004. In addition to the license fee, Security Marketing Group, LLC is required to pay Sequiam monthly a royalty of $20.00 for every unit sold by Security Marketing Group, LLC. Sequiam also receives a non-dilutive 10% interest in SMG as part of the license agreement.

     On March 3, 2004 Sequiam sold 866,667 common shares to Heidtke & Company, Inc. a small cap investment fund for $520,000 at a price of $0.60 per share. In connection with such sales, Sequiam Corporation relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. This investor represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend.

     On March 29, 2004, the Company accepted the terms of a $3 million fixed price convertible loan commitment ("Note") from Laurus Master Fund, Ltd. (the "Investor"). The terms of the Note will provide for interest at Wall Street Journal Prime rate plus 2% and a term of three years from closing. The coupon will be decreased by 1.0% for every 25% increase above the fixed conversion price prior to an effective registration statement and 2.0% thereafter, up to a minimum of 0.0%. The Fixed Conversion Price to convert the debt to equity will be equal to the average closing price for the 20 days prior to closing the transaction, provided that the Fixed Conversion Price does not exceed 110% of the closing price on the day prior to closing.

     The Note will be secured by all of the assets of the Company. The Company shall reduce the principal Note amount by 1/33rd per month starting 90 days after closing, payable in cash or registered stock. If such amortization is in cash, the payment will be at 102% of the monthly principal amortization amount. If the Investor converts any stock prior to any monthly amortization payment, those conversions will be credited toward the next monthly principal amortization and interest payment due. Any conversions above the monthly principal amortization and interest payment due amount will be credited towards future required payments. The Investor will convert the principal amortization and interest payments through common stock if the market price for the stock at the time of payment is 15% above the fixed conversion price.

     The Company will file a registration statement for the Company's common stock underlying the convertible note and all the underlying warrants with the SEC within 30 days after funding and will use its best efforts to have the registration declared effective within 120 days of funding. The Company shall provide a first lien on all assets of the Company.

     The Investor, in its sole option, shall have the right for 270 days after the closing date to make an additional investment in the Company up to 40% of the Investment Amount on the same terms and same conversion price.

     The Investor will be issued six-year warrants to purchase one million shares of the Company's common stock as follows: 333,333 shares at 125%; 333,333 shares at 150%; and 333,334 shares at 175% of the average closing price for 20 days prior to closing the transaction. In addition, we will pay a fee of $105,000 to the Investor.

NOTE 13 - OPERATING SEGMENTS

     During 2002 the Company operated as a single segment, the Information Management segment as defined below.

     Pursuant to FAS 131, the Company defines an operating segment as:

     - A business activity from which the Company may earn revenue and incur expenses;

     - Whose operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

     -    For which discrete financial information is available.

     Sequiam has two operating segments, which are defined as each business line that it operates. This however, excludes corporate headquarters, which does not generate revenue.

     Our operating segments are defined as follows:

     The Information Management segment provides interactive web-based technologies, as well as ASP, ISP and other customer web development and software development services.

     The Safety and Security segment provides fingerprint biometric access control systems technology and fingerprint identification technology.

     The table below presents certain financial information by business segment for the year ended December 31, 2003.

                    Information    Safety and                                    Consolidated
                    Management      Security     Segments Total    Corporate        Total
                   -------------  ------------  ----------------  ------------  --------------
Revenue from
external
customers          $    338,549   $    47,620   $       386,170   $         -   $     386,170
Interest expense        (31,426)            -           (31,426)     (337,237)       (368,663)
Depreciation and
amortization            354,772        98,096           452,868             -         452,868
Segment loss         (1,531,676)     (158,202)       (1,689,878)   (3,000,310)     (4,690,188)
Segment
assets (1)            1,594,176       876,427         2,470,603       272,282       2,742,885

(1) Segment assets have been adjusted for intercompany accounts to reflect actual assets for each segment.

NOTE 14 - FINANCING TRANSACTIONS (UNAUDITED)

     On April 27, 2004, we closed a convertible debt transaction with Laurus Master Fund, Ltd. providing up to $3.0 million in financing. Under the arrangement, we delivered to Laurus a secured convertible term note, bearing interest at the Wall Street Journal Prime rate plus 2%, in the initial amount of $2.0 million, convertible into the our common stock and a warrant to purchase up to 666,666 shares of our common stock.

     The note has a term of three years. Interest shall be payable monthly in arrears commencing on June 1, 2004, and on the first day of each consecutive calendar month thereafter. Monthly amortization payments shall commence on August 2, 2004, at the rate of $60,606.

     The interest rate under the note is subject to adjustment on a month by month basis if specified conditions are met (including that the common stock underlying the conversion of the Note and the warrant issued to Laurus are registered with the U.S. Securities and Exchange Commission and whether and to what extent the market price of our common stock for the five (5) trading days preceding a particular determination date exceeds (or is less than) the fixed conversion price applicable to the Note).

     Laurus also has the option to convert all or a portion of the note into shares of our common stock at any time, subject to specified limitations, at a fixed conversion price of $0.66 per share. The note is secured by a first lien on all of our and our subsidiaries' assets. In connection with the note, Laurus was paid a fee of $105,000 and received a six-year warrant to purchase up to 666,666 shares of the Company's common stock at prices ranging from $0.83 per share to $1.16 per share. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. We also agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the shares issuable upon conversion of the note and the exercise of the warrant issued to Laurus.

     Laurus has committed to fund to us an additional $1.0 million under the financing arrangement on substantially similar terms as the initial $2.0 million funding, which additional $1.0 million will become available to us following our completion and/or achievement of certain conditions to funding, including, without limitation, certain performance benchmarks.

                       SEQUIAM CORPORATION AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS

                                              March 31, 2004
                                               (Unaudited)      December 31, 2003
                                             ----------------  -------------------
ASSETS
Current assets:
    Cash                                     $       555,470   $          151,450
    Accounts receivable, net                          15,380                7,047
    Prepaid expenses                                       -               21,067
    Equipment held for sale                           40,706               40,706
                                             ----------------  -------------------
Total current assets                                 611,556              220,270
                                             ----------------  -------------------
Property and equipment, net                        1,121,483            1,174,866
Software development costs, net                      102,109              108,916
Acquired software, net                               206,400              230,400
Intellectual properties, net                         933,945              985,645
Deposits and other assets                             27,574               22,788
                                             ----------------  -------------------
Total assets                                 $     3,003,067   $        2,742,885
                                             ================  ===================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Amount due for acquisition                        39,949               70,529
    Notes and debentures payable                     997,224              592,322
    Accounts payable                                 484,751              573,860
    Accrued expenses                                  44,610              181,301
    Current portion of long-term debt                 96,429               95,131
    Loans from shareholders                          685,915              695,300
    Accrued shareholder salaries                   1,304,792            1,214,792
                                             -------------------------------------
Total current liabilities                          3,653,670            3,423,235
Long-term debt                                     1,169,925            1,175,933
                                             -------------------------------------
Total liabilities                                  4,823,595            4,599,168
                                             ----------------  -------------------
Shareholders' deficit:
    Common shares                                     46,467               43,863
    Additional paid-in capital                     5,833,581            4,701,695
    Accumulated deficit                           (7,700,576)          (6,601,841)
                                             ----------------  -------------------
Total shareholders' deficit                       (1,820,528)          (1,856,283)
                                             ----------------  -------------------
Total liabilities and shareholders' deficit  $     3,003,067   $        2,742,885
                                             ================  ===================

See accompanying notes to condensed consolidated financial statements.

                           SEQUIAM CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                                                   Three Months Ended
                                                                        March 31,
                                                               --------------------------
                                                                   2004          2003
                                                               --------------------------
Net sales                                                      $    75,064   $   123,194

Costs and expenses:
    Operating expenses                                             124,364       141,863
    Cost of BioVault sales                                           3,571             -
    Selling, general and administrative                            599,420       631,685
    Depreciation and amortization                                  152,912        82,840
    Loss on sale of assets                                               -        43,870
    Loss on impairment of equipment held for sale                        -        75,000
                                                               --------------------------
                                                                   880,267       975,258
                                                               --------------------------
Loss from operations                                              (805,203)     (852,064)


Loss on debt settlement                                             (5,492)            -
Interest expense                                                  (288,040)      (17,986)
                                                               --------------------------
Net loss                                                       $(1,098,735)  $  (870,050)
                                                               ==========================

Net loss per common share: Basic and diluted                   $     (0.02)  $     (0.02)
                                                               ==========================

Weighted average common shares outstanding: Basic and diluted   44,917,334    35,640,120
                                                               ==========================

See accompanying notes to condensed consolidated financial statements.

                                  SEQUIAM CORPORATION AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                    Three months Ended March 31, 2004
                                               (Unaudited)

--------------------------------------------------------------------------------------------------------


                                             Common Shares
                                         --------------------
                                                                Additional
                                           Shares       Par      Paid-in      Accumulated
                                         Outstanding   Value     Capital        Deficit        Total
                                         ---------------------------------------------------------------
Balance at December 31, 2003              43,863,218  $43,863  $ 4,701,695   $ (6,601,841)  $(1,856,283)
Sale of common shares                      1,993,757    1,994      759,098              -       761,092
Warrants issued in connection with loan
  agreement                                        -        -      119,880              -       119,880
Common shares issued for services            590,541      591      237,859              -       238,450
Shares issued to correct error                19,047       19          (19)             -             -
Debt assumed with the acquisition of
  Telepartners, Inc.                               -        -       15,068              -        15,068
Net Loss                                           -        -            -     (1,098,735)   (1,098,735)
                                         ---------------------------------------------------------------
Balance at March 31, 2004                 46,466,563  $46,467  $ 5,833,581   $ (7,700,576)  $(1,820,528)
                                         ===============================================================

See accompanying notes to condensed consolidated financial statements.

                        SEQUIAM CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (UNAUDITED)

                                                              Three months Ended
                                                                  March 31,
                                                              2004         2003
                                                          ------------  -----------
Cash flows from operating activities:                     $(1,098,735)  $ (870,050)
Net loss
Adjustments to reconcile net loss to net cash
used for operating activities:
Depreciation and amortization                                 152,912       82,840
Accretion of debt discount                                    146,128        6,250
Issuance of common stock in exchange for services             238,450      171,000
Increase in note payable for deferred rent                          -      141,943
Loss on sale of equipment                                           -       43,871
Loss on impairment of equipment held for sale                       -       75,000
Loss on debt settlement                                         5,492            -
(Increase) decrease in accounts receivable                     (8,333)       9,074
Decrease (increase) in prepaid expenses and other assets       16,280     (110,000)
Increase in bank overdraft                                          -       22,770
Decrease in accounts payable                                  (94,600)    (105,202)
Increase in accrued shareholders salaries                      90,000       90,000
Increase in accrued expenses for services                           -       90,000
Decrease in other accrued expenses                              3,924      (36,336)
                                                          -------------------------
Net cash used for operating activities                       (548,482)    (388,840)
                                                          ------------  -----------

Cash flows from investing activities:
Equipment purchases                                            (1,954)           -
Proceeds from sales of equipment                                    -       17,000
Cash paid for WMW Communications                              (30,580)     (45,591)
Software development costs capitalized                              -       (4,206)
                                                          ------------  -----------
Net cash used for investing activities                        (32,534)     (32,797)
                                                          ------------  -----------

Cash flows from financing activities:
Proceeds from loan                                            400,000            -
Proceeds from debenture                                             -      150,000
Sale of common stock                                          761,092      190,002
Principal payments on note payable                           (171,346)           -
Repayment of long-term debt                                    (4,710)      (4,287)
                                                          ------------  -----------
Net cash provided by financing activities                     985,036      335,715
                                                          ------------  -----------
Net change in cash                                            404,020      (85,922)
Cash, beginning of period                                     151,450       85,922
                                                          ------------  -----------
Cash, end of period                                       $   555,470   $        -
                                                          ============  ===========

See accompanying notes to condensed consolidated financial statements.

                      SEQUIAM CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)

Non-cash activities:                                          2004      2003
--------------------                                        --------  --------
Common Stock issued to correct error                        $     19         -
Liabilities assumed with acquisition of Telepartners, Inc.  $ 15,068         -
Warrants issued in connection with loan agreement           $119,880         -
Beneficial conversion feature on convertible debt                  -  $150,000
Common stock issued for acquisition of WMW Communications          -  $150,000

See accompanying notes to condensed consolidated financial statements.

                      SEQUIAM CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 -DESCRIPTION OF BUSINESS AND ACQUISITIONS

GENERAL
-------

     The Company was incorporated in California on September 21, 1999 as Wedge Net Experts, Inc. On or about May 1, 2002, the Company changed its name to Sequiam Corporation. It also changed its symbol from "WNXP" to "SQUM".

     From inception of its business through the date the Company acquired Smart Biometrics, Inc., its management was primarily focused on developing a portfolio of Internet and print enterprise-wide software products. In addition, we developed custom software, databases and websites for businesses. Sequiam operated as an Internet service provider ("ISP") and provided Internet access and web site hosting for our customers who require those services. The business was operated under one operating segment through our subsidiaries: Sequiam Software, Inc. and Sequiam Communications, Inc. Sequiam Software tools consist primarily of document management and Internet Remote Print ("IRP") software, more fully described below. These tools allow users to manipulate proof, manage, organize and publish and print digital content, or scan non-digital content from remote locations as well as provide secure private storage.
Sequiam Communications (formerly known as Brekel Group, Inc.) operated a digital publishing business that was ceased prior to its acquisition by Sequiam. However, Sequiam acquired Brekel Group for (a) its expertise in digital on-demand publishing and printing, (b) the innovations that it brings to our document management, IRP and print on-demand software applications, and (c) its contract and relationship with the World Olympians Association to exclusively develop, create, host, and maintain their official Internet site and manage a database, provide email and an electronic newsletter for all Olympic athletes.

     In the fourth quarter of 2003, management divided the Company's business into two distinct operating segments; Information Management and Safety and Security. The Information Management segment is built on the Company's custom software skills, contacts with the world sports communities and interactive web-based technologies obtained by the acquisition of WMW Communications and more recently, Telepartners, Inc. The Company's Safety and Security segment was formed upon our acquisition of the assets of a biometrics corporation, Smart Biometrics, Inc and expanded with our acquisition of Fingerprint Technologies, Inc. ("FDTI"). The Company acquired from Smart Biometrics fingerprint biometric access control systems that will be a key feature in our future product offerings. The Company acquired from FDTI a fingerprint detection system that management believes represents a new advancement in that science.

     The Information Management segment consists of the Company's IRP suite of software products that includes IRP and IRPlicator, more fully described below. The Company is also developing the following two new software products to sell in our Information Management segment: "Book It, Rover!" and the Extended Classroom, which are more fully described below.

     In the Safety and Security segment the Company has focused primarily on selling the BioVault(TM), a secure safe intended for personal firearms that uses fingerprint recognition technology to open instead of a traditional key. The BioVault(TM) and related technology is more fully described below. The Company has an agreement with the National Rifle Association (NRA) to distribute the BioVault(TM). The NRA acts only as a sales agent and will not purchase any of our products directly. The NRA offers our BioVault(TM) in its online store and catalog. The NRA estimates that we will be able to sell approximately 50,000 units over the twelve months following the second quarter 2004. The Company has changed its strategy relative to this segment. Instead of outsourcing the manufacturing of the BioVault(TM) and related products, and selling and distributing the products itself, the Company plans to license its technologies to other companies who manufacture, market, sell and distribute. In 2004 we entered into a license agreement with Security Marketing Group, LLC ("SMG") for the Q300. SMG is required to pay to us a license fee of $2,000,000 cash, payable $25,000 upon execution and delivery of the license agreement, and the balance on or before December 31, 2004. In addition to the license fee, SMG is required to pay us a monthly royalty of $20.00 for every unit sold them. We also received a non-dilutive 8% interest in Security Marketing Group, LLC as part of the license agreement. The Company is also in discussions with other companies for the license of the BioVault(TM) and other applications of our biometrics devices as well as the BritePrint(TM) fingerprint detection device.

DEVELOPMENT OF THE BUSINESS
---------------------------

     Three principal shareholders, Nicholas VandenBrekel, Mark Mroczkowski and James Rooney, formed Sequiam Software, Inc. (formerly Sequiam, Inc.) on January 23, 2001, to research, develop, produce and market a document management software product. From its inception until April 1, 2002, Sequiam Software, Inc.'s sole business activity was the development of its software product, Sequiam DMS.

ACQUISITION OF BREKEL GROUP, INC.

     In 2002, the Company acquired 99.38% of the issued and outstanding common stock of Brekel Group, Inc. ("Brekel"). Sequiam Software, Inc. and Brekel were entities under common control.

     The Company acquired Brekel for its expertise in digital on-demand publishing and printing and the innovations that it brings to our document management, Internet remote print and print on-demand software applications. Sequiam also acquired Brekel for its contract with the World Olympians Association ("WOA") and its Internet and ExtraNet expertise and product development gained from that project. On November 14, 2002, management changed Brekel's name to Sequiam Communications, Inc. and again in April 2004 to Sequiam Sports, Inc. to better represent its role within the company.

ACQUISITION OF THE ASSETS OF W.M.W. COMMUNICATIONS, INC.

     Effective November 1, 2002, the Company acquired all of the assets of W.M.W. Communication, Inc., doing business as Access Orlando. The Company has accounted for this as an acquisition of the business of W.M.W. Communications, Inc. ("WMW"). The major assets of WMW were the software products Internet Remote Print (IRP) and Internet Remote Print Duplicator ("IRPlicator"). IRP is a software product that allows computer users to print remotely to any printer via the Internet. IRP is highly complementary to Sequiam's Document Management Software, and we have integrated the two products. Like the Company, WMW was engaged in software development, website development, Internet hosting and collocation services, and is also an Internet service provider ("ISP"). Through its Internet hosting and collocation services, the Company hosts third-party web content on either its server located at its remote network operations center ("NOC"), or on the third party's server that is located at the Company's NOC.

ACQUISITION OF THE ASSETS OF SMART BIOMETRICS, INC.

     On May 9, 2003, the Company acquired substantially all of the assets of Smart Biometrics, Inc. of Sanford, Florida. The Company has accounted for this as an acquisition of the business of Smart Biometrics, Inc. Smart Biometrics, Inc. is engaged in the development of biometric technologies. The BioVault(TM) technology, which is a secure safe that utilizes patent pending technology and protocols to recognize a person's fingerprint to unlock, was the major asset of Smart Biometrics, Inc.

ACQUISITION OF THE ASSETS OF TELEPARTNERS, INC.

     On June 1, 2003, the Company acquired substantially all of the assets of Telepartners, Inc. of West Palm Beach, Florida. The Company has accounted for this as an acquisition of the business of Telepartners, Inc. Telepartners, Inc. is engaged in the development of supplemental educational products for schoolchildren in grades 1 through 12. The major asset acquired from Telepartners, Inc. was the Extended Classroom(TM) software, which is a supplemental, educational program consisting of a video lesson library of the very lesson concepts that are taught in our public school classrooms in the United States. Each lesson summary has been produced in high quality and digitally mastered, allowing for Internet and television broadcast distribution as well as being offered in CD and video formats.

ACQUISITION OF FINGERPRINT DETECTION TECHNOLOGIES, INC.

     On September 11, 2003, the Company acquired 100% of the issued and outstanding shares of common stock of Fingerprint Detection Technologies, Inc. ("FDTI") a Florida corporation. FDTI has acquired the rights to develop and market a patented and proprietary technology for fingerprint analysis using a light emitting diode ("LED") intense headband light source. FDTI had no operating history and had not generated any revenues, so the Company accounted for the acquisition as a purchase of its assets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

     The Company, under the rules and regulations of the Securities and Exchange Commission, has prepared the unaudited condensed consolidated financial statements. The accompanying condensed consolidated financial statements contain all normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of such financial statements. Certain information and disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted under such rules and regulations although the Company believes that the disclosures are adequate to make the information presented not misleading. The year-end balance sheet data was derived from the audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes for the Company included in Form 10-KSB filed for the year ended December 31, 2003. Interim results of operations for the periods presented may not necessarily be indicative of the results to be expected for the full year.

NET LOSS PER COMMON SHARE
-------------------------

     Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted loss per common share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. As of March 31, 2004, the Company had 20,334,701 potentially dilutive common shares as a result of warrants and options granted.

PRINCIPLES OF CONSOLIDATION
---------------------------

     The consolidated financial statements include the accounts of The Company and its subsidiaries Sequiam Software, Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Fingerprint Detection Technologies, Inc., and Sequiam Sports, Inc (the "Company"). All intercompany transactions and accounts have been eliminated.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

     On October 1, 2002, the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") entered into amended and restated employment agreements with The Company and its Subsidiaries. The amended agreements replace separate agreements with Sequiam, Inc. and Brekel Group, Inc. The agreements have an initial term of two years with automatic one-year renewals. The agreements provide for compensation in the form of minimum annual salary of $185,000 and $175,000 respectively, and allow for bonuses in cash, stock or stock options and participation in Company benefit plans. Full-time employment is a requirement of the contract. In the event that a change in control of the Company occurs without the prior approval of the then existing Board of Directors, these contracts will be deemed terminated and compensation of $5 million each is payable at termination, and $1 million annually for five years subsequent to termination will be due and payable to the CEO and CFO. For the years ended December 31, 2003 and 2002 and the quarters ended March 31,2004 and 2003, Sequiam accrued and did not pay the minimum annual salaries payable to the CEO and CFO.

     The Company is involved in various claims and legal actions incidental to the normal conduct of its business. On or about October 3, 2002, General Electric Capital Corporation ("GE") filed a lawsuit against Brekel Group, Inc. ("Brekel"), in the Circuit Court of the 9th Judicial Circuit in and for Orange County, located in Orlando,

Florida. GE claims that Brekel owes a deficiency balance in the amount of $93,833 for three digital copiers rented under a lease agreement. Brekel has returned possession of the copiers to GE, but Brekel disputes the claim for damages. On January 30, 2004 Brekel entered into a settlement agreement with GE by agreeing to pay $70,000 in 36 monthly installments of $1,945 without interest.

     On February 1, 2004 Brekel entered into a settlement agreement with Precision Partners, LTD for disputed rents on a facility formerly occupied by Brekel by agreeing to pay $80,000 in 24 monthly installments of $3,510 including interest at 5%.

     Brekel entered into a note payable with Xerox Corporation in November 2000 to finance equipment. Brekel also entered into a Document Services Agreement ("Agreement") with Xerox Corporation ("Xerox") on November 1, 1999 commencing April 1, 2000. During the 63-month term of the Agreement ending June 30, 2005, Xerox agreed to provide equipment and services in accordance with specified performance standards. Those standards include, among other things, a performance satisfaction guaranty by Xerox. Under the terms of that guaranty, Brekel may terminate the agreement without incurring any early termination charges. Brekel gave proper notice of such termination in March 2001. On September 3, 2002 Xerox did, contrary to the contract, assert its claim for early termination charges and for monthly minimum service charges on billings made after the termination date. On June 29, 2004, Xerox Corporation filed a lawsuit in the Circuit Court in and for Pinellas County, State of Florida. The amount in controversy is approximately $1,574,000. The Company disputes these claims and believes them to be without merit. Because this matter is in very preliminary stages, management is unable to determine the likelihood of an unfavorable outcome and, accordingly, has not accrued any amount for potential losses in connection with this lawsuit.

NOTE 4 - INCOME TAXES

     The Company records income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The Company has incurred net operating losses since inception resulting in a deferred tax asset, for which a valuation allowance was provided since it is more likely than not that the deferred tax asset will not be realized.

NOTE 5 - LONG-LIVED ASSETS HELD FOR DISPOSAL

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an investment may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     In connection with the acquisition of Brekel in July 2002, the Company reclassified production equipment acquired from Brekel that is no longer being used for operations to equipment held for disposal. During the Three months ended March 31, 2003, the Company recorded an impairment loss of $75,000 to reduce the equipment to fair market value. The Company believes that $40,706 as of March 31, 2004, is a reasonable estimate of the current fair market value for the remaining equipment to be disposed. The Company expects to sell this remaining equipment by December 31, 2004.

NOTE 6 - NOTES AND DEBENTURES PAYABLE

     On March 5, 2003 Sequiam issued to La Jolla Cove Investors, Inc. ("LJCI"), an 8% Convertible Debenture in the principal amount of $300,000 and a warrant to purchase 2,000,000 shares of our common stock at $1.50 per share (the "Initial Financing"). Sequiam received a total of $150,000 of the principal amount of the debenture, representing the balance due at December 31, 2003.

     In connection with the debenture and the warrant, Sequiam was required to register the resale of common stock to be issued to LJCI upon conversion of the debenture and exercise of the warrant. To meet this obligation, Sequiam filed a registration statement on April 27, 2003, an amended registration statement on May 7, 2003, and a second amended registration statement on June 23, 2003, all of which were withdrawn on September 5, 2003, prior to being declared effective.

     Effective as of January 29, 2004, the Company entered into an Agreement of Accord and Satisfaction with LJCI pursuant to which LJCI agreed to accept $200,000 plus 100,000 shares of restricted common stock in accord and satisfaction of the debenture and warrant and other documents related to the Initial Financing. As a result, all of our obligations under the Initial Financing, including the obligation to file a new registration statement, have been terminated.

     Pursuant to the accord and satisfaction, Sequiam issued 100,000 shares of restricted common stock to LJCI, which, had a fair market value of $51,000, based on a closing trading price of $0.51 per share on January 29, 2004. In addition, the Company delivered to LJCI a promissory note in the principal amount of $200,000 with interest in the amount of 8% per year, plus principal, due in six installments of $34,017 per month beginning February 1, 2004. On April 30, 2004, the Company paid the entire remaining principal balance and accrued interest.

     Under the new agreement, LJCI has "piggy-back" registration rights, meaning Sequiam is obligated to include the resale of the 100,000 shares of restricted common stock by LJCI in any registered public offering of securities the Company may make during any time that LJCI still holds such 100,000 shares. Unless the Company makes a registered public offering, it has no obligation to register the resale of the 100,000 shares of restricted common stock.

     Nicholas VandenBrekel and Mark Mroczkowski have personally guaranteed the obligations under the new promissory note.

     On May 13, 2003, Sequiam entered into a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $400,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, The Company issued two warrants to the holder to purchase 625,000 shares of its common stock at an exercise price of $0.01 per share and 350,000 shares of its common stock at $1.00 per share. The Warrants for 625,000 shares were exercised on June 25, 2003 and the warrants for 350,000 remain outstanding and expire in May 2008. The fair value of the attached warrants exceeded the value of the proceeds received from the Note and has been recorded as a debt discount of $400,000. The payment schedule was originally tied to that of the LJCI Convertible Debenture described above. However, on January 30, 2004 the Company amended the loan agreement such that all principal and interest become due on January 30, 2005. The debt discount has been amortized over the original estimated life of the Note of 36 months. Beginning in January 2004, the remaining unamortized debt discount is being amortized over twelve months. As of March 31, 2004, the balance of the Note, net of the unamortized debt discount of $231,429 was $168,571 and is included in Notes Payable.

     On December 18, 2003, the Company entered into a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $100,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, the Company issued a warrant to the holder to purchase 200,000 shares of its common stock at an exercise price of $0.25 per share. The principal and accrued interest is due six months from the date of the loan.

     On December 18, 2003, the Company entered into a loan agreement with Lee Harrison Corbin, for a principal loan amount of $50,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, the Company issued one warrant to the holder to purchase 100,000 shares of its common stock at an exercise price of $0.25 per share. The principal and accrued interest is due six months from the date of the loan.

     On December 26, 2003, the Company entered into a debenture agreement ("Debenture") with Eagle Financial, LLC, for a principal loan amount of $150,000 under a debenture bearing interest at ten percent (10%). The principal and accrued interest was paid on March 26, 2004. The Debenture also provides for an unconditional equity provision whereby the Company issued seventy five thousand (75,000) restricted shares to the Holder as an incentive to lend. The fair value of the shares has been recorded as a debt discount of $30,000.

     On January 30, 2004, the Company entered into a loan agreement with Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen, for a principal loan amount of $400,000 under a promissory note bearing interest at five percent (5%). In connection with this loan, the Company issued one warrant to the holder to purchase 800,000 shares of its common stock at an exercise price of $0.225 per share. The Warrant was exercised on January 30, 2004. The principal and interest become due on January 30, 2005.

     The preceding information is summarized as follows at March 31, 2004:

                                           Face       Debt     Carrying
                                          Amount    Discount    Amount
Promissory note - Lee Harrison Corbin   $   50,000         -   $  50,000

Promissory note - Lee Harrison Corbin-
Trustee for John Svenningsen               100,000         -     100,000

Promissory note - Lee Harrison Corbin-
Trustee for John Svenningsen               400,000  (231,429)    168,571

8% Convertible Debenture-La Jolla Cove
Investors                                  134,107         -     134,107

Promissory note - Lee Harrison Corbin-
Trustee for John Svenningsen               400,000         -     400,000
                                        --------------------------------
                                        $1,084,107  (231,429)  $ 852,678
                                        ================================

NOTE 7 - LOANS FROM SHAREHOLDERS

     On February 1, 2002, Mark Mroczkowski, the Chief Financial Officer and a shareholder of the Company, loaned Sequiam Communications, Inc. (formerly Brekel Group, Inc.) $50,000. Interest is payable at 6%. As of March 31, 2004, the balance due under this loan was $50,000 payable on demand together with accrued interest of $500.

     Nicholas VandenBrekel, the President and Chief Executive Officer and majority shareholder of the Company, has advanced money to the Company and Sequiam Software, Inc. under demand notes. At March 31, 2004, the Company owed $570,450 on these notes, including accrued interest of $20,061. The notes bear interest at 2% per annum and are due on demand.

     Alan McGinn, the Chief Technology Officer and a shareholder of the Company, has advanced money to the Company. At March 31, 2004, the Company owed $12,000 without interest or specific repayment terms.

     A shareholder not employed by the Company advanced $75,000 to the Brekel Group, Inc. on March 1, 2002. The terms of the demand note include interest payable at 6% and a right to convert the note to common stock at $1.00 per share. At March 31, 2004 the remaining principal balance was $53,465 and accrued interest was $-0-.

NOTE 8 - FORBEARANCE AGREEMENT

     Effective July 1, 2001, the Brekel Group, Inc., prior to its acquisition by the Company, entered into a lease agreement to rent approximately 60,000 square feet of combined office and manufacturing space through June 30, 2011. As a result of the determination to cease Brekel's operations prior to the acquisition of Brekel, effective July 1, 2002, the Company entered into a lease forbearance agreement for 10,000 square feet of the same space for the remaining term of the lease. Pursuant to the lease agreement, the Company makes monthly base rent payments including common area maintenance charges of $9,633, with annual increases of approximately 3% per year beginning in July 2004. As part of the lease forbearance agreement, the Company executed a note payable to the landlord to reimburse them for lost rents on the 50,000 square feet relinquished to them through June 30, 2004; less rents and principal payments received from the Company; less 75% of any rents received from replacement tenants; plus any leasing commissions or tenant build out costs required for replacement tenants. The note also includes amounts previously owed by Brekel to the landlord for tenant improvements. The outstanding balance on the note of $1,286,806 as of March 31, 2004 represents $893,112 of deferred rent and $393,694 of tenant improvements. Payments on the note commence July 1, 2004 through June 1, 2010 with interest at 6%. Variables that could impact the amount due under the deferred rent portion of the note include changes in estimated rents to be received from replacement tenants, estimated leasing commissions and estimated tenant build out costs required for replacement tenants.

     Rental expense for the quarter ended March 31, 2004 and 2003 was $33,134 and $30,635, respectively. The minimum future rentals required under the lease and the maturities of the long-term note payable are as follows:

             Year      Rentals   Maturities
          ----------  --------  -----------
          2004        $115,600  $    90,421
          2005         117,334      186,055
          2006         120,854      197,531
          2007         124,480      209,714
          2008         128,214      222,649
          Thereafter   199,066      359,984
                      ---------------------
                      $805,548  $ 1,266,354
                      =====================

NOTE 9 - CAPITAL STOCK

     During the three months ended March 31, 2004, the Company issued 590,541 common shares for business advisory services and interest valued at $238,450 based on the Company's quoted market price on the date of the related agreements.

     During the three months ended March 31, 2004, the Company sold an aggregate of 1,993,757 shares of its common stock to six accredited investors at an average price of $0.45 per share for net proceeds of $761,092. In connection with such sales, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These investors represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend.

NOTE 10 - OPERATING SEGMENTS

     During the first quarter 2003, the Company operated as a single segment, the Information Management segment as defined below.

     Pursuant to FAS 131, the Company defines an operating segment as:

     - A business activity from which the Company may earn revenue and incur expenses;

     - Whose operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

     -    For which discrete financial information is available.

     The Company has two operating segments, which are defined as each business line that it operates. This however, excludes corporate headquarters, which does not generate revenue.

     The Company's operating segments are defined as follows:

     The Information Management segment provides interactive web-based technologies, as well as ASP, ISP and other customer web development and software development services.

     The Safety and Security segment provides fingerprint biometric access control systems technology and fingerprint identification technology.

     The table below presents certain financial information by business segment for the quarter ended March 31, 2004.

                    Information    Safety and                                   Consolidated
                    Management      Security     Segments Total    Corporate       Total
                   -------------  ------------  ----------------  -----------  --------------
Revenue from
external
customers          $     45,184   $    29,880   $        75,064   $        -   $      75,064
Interest expense         10,184             -            10,184      277,856         288,040
Depreciation and
amortization             92,360        60,552           152,912            -         152,912
Segment profit         (352,083)      (50,535)         (402,618)    (696,117)     (1,098,735)
Segment
assets(1)             1,518,816       824,731         2,343,547      659,520       3,003,067

     (1) Segment assets have been adjusted for intercompany accounts to reflect actual assets for each segment.

NOTE 11 - SUBSEQUENT EVENTS

     On April 27, 2004, the Company closed a convertible debt transaction with Laurus Master Fund, Ltd. ("Laurus") providing up to $3.0 million in financing. Under the arrangement, the Company delivered to Laurus a secured convertible term note, bearing interest at the Wall Street Journal Prime rate plus 2%, in the initial amount of $2.0 million, convertible into the Company's common stock (the "Note"), and a warrant to purchase up to 666,666 shares of the Company's common stock. The $2 million was funded on April 27, 2004.

     The Note has a term of three years. Interest shall be payable monthly in arrears commencing on June 1, 2004, and on the first day of each consecutive calendar month thereafter. Monthly amortization payments shall commence on August 2, 2004, at the rate of $60,606.

     The interest rate under the Note is subject to adjustment on a month by month basis if specified conditions are met (including that the common stock underlying the conversion of the Note and the warrant issued to Laurus are registered with the U.S. Securities and Exchange Commission and whether and to what extent the market price of the Company's common stock for the five (5) trading days preceding a particular determination date exceeds (or is less than) the fixed conversion price applicable to the Note).

     Laurus also has the option to convert all or a portion of the Note into shares of the Company's common stock at any time, subject to specified limitations, at a fixed conversion price of $0.66 per share. The Note is secured by a first lien on all the Company's and its subsidiaries' assets. In connection with the Note, Laurus was paid a fee of $105,000 and received a six-year warrant to purchase up to 666,666 shares of the Company's common stock at prices ranging from $0.83 per share to $1.16 per share. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. The Company also agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the shares issuable upon conversion of the Note and the exercise of the warrant issued to Laurus.

     Laurus has committed to fund to the Company an additional $1.0 million under the financing arrangement on substantially similar terms as the initial $2.0 million funding, which additional $1.0 million will become available to the Company following its completion and/or achievement of certain conditions to funding, including, without limitation, certain performance benchmarks.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We have authority under Section 317 of the California General Corporation Law to indemnify our directors and officers to the extent provided in such statute. Our bylaws provide that we shall indemnify our executive officers and directors. Under Section 317 of the California General Corporation Law, a corporation may indemnify a director or officer if: (a) such person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation; or (b) with respect to criminal proceedings, such person had no reasonable cause to believe that his or her conduct was unlawful.

     Our employment agreements with Messrs. VandenBrekel, Mroczkowski and McGinn, each contain indemnification obligations pursuant to which we have agreed to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Registration fees . . . . . . . .$   418.39
     Legal fees and expenses . . . . .$30,000.00
     Printing and engraving expenses .      -
     Accounting fees and expenses. . .$20,000.00
     Miscellaneous . . . . . . . . . .  2,000.00
                                      ----------
         Total . . . . . . . . . . . .$52,418.39
                                      ==========

     All of the above, except the SEC Registration Fee, are estimated and remain subject to further contingencies.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

     Common Stock.  We issued common stock in connection with the acquisition of
     ------------
Sequiam, Inc., as disclosed in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2002, which Current Report is hereby incorporated by reference. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. In this transaction, we issued stock to a total of three individuals and one corporation. This was a unique transaction for the sole purpose of effecting an acquisition of Sequiam, Inc., and no similar transactions were entered into that could be considered to be integrated with this offering. Prior to closing the transaction, we supplied information to each purchaser in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering, and we were introduced to the officers of Sequiam, Inc. through our previous business contacts and business contacts of Sequiam, Inc. The purchasers represented in writing that the shares were being acquired for investment purposes only and not for resale, and in addition, the stock certificates issued to the purchasers contained a restrictive legend in accordance with Rule 144. The stock issued to the purchasers has not been sold since closing. There were no underwriters, and no commissions were paid in connection with this offering. This offer was closed upon acquisition of Sequiam, Inc.

     Common Stock.  We issued 12,153,261 shares of common stock in connection
     ------------
with the acquisition of Brekel Group, Inc., the terms of which are more fully described in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2002, which Current Report is hereby incorporated by reference. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. In this transaction, we issued stock to a total of 93 purchasers. This was a unique transaction for the sole purpose of affecting an acquisition of Brekel Group, Inc., and no similar transactions were entered into that could be considered to be integrated with this offering. Based upon our knowledge of the financial condition of 93 purchasers, and the information supplied to us from 93 purchasers, we determined that 52 of the purchasers were accredited investors as defined by Rule 501 because these purchasers had a net worth of $1,000,000 or more or annual incomes of $200,000 or more; 3 were trusts, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase was directed by a sophisticated person; and 15 were entities whose equity owners were all accredited investors. Less than 36 purchasers were not accredited. Prior to closing the transaction, we supplied information to each purchaser in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Because Brekel Group, Inc. was an affiliate of our officers and directors, we had a prior business relationship with the directors of Brekel Group, Inc. who approved the acquisition and presented it to the Brekel Group stockholders. There were no underwriters, and no commissions were paid in connection with the reorganization. The stock certificates issued to the purchasers contained a restrictive legend in accordance with Rule 144. This offer was closed on December 31, 2002, after all stockholders of Brekel Group, Inc. had been given a fair opportunity to participate in the exchange and produce the necessary documents for closing.

     Common & Warrant.  On June 28, 2002, we sold 100,000 shares of common stock
     ----------------
to Mr. Walter H. Sullivan, III. We also issued a Warrant to Mr. Sullivan to purchase 20,000 shares at an exercise price of $1.25 per share. In connection with this sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. Based upon information provided to us by Mr. Sullivan, we determined that he was an accredited investor. Prior to closing the transaction, we supplied information to Mr. Sullivan in compliance with Rule 502(b). We had a prior business relationship with Mr. Sullivan. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon sale of the stock to Mr. Sullivan.

     Common Stock.  On January 6, 2003, we sold 7,000 shares of common stock to
     ------------
Lee Harrison Corbin, an accredited investor, and 3,000 shares of common stock to Yvette Latner, an accredited investor, at a purchase price of $1.00 per share, for total proceeds of $10,000. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This offer was made exclusively to Mr. Corbin and Ms. Latner. Based upon information provided to us by Mr. Corbin, we determined that Mr. Corbin was an attorney-in-fact for a trustee of a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, and Mr. Corbin was a sophisticated person, represented by legal counsel, who directed the purchase on behalf of the trust. Based upon information provided to us by Ms. Latner, we determined that she was an accredited investor because she has a net worth of $1,000,000 or more or an annual income of $200,000 or more. Prior to closing the transaction with each purchaser, we supplied information to such purchaser in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Corbin and Ms. Latner represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and this offer was closed upon the sale to Mr. Corbin and Ms. Latner.

     Common Stock & Warrant.  On February 6, 2003, we sold an aggregate of
     ----------------------
285,714 shares of our common stock to one accredited investor, Mr. Walter H. Sullivan, III, at a price of $0.70 per share, for proceeds of $200,000, less a commission of $20,000 paid to Cane Consulting, for net proceeds of $180,000. In connection with this transaction, we issued a warrant to purchase an additional 857,142 shares of common stock at a purchase price of $1.00 per share for a period of four years. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This offer was made exclusively to Mr. Sullivan. Based upon information provided to us by Mr. Sullivan, we determined that he was an accredited investor because he has a net worth of $1,000,000 or more and an annual income of $200,000 or more. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. Prior to closing the transaction, we supplied information to Mr. Sullivan in compliance with Rule 502(b). We had a prior business relationship with Mr. Sullivan. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon sale of the stock to Mr. Sullivan. The offer to Mr. Sullivan was substantially different from the offer made to Mr. Corbin and Ms. Latner because of the difference in price and because we offered as part of the sale a warrant for an additional 600,000 shares of common stock.

     Common Stock.  On February 28, 2003, we issued 318,471 shares of common
     ------------
stock to W.M.W. Communications, Inc., as consideration for the acquisition of its assets pursuant to the Asset Purchase Agreement more fully described in Item 1 of our Form 10-KSB filed with the Securities and Exchange Commission on March 28, 2003, which description is hereby incorporated into this registration statement. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule
506. This was a unique offer made exclusively to W.M.W. Communications, Inc. for the sole purpose of acquiring the assets of W.M.W. Communications, IncBased upon information provided to us by W.M.W. Communications, Inc., we determined that there were three equity owners of W.M.W. Communications, Inc., and none of those owners were accredited investors. Prior to closing the transaction, we supplied information to W.M.W. Communications, Inc. in compliance with Rule 502(b). We had a prior business relationship with W.M.W. Communications, Inc. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. W.M.W. Communications, Inc. represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon closing the acquisition of the assets from W.M.W. Communications, Inc. on February 28, 2003.

     Common Stock.  On February 28, 2003, we issued 50,000 shares of common
     ------------
stock to Mr. John Leder for services rendered pursuant to a Consulting Agreement dated November 25, 2002. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This was a unique offer made only to Mr. Leder for the sole purpose of obtaining the unique personal services of Mr. Leder. Because this was an isolated offer made to only one person, we did not determine if Mr. Leder was an accredited investor. Prior to executing the consulting services agreement, we supplied information to Mr. Leder in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering.
Mr. Leder represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the agreement with Mr. Leder.

     Common Stock.  On March 18, 2003, we issued 160,000 shares of common stock
     ------------
to an accredited investor, UTEK Corporation, a Delaware corporation, in exchange for services to be rendered to us pursuant to a Strategic Alliance Agreement, dated March 18, 2003. Pursuant to the terms of the Strategic Alliance Agreement, the 160,000 shares of common stock become fully-paid and nonassessable ("vest") at a rate of 1/12 each month during the term of the Strategic Alliance Agreement. In the event UTEK Corporation defaults under the Strategic Alliance Agreement or the Strategic Alliance Agreement is otherwise terminated, the remaining unvested portion of the common stock is cancelled. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This was a unique offer made only to UTEK Corporation for the sole purpose of obtaining the unique services of UTEK Corporation. Based upon information provided to us by UTEK Corporation, and its most-resent annual report filed with the Securities Exchange Commission, we determined that it was an accredited investor because it had a net worth of $5,000,000 or more. Prior to executing the Strategic Alliance Agreement, we supplied information to UTEK Corporation in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. UTEK Corporation represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon signing the agreement with UTEK Corporation.

     Common Stock.  On April 11, 2003, we issued 90,000 shares of common stock
     ------------
to CEOcast, Inc., pursuant to a consulting agreement between us and CEOcast, Inc., dated March 6, 2003. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This was a unique offer made only to CEOcast, Inc. for the sole purpose of obtaining the unique services of CEOcast, Inc. We are not certain if CEOcast, Inc. is an accredited investor. Prior to executing the consulting services agreement, we supplied information to CEOcast, Inc. in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. CEOcast, Inc. represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the agreement with CEOcast, Inc.

     Common Stock.  On April 22, 2003, we sold an additional 200,000 shares of
     ------------
common stock to Mr. Walter H. Sullivan, III, at a purchase price of $0.50 per share, for proceeds of $100,000, less a commission of $10,000 paid to Cane Consulting, for net proceeds of $90,000. In connection with this transaction, we issued a warrant to purchase an additional 1,000,000 shares of common stock at a purchase price of $0.75 per share for a period of four years. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We made this offer upon request from Mr. Sullivan. Prior to completing the sale, we supplied information to Mr. Sullivan in compliance with Rule 502(b). Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon closing the sale to Mr. Sullivan.

     Convertible Debenture and Warrant.  On March 5, 2003, we issued to La Jolla
     ---------------------------------
Cove Investors, Inc. an 8% Convertible Debenture in the principal amount of $300,000, and a Warrant to Purchase Common Stock for the purchase of 2 million shares of common stock. We received only $150,000 of the total principal amount of $300,000 to be disbursed to us by the selling security holder. The selling security holder was obligated to disburse the remaining principal amount of $150,000 upon effectiveness of a registration statement. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Based upon information provided to us by the selling security holder, we determined that it was an accredited investor because it had net assets in excess of $5,000,000. Prior to completing the sale, we supplied information to the selling security holder in compliance with Rule 502(b). The selling security holder represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon closing the transaction with the selling security holder.

     Common Stock.  On or about April 28, 2003, we issued 250,000 shares of our
     ------------
common stock to Mr. Charles Vollmer as consideration under his employment contract. This was a unique offer made exclusively to Mr. Vollmer in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Vollmer in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Vollmer. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Vollmer on or about April 28, 2003.

     Common Stock.  On May 9, 2003, we closed the acquisition of the assets of
     ------------
Smart Biometrics, Inc. As consideration for the assets, we issued 1,500,000 shares of common stock to Smart Biometrics, Inc. This was a unique offer made exclusively to Smart Biometrics for the sole purpose of acquiring the assets of Smart Biometrics. Based upon information provided to us by Smart Biometrics, not all of its equity owners were accredited investors. There were 12 total equity owners, and we determined that two of the 12 equity owners were accredited investors because one individual had a net worth in excess of $1,000,000 and one corporation had net worth of over $5,000,000. Prior to closing the transaction, we supplied information to Smart Biometrics in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with the principals of Smart Biometrics. Smart Biometrics represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon closing the acquisition of the assets from Smart Biometrics on May 12, 2003.

     Warrants.  In consideration for a $400,000 loan made by Lee Harrison Corbin
     --------
on May 13, 2003, we issued two warrants to Mr. Corbin. The terms of the warrants are as follows: the first is to purchase 625,000 shares of our common stock at a purchase price of $0.01 per share, at any time during the "Exercise Period" (defined below); and the second is to purchase 350,000 shares of our common stock at a purchase price of $1.00 per share, at any time during the Exercise Period. The "Exercise Period" began on May 13, 2003 and expires on May 12, 2008. Although Mr. Corbin was granted registration rights with respect to the shares underlying the warrant, these rights have expired. We made this offer upon request from Mr. Corbin. Prior to completing the sale, we supplied information to Mr. Corbin in compliance with Rule 502(b). Mr. Corbin represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon closing the loan with Mr. Corbin.

     Common Stock.  On May 23, 2003, we agreed to issue 750,000 shares of our
     ------------
common stock to Quasar Group, Inc. as consideration under a consulting agreement. This was a unique offer made exclusively to Quasar Group, Inc. in exchange for its personal services. Based upon information provided to us by Quasar Group, Inc., we determined that it was an accredited investor because it had net assets in excess of $5,000,000. We supplied information to Quasar Group in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Quasar Group, Inc. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Quasar Group, Inc. on or about May 23, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 165,000 shares of common
     ------------
stock to Telepartners, Inc., a Florida corporation, as consideration for the acquisition of its assets pursuant to an Asset Purchase Agreement. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This was a unique offer made exclusively to Telepartners, Inc. for the sole purpose of acquiring the assets of Telepartners, Inc. Based upon information provided to us by Telepartners, Inc., we determined that there were 21 equity owners of Telepartners, Inc., and 21 of those owners were accredited investors because each of them has a net worth of $1,000,000 or more or an annual income of $200,000 or more. Prior to closing the transaction, we supplied information to Telepartners, Inc. in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Telepartners, Inc. Telepartners, Inc. represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon closing the acquisition of the assets from Telepartners, Inc. on June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 250,000 shares of our
     ------------
common stock to Mr. James Stanley as consideration under his oral employment agreement. This was a unique offer made exclusively to Mr. Stanley in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Stanley in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Stanley. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Stanley on or about June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 43,500 shares of our
     ------------
common stock to Mr. James Ring as consideration under his employment contract. This was a unique offer made exclusively to Mr. Ring in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Ring in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Ring. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Ring on or about June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 10,000 shares of our
     ------------
common stock to Mr. Charles Dunn as consideration under his employment contract. This was a unique offer made exclusively to Mr. Dunn in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Dunn in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Dunn. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering.
The offer was closed upon signing the employment agreement with Mr. Dunn on or about June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 28,750 shares of our
     ------------
common stock to Mr. Bill Metzger as consideration under a consulting agreement. This was a unique offer made exclusively to Mr. Metzger in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Metzger in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Metzger. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Metzger on or about June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 12,750 shares of our
     ------------
common stock to Mr. Michael Angotti as consideration under a consulting agreement. This was a unique offer made exclusively to Mr. Angotti in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Angotti in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Angotti. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Angotti on or about June 1, 2003.

     Common Stock.  On June 1, 2003, we agreed to issue 250,000 shares of our
     ------------
common stock to Mr. Kevin Welch as consideration under a consulting agreement. This was a unique offer made exclusively to Mr. Welch in exchange for his personal services. Because this offer was made exclusively to him, we did not determine if he was an accredited investor. We supplied information to Mr. Welch in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. We had a prior business relationship with Mr. Welch. The certificates representing the shares bear a restrictive legend in accordance with Rule 144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon signing the employment agreement with Mr. Welch on or about June 1, 2003.

     Common Stock & Warrant.  On June 19, 2003, we sold 200,000 shares of common
     ----------------------
stock to Mr. Walter H. Sullivan, III. We also issued a warrant to Mr. Sullivan to purchase 1,000,000 shares at an exercise price of $0.75 per share. In connection with this sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. Based upon information provided to us by Mr. Sullivan, we determined that he was an accredited investor. Prior to closing the transaction, we supplied information to Mr. Sullivan in compliance with Rule 502(b). We had a prior business relationship with Mr. Sullivan. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon sale of the stock to Mr. Sullivan.

     Common Stock.  We entered into a Securities Purchase Agreement with La
     ------------
Jolla Cove Investors, Inc., dated March 5, 2003, pursuant to which we issued to the Investor an 8% Convertible Debenture in the principal amount of $300,000, and a Warrant to Purchase Common Stock for the purchase of 2,000,000 million shares of common stock. The terms of the debenture and warrant are more fully described in our Form 10-QSB filed with the SEC on May 15, 2003, on pages 20 and 21 and as amended in our Form 8-K filed with the SEC on February 6, 2004, each if which is hereby incorporated herein.

     Effective as of January 29, 2004, we entered into an Agreement of Accord and Satisfaction with La Jolla Cove Investors, Inc. pursuant to which La Jolla Cove Investors, Inc. agreed to accept $200,000 plus 100,000 shares of restricted common stock in accord and satisfaction of the debenture and warrant and other documents related to the initial financing. As a result, all of our obligations under the initial financing, including the obligation to file a new registration statement, have been terminated.

     Pursuant to the accord and satisfaction, we issued 100,000 shares of restricted common stock to LJCI, which had a fair market value of $51,000, based on a closing trading price of $0.51 per share on January 29, 2004. In addition, we delivered to La Jolla Cove Investors, Inc. a promissory note in the principal amount of $200,000 with interest in the amount of 8% per year, plus principal, due in six installments of $34,017 per month beginning February 1, 2004. We have paid the first installment of approximately $34,017. Under the terms of the new note, we will pay a total of at least $204,103 by July 1, 2004.

     Under the new agreement, La Jolla Cove Investors, Inc. has "piggy-back" registration rights, meaning we are obligated to include the resale of the 100,000 shares of restricted common stock by La Jolla Cove Investors, Inc. in any registered offering of securities for our benefit we may make during any time that La Jolla Cove Investors, Inc. still holds such 100,000 shares. Unless we make a registered offering for our benefit, we have no obligation to register the resale of the 100,000 shares of restricted common stock.

     In addition, as a condition to the satisfaction and accord, the Put and Call Agreement between La Jolla Cove Investors, Inc., Mr. VandenBrekel, and Mr. Mroczkowski, has been terminated. Pursuant to the put and call agreement, La Jolla Cove Investors, Inc. had the right to cause Messrs. VandenBrekel and Mroczkowski to purchase the debenture at a price of $270,000.

     Messrs. VandenBrekel and Mroczkowski have personally guaranteed the obligations under the new promissory note. In the event that we default on the payments due to La Jolla Cove Investors, Inc. under the new promissory note, then the put and call agreement between La Jolla Cove Investors, Inc. and Messrs. VandenBrekel and Mroczkowski will be reinstated. We relied upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933. No underwriters participated in that offer and no commissions were paid.

     Common Stock.  During the fourth quarter of 2003, we sold an aggregate of
     ------------
494,118 common shares to two individual accredited investors at a prices ranging from $0.17 to $0.67 per share for net proceeds of $150,000. We also issued a Warrant to one of these accredited investors to purchase 1,000,000 shares of our common stock at $0.50 per share. In connection with such sales, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These investors represented in writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend in accordance with Rule 144. Prior to closing the transaction, we supplied information to each investor in compliance with Rule 502(b). We had a prior business relationship with each investor. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Each investor represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule
144. There were no underwriters, and the offer was closed upon sale of the stock to each investor.

     Common Stock.  During the fourth quarter of 2003, we agreed to issue
     ------------
465,000 shares for investment banking, investor and public relations, valued at $131,550 to two firms; Broad Street Ventures and Carroll & Koster. We also issued 75,000 shares valued at $30,000 in connection with a loan agreement from Eagle Funding, LLC. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This offer was made exclusively to these firms. Based upon information provided to us by these firms, we determined that they were accredited investors because they each have a net worth of $1,000,000 or more and an annual income of $200,000 or more. Each company represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the shares bear a restrictive legend in accordance with Rule 144. Prior to closing the transaction, we supplied information to each company in compliance with Rule 502(b). We had a prior business relationship with each firm. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. There were no underwriters, and the offer was closed upon sale of the stock to each firm on or before December 31, 2003.

     Common Stock & Warrant.  On September 15, 2003, we sold 400,000 shares of
     ----------------------
common stock to Mr. Walter H. Sullivan, III. We also issued a warrant to Mr. Sullivan to purchase 2,000,000 shares at an exercise price of $0.75 per share. In connection with this sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. Based upon information provided to us by Mr. Sullivan, we determined that he was an accredited investor. Prior to closing the transaction, we supplied information to Mr. Sullivan in compliance with Rule 502(b). We had a prior business relationship with Mr. Sullivan. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer was closed upon sale of the stock to Mr. Sullivan.

     Common Stock.  On December 17, 2003, we sold 882,353 shares to one
     ------------
accredited investor, Mr. Walter H. Sullivan, III at a price of $0.17 per share for proceeds of $150,000, less a commission of $15,000 for net proceeds of $135,000. In connection with that sale we granted warrants to this accredited investor to purchase: 2,647,059 shares of its common stock at $0.17 exercisable through December 14, 2007. In connection with such sales we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. This offer was made exclusively to Mr. Sullivan. Based upon information provided to us by Mr. Sullivan, we determined that he was an accredited investor because he has a net worth of $1,000,000 or more or an annual income of $200,000 or more. Prior to closing the transaction, we supplied information to Mr. Sullivan in compliance with Rule 502(b). We had a prior business relationship with Mr. Sullivan. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Mr. Sullivan represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule
144. There were no underwriters, and the offer was closed upon sale of the stock to Mr. Sullivan.

     Common Stock.  On or about December 5, 2003, we entered into an agreement
     ------------
to issue 140,000 shares of common stock to a consultant, the Eversull Group, Inc., on January 1, 2004 as an annual retainer, together with a $2,000 monthly cash retainer. We relied upon an exemption from registration provided by
Section 4(2) of the Securities Act. We had a prior business relationship with this company. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. There were no underwriters, and the offer was closed upon execution of the agreement on December 5, 2003. The certificates representing the securities will bear a restrictive legend in accordance with Rule 144.

     Common Stock.  During the first quarter 2004 we sold and aggregate of
     ------------
1,993,757 common shares to six individual accredited investors at a prices ranging from $0.225 to $0.65 per share for net proceeds of $761,092. In connection with such sales, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These investors represented n writing that the shares were being acquired for investment and, in addition, the certificates representing the shares bear a restrictive securities legend. Prior to closing the transaction, we supplied information to each investor in compliance with Rule 502(b). We had a prior business relationship with each investor. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. There were no underwriters, and the offer was closed upon sale of the stock to each investor.

     Common Stock.  During the first quarter of 2004, the we issued 590,541
     ------------
common shares for business advisory services and interest valued at $238,450 based on our quoted market price on the date of the related agreements. Prior to the closing of the transaction, we supplied information in compliance with Rule 502(b).

     Convertible Note & Warrant.  On April 27, 2004, pursuant to a Securities
     --------------------------
Purchase Agreement dated as of the same date, we completed the sale of a secured convertible term note. The note has a term of three years and accrues interest at an annual rate equal to the "prime rate" published in the Wall Street Journal plus 2%. The note is convertible into shares of our common stock at a conversion price of $0.66 per share.

     In connection with the sale of the note, we issued the purchaser a common stock purchase warrant to purchase up to 666,666 shares of our common stock at priced ranging from $0.83 per share to $1.16 per share. Also in connection with the sale of the note, we agreed to register for resale the shares of common stock into which the note is convertible and the warrant is exercisable.

     The foregoing note, warrant and the shares of common stock into which they may be converted or exercised were not registered under the Securities Act of 1933 and, as a result, are "restricted securities" (or in the case of the common stock, will be "restricted securities" upon issuance) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates and agreements representing the note, warrant and these shares, contain a legend stating the same. These securities were issued by us in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under that Act.


ITEM 27.  EXHIBITS.

Exhibit
No.      Description of Exhibit
-------  ----------------------
2.1      Agreement and Plan of Merger.(1)
2.2      Stock Exchange Agreement and Plan of Reorganization.(2)
2.3      Asset Purchase Agreement.(3)
2.4      Agreement and plan of acquisition between Fingerprint Detection Technologies, Inc., a Florida corporation, UTEK Corporation, a Delaware corporation, and Sequiam Corporation, Inc., a California corporation.(4)
2.5      Asset Purchase Agreement with Smart Biometrics, Inc.(5)
2.6      Asset Purchase Agreement with Telepartners, Inc.(6)
2.7      Stock Exchange Agreement and Plan  of Reorganization among Sequiam Corporation and the
         Shareholders of Brekel Group, Inc., dated June 17,2002(7)
3.1      Articles of Incorporation (Charter Document).(8)
3.2      Certificate of Amendment to Articles of Incorporation of Wedge Net Experts, Inc., dated April 29, 2002.(9)
3.3      Bylaws.(8)


                                      II-8

3.4      Amendment to our Bylaws, dated July 18, 2002.(10)
4.1      8% Convertible Debenture.(11)
4.2      Warrant to Purchase Common Stock.(11)
4.3      Side Letter Agreement between Sequiam Corporation and La Jolla Cove Investors, Inc. regarding Warrant to Purchase Common Stock, dated March 5, 2003.(11)
4.4      Registration Rights Agreement(11)
4.5      Letter Agreement between Sequiam Corporation and La Jolla Cove Investors, Inc., dated April 16, 2003.(12)
4.6      Secured Convertible Term Note, dated April 27, 2004, made by Sequiam Corporation in favor of Laurus
         Master Fund, Ltd.(13)
4.7      Registration Rights Agreement, dated April 27, 2004, by and between Sequiam Corporation and Laurus
         Master Fund, Ltd.(13)
4.8      Common Stock Purchase Warrant, dated April 27, 2004, issued by Sequiam Corporation, in favor of
         Laurus Master Fund, Ltd.(13)
5.1      Opinion of Greenberg Traurig, P.A., as to the legality of the shares of common stock*
10.1     Demand Promissory Note made by Sequiam, Inc. (a/k/a Sequiam Software, Inc.) payable to Nicholas H.
         VandenBrekel, dated June 30, 2002, in the principal amount of $301,000.(15)
10.2     Demand Promissory Note made by Sequiam Software, Inc. payable to Brekel Group, Inc. (a/k/a Sequiam
         Communications, Inc.), dated June 30, 2002, in the principal amount of $396,158.(15)
10.3     Employment Agreement with Nicholas Van den Brekel.(9)
10.4     Employment Agreement with Mark Mroczkowski.(9)
10.5     Amended and Restated Employment Agreement with Nicolas Van den Brekel.(14)
10.6     Amended and Restated Employment Agreement with Mark Mroczkowski.(14)
10.7     Employment Agreement with Alan McGinn.(14)
10.8     Put and Call Agreement, dated April 16, 2003.(16)
10.9     Agreement with World Olympians Association(17)
10.10    Agreement of Accord and Satisfaction, dated January 29, 2004(18)
10.11    Promissory Note, dated January 29, 2004, made by Sequiam Corporation in favor of La Jolla Cove
         Investors, Inc.(18)
10.12    Continuing Personal Guaranty, dated January 29, 2004(18)
10.13    Asset Purchase Agreement dated June 1, 2003, between Sequiam Software, Inc. and Great Barrier Reef,
         Inc.(19)
10.14    Subscriber Acquisition Agreement dated December 11, 2003, between Sequiam Software, Inc. and
         Internet Junction Corporation.(19)
10.15    Letter Agreement dated December 5, 2003, between Sequiam Corporation and The Eversull Group, Inc.(19)
10.16    Letter Agreement dated December 3, 2003, between Sequiam Corporation and The Research Works, Inc.(19)
10.17    License Agreement for Use of Co-location Space, dated November 2003, between Sequiam Software, Inc.
         and FDS Telecommunications, L.P.(19)
10.18    Exclusive Patent License Agreement, between Fingerprint Detection Technologies, Inc. and Westinghouse
         Savannah River Company LLC.(19)
10.19    Memorandum of Agreement, dated August 27, 2003, between Sequiam Biometrics, Inc. and T&N
         Enterprises*
10.20    2003 Employee Stock Incentive Plan(20)
10.21    2003 Non-Employee Directors and Consultants Stock Plan(20)
10.22    Securities Purchase Agreement, dated April 27, 2004, between Sequiam Corporation and Laurus Master
         Fund, Ltd.(18)
10.23    Secured Convertible Term Note, dated April 27, 2004, made by Sequiam Corporation in favor of Laurus
         Master Fund, Ltd.(13)
10.24    Master Security Agreement, dated April 27, 2004, by and among Sequiam Corporation, Sequiam
         Software, Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Sequiam Sports, Inc, Fingerprint
         Detection Technologies, Inc., and Laurus Master Fund, Ltd.(13)
10.25    Registration Rights Agreement, dated April 27, 2004, by and between Sequiam Corporation and Laurus
         Master Fund, Ltd.(13)
10.26    Common Stock Purchase Warrant, dated April 27, 2004, issued by Sequiam Corporation, in favor of
         Laurus Master Fund, Ltd.(13)
10.27    Subsidiary Guaranty, dated April 27, 2004, by and among Sequiam Software, Inc., Sequiam Biometrics,
         Inc., Sequiam Education, Inc., Sequiam Sports, Inc., and Fingerprint Detection Technologies, Inc.(13)


                                      II-9

10.28    Grant of Security Interest in Patents and Trademarks, dated April 27, 2004, by and between Sequiam
         Corporation and the Purchaser(13)
10.29    Grant of Security Interest in Patents and Trademarks, dated April 27, 2004, by and between Sequiam
         Software, Inc. and Laurus Master Fund, Ltd.(13)
10.30    Grant of Security Interest in Patents and Trademarks, dated April 27, 2004, by and between Sequiam
         Sports, Inc. and Laurus Master Fund, Ltd.(13)
10.31    Grant of Security Interest in Patents and Trademarks, dated April 27, 2004, by and between Sequiam
         Biometrics, Inc. and Laurus Master Fund, Ltd.(13)
10.32    Stock Pledge Agreement, dated April 27, 2004 by and among Sequiam Corporation, Sequiam Software,
         Inc., Sequiam Biometrics, Inc., Sequiam Education, Inc., Sequiam Sports, Inc, Fingerprint Detection
         Technologies, Inc., and Laurus Master Fund, Ltd.(13)
10.33    Incremental Funding Side Letter, dated April 27, 2004, by and between Sequiam Corporation and Laurus
         Master Fund, Ltd.(13)
10.34    Subordination Agreement, dated April 27, 2004, by and among Mark Mroczkowsi, Nick VandenBrekel and Laurus Master Fund, Ltd.(13)
10.35    Funds Escrow Agreement, dated April 27, 2004, by and by and among Sequiam Corporation, Laurus
         Master Fund, Ltd. and Dechert LLP.(13)
10.36    License Agreement between Sequiam Biometrics, Inc. and Security Marketing Group, LLC(21)
10.37    Lease Agreement by and between Sequiam Sports, Inc. and EastGroup Properties, L.P.*
10.38    Promissory Note, dated as of July 1, 2004, made by Sequiam Corporation in favor of EastGroup
         Properties, L.P.*
10.39    Developer's License Agreement, dated as of July 15, 2004, by and between
         Sequiam Corporation and Blackboard, Inc.*
16.1     Letter regarding change in certifying accountant.(14)
21.1     Subsidiaries*
23.1     Consent of Tedder, James, Worden & Associates, P.A.*
23.2     Consent of Gallogly, Fernandez & Riley, LLP *
23.3     Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1     Power of Attorney (set forth on signature page of the Registration Statement)*

___________________________________
*  Filed herewith

1 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2002.

2 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2002.

3 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 23, 2003.

4 Incorporated by reference from our Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on November 19, 2003.

5 Incorporated by reference to our Form 8-K filed with the Securities and Exchange Commission on May 23, 2003.

6 Incorporated by reference from our Quarterly Report on Form 10-QSB/A, filed with the Securities and Exchange Commission on October 3, 2003.

7 Incorporated by reference from our Form 8-K filed with the Securities and Exchange Commission on August 6, 2002.

8 Incorporated by reference from our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 13, 2000.

9 Incorporated by reference from our Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on May 20, 2002.

10 Incorporated by reference from our Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 14, 2002.

11 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 13, 2003.

12 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2003.

13 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2004.

14 Incorporated by reference from our Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 28, 2003.

15 Incorporated by reference from our Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on February 20, 2003.

16 Incorporated by reference from our Amended Annual Report on Form 10-KSB/A, filed with the Securities and Exchange Commission on April 18, 2003.

17 Incorporated by reference from our Amended Annual Report on Form 10-KSB/A, filed with the Securities and Exchange Commission on June 13, 2003.

18 Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 6, 2004.

19 Incorporated by reference from our Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 14, 2004.

20 Incorporated by reference from our Form S-8 filed with the SEC on September 30, 2003.

21 Incorporated by reference from our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 17, 2004.

(b)  REPORTS ON FORM 8-K

     During the three months ended March 31, 2004, we filed the following Current Report on Form 8-K:

     - Form 8-K dated May 6, 2004, which described our private placement of a secured convertible term note and common stock purchase warrant to Laurus Master Fund, Ltd.

     - Form 8-K dated February 6, 2004, which described our arrangements with La Jolla Cove Investors, Inc.

     - Form 8-K dated January 21, 2004, which discloses the termination of our past auditor.

     - Form 8-K dated May 27, 2004, which announces our listing on the Frankfurt Stock Exchange.

ITEM 28.  UNDERTAKINGS.

     (a)  The undersigned small business issuer hereby undertakes:

          (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of Orlando, State of Florida, on July 28, 2004.

                                        SEQUIAM CORPORATION

                                        By: /s/  Nicholas H. VandenBrekel
                                            ------------------------------------
                                            Nicholas H. VandenBrekel
                                            President, Chief Executive Officer
                                            and Chairman


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Sequiam Corporation., hereby severally constitute and appoint Nicholas H. VandenBrekel and Mark L. Mroczkowski and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/  Nicholas H. VandenBrekel  Director, Chairman, Chief Executive Officer and  July 28, 2004
-----------------------------  President                                             --
Nicholas H. VandenBrekel

/s/  Mark L. Mroczkowski       Director, Senior Vice President and Chief        July 28, 2004
-----------------------------  Financial Officer                                     --
Mark L. Mroczkowski

/s/  James C. Stanley          Director                                         July 28, 2004
-----------------------------                                                        --
James C. Stanley